As filed with the Securities and Exchange Commission on March 3, 2011

Securities Act File No. 333-170847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

S.E. ASIA EMERGING MARKET CO., LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mr. Pranata Hajadi
S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833
Tel: 65-6733-1611
Fax: 65-6732-1611

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr. Pranata Hajadi
S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833
Tel: 65-6733-1611
Fax: 65-6732-1611

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, New York 10017 Tel: (212) 370-1300 Fax: (212) 370-7889	José Santos, Esq. Forbes Hare Palm Grove House PO Box 4649 Road Town Tortola VG1110 British Virgin Islands Tel: +1 (284) 494 1890 Fax: +1 (284) 494 1316	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 Tel: (973) 597-2500 Fax: (973) 597-2477

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one Subunit and one Class A Warrant(2)	1,265,000 Units	$6.00	$7,590,000	$541.17
Subunits included within the Units, each consisting of one Ordinary Share, no par value, and one Class B Warrant	1,265,000 Subunits	—	—	—	(3)
Class A Warrants included as part of the Units(2)	1,265,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Class A Warrants included in the Units(4)	1,265,000 Shares	$6.00	$7,590,000	$541.17
Ordinary Shares included as part of the Subunits(2)	1,265,000 Shares	—	—	—	(3)
Class B Warrants included as part of the Subunits	1,265,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Class B Warrants included in the Subunits(4)	1,265,000 Shares	$6.00	$7,590,000	$541.17
Underwriters’ Unit Purchase Option	1 Option	$100	$100	—	(3)
Units underlying the Underwriters’ Unit Purchase Option (“Underwriters’ Units”)(4)	110,000 Units	$7.00	$770,000	$54.90
Subunits included within the Units underlying Underwriters’ Units	110,000 Subunits	—	—	—	(3)
Class A Warrants included as part of the Underwriters’ Units(4)	110,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Class A Warrants included in the Underwriters’ Units(4)	110,000 Shares	$6.60	$726,000	$51.76
Ordinary Shares included as part of Subunits underlying the Underwriters’ Units(4)	110,000 Shares	—	—	—	(3)
Class B warrants included as part of Subunits underlying the Underwriters’ Units(4)	110,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Class B Warrants included in the Underwriters’ Units(4)	110,000 Shares	$6.60	$726,000	$51.76
Total			$24,992,100	$1,781.93

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes: (i) 165,000 subunits, (ii) 165,000 ordinary shares and 165,000 Class B warrants underlying such subunits and (iii) 165,000 Class A warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of share splits, share dividends or similar transactions.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated March 3, 2011

$6,600,000

S.E. ASIA EMERGING MARKET CO., LTD

1,100,000 units

S.E. Asia Emerging Market Co., Ltd is a newly-organized British Virgin Islands business company with limited liability formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business or assets. We will focus on identifying a prospective target business having its operations in Southeast Asia without limit to a particular industry, but will not be limited to pursuing acquisition opportunities within that geographic region. We initially intend to focus our efforts on businesses in Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines. We do not have any specific business combination under consideration or contemplated and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction. Our amended and restated memorandum and articles of association provide that we will have until , 2013 [24 months from the date of this prospectus] to complete a business combination. We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account upon the consummation of our initial business combination, subject to the limitations described in this prospectus.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $6.00 per unit. Each unit consists of: (i) one subunit and (ii) one Class A warrant. Each subunit consists of one ordinary share and one Class B warrant. Each Class A warrant entitles the holder to purchase one ordinary share at a price of $6.00. Each Class A warrant will become exercisable on the later of our completion of a business combination or [        ], 2012 [one year from the date of this prospectus], provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the Class A warrants and a current prospectus relating to them is available, and will expire on [    ], 2016 [five years from the date of this prospectus], or earlier upon redemption or liquidation. The Class B warrants are identical to the Class A warrants except: (i) the Class B warrants will not trade separately, and will trade as a subunit with the ordinary shares until after the consummation of our business combination, and (ii) each Class B warrant entitles the holder to purchase one ordinary share at a price of $6.00. If we consummate a business combination, the subunits will automatically separate and each Class B warrant will become exercisable on the 10th business day following the business combination. We may redeem the Class A and Class B warrants following our business combination on the terms set forth in this prospectus.

There is presently no public market for our units, subunits, ordinary shares or warrants. It is anticipated that our units, subunits and Class A warrants will be quoted on the OTC Bulletin Board under the symbols [.U], [.] and [].WS, respectively, on or promptly after the date of this prospectus. The subunits and Class A warrants comprising the units will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriter’s over-allotment option, (ii) its exercise in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence. The ordinary shares and Class B warrants comprising the subunits will begin separate trading on the 10th business day following a business combination under the symbols [] and []WS, respectively.

Our existing shareholders and Maxim Group LLC, the representative of the underwriters of his offering, have agreed to purchase warrants exercisable for 1,585,714 ordinary shares, which we refer to as private placement warrants, at a price of $0.35 per warrant ($555,000 in the aggregate) in a private placement that will occur on or before the date of this prospectus. The private placement warrants will be identical to the Class A warrants sold in this offering but so long as they are held by the initial holders or their permitted assigns: (i) will be non-redeemable and (ii) may be exercised on a “cashless” basis.

We have granted the underwriters a 45-day option to purchase up to 165,000 additional units (over and above the 1,100,000 units referred to above) solely to cover over-allotments, if any.

We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 110,000 units, at a per unit exercise price of $7.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.60 per Class A warrant and Class B warrant (110% of the exercise price of the redeemable warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 of this prospectus. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No securities are being offered to the public in the British Virgin Islands.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us(1)
Per unit	$6.00	$0.18	$5.82
Total	$6,600,000	$198,000	$6,402,000

(1)	Does not include an investment banking fee in the amount of $300,000 payable to Maxim Group LLC, the representative of the underwriters payable on consummation of the business combination. See “Underwriting.”

Of the net proceeds we receive from this offering, $6,600,000 ($6.00 per unit) or $7,560,300 ($5.98 per unit, in the event the over-allotment option is exercised in full) will be deposited into the trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Other than interest accrued in the trust account which will be released to pay taxes and to fund our working capital requirements, no funds may be released until the earlier of (i) the consummation of a business combination or (ii) our voluntary liquidation. If we do not complete a business combination within the time period specified in this prospectus, we will enter into voluntary liquidation pursuant to our amended and restated memorandum and articles of association and the funds in the trust account will be distributed to our public shareholders as part of the liquidation process, in each case as set forth in this prospectus.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC expects to deliver our securities to investors in the offering on or about         , 2011.

Maxim Group LLC

The date of this prospectus is         , 2011

S.E. ASIA EMERGING MARKET CO., LTD

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “our company” refer to S.E. Asia Emerging Market Co., Ltd;
•	references to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of our net assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw from the trust account as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) at the time of the execution of the definitive agreement relating to such business combination through a share exchange, asset or stock acquisition, exchangeable share transaction, share reconstruction and amalgamation, joint venture, contractual control arrangement or other similar business combination, pursuant to which we will require that a majority of the ordinary shares voted by the shareholders are voted in favor of the acquisition;
•	references to the “Companies Act” or the “Act” mean the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands;
•	references to our “existing shareholders” refers to Eugene Cho Park, Pranata Hajadi, Ivan Hajadi, Eugene Hin Sun Wong, Andrew Sing Tak So, Boon How Lee, William B. Heyn and James Preissler (our shareholders before this offering)
•	references to our “initial shares” refers to 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full). The initial shares will be subject to transfer restriction.
•	references to “Maxim” are to Maxim Group LLC, the representative of the underwriters of this offering.
•	references to “private placement” are to the sale of 1,585,714 warrants to our existing shareholders and Maxim Group LLC at a price of $0.35 per warrant, for an aggregate purchase price of $555,000, in a private placement pursuant to the exemption from registration contained in Section 4(2) under the Securities Act of 1933, as amended (which we refer to herein as the “Securities Act”), or pursuant to Regulation S under the Securities Act, that will occur immediately prior to the consummation of this offering;
•	references to “private placement warrants” are to the warrants to purchase an aggregate of 1,585,714 of our ordinary shares being purchased by our existing shareholders and Maxim Group LLC;
•	references to “public shareholders” are to the holders of ordinary shares contained in the subunits sold as part of the units in this offering or acquired in the aftermarket, including our existing shareholders to the extent they acquire such subunits (and solely with respect to such subunits);
•	references to “public shares” are to ordinary shares contained in the subunits sold as part of the units in this offering or acquired in the aftermarket held by a public shareholder;
•	references to “subunits” are to the subunits which form a part of the units being sold in this offering, with each subunit consisting of: (i) one ordinary share and (ii) one Class B warrant; and
•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination.

Unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized British Virgin Islands business company with limited liability (meaning the liability of shareholders is limited to the price paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business or assets. We will focus on identifying a prospective target business having its primary operations in Southeast Asia without limit to a particular industry, but will not be limited to pursuing acquisition opportunities within that geographic region. We initially intend to focus our efforts on businesses in Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines. Since our officers, directors and affiliates are located throughout the Southeast Asian region and see numerous varied opportunities in the course of their daily business activities, some of which may be an attractive acquisition candidate, there is no priority with respect to the countries we will focus on initially and we will use the same search process for each of these countries. While we have not established the factors we would consider in deciding to invest in a target business, we will seek to identify a target that is likely to provide attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of Southeast Asia although we may focus on other geographic regions if we believe that those regions are better able to provide these attractive financial returns or if an opportunity outside of the Southeast Asian region was brought to our attention at anytime we are in search of a target business. We have not determined a time frame, monetary amount or any other factor that would trigger our search of a target business outside of the Southeast Asian region. For a discussion of other factors we will consider in evaluating a prospective target see “Proposed Business — Effecting a Business Combination — Selection of a target acquisition and structuring of a business combination.”

We do not have any specific business combination under consideration or contemplated and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our existing shareholders and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

Our business focus was developed because we believe that there are opportunities for acquiring operating businesses located in the Southeast Asian region due to the long term favorable economic growth as demonstrated over the last decade and continuing change in the political and social conditions in many of the countries that encourage economic development and inter-region and international trade. We believe the major economies within Southeast Asia represent favorable environments for both business acquisitions and operations for several reasons, including:

•	GDP growth opportunities for the region continue to be strong over the long term.
•	The regional economy is strengthening as a result of the Association of Southeast Asian Nations or ASEAN Free Trade Area having become operational in 2002, giving businesses access to over 550 million persons and expanded trade opportunities.
•	WTO membership for countries including Singapore, Indonesia, Malaysia and Vietnam ensures the continuation of liberalizing reforms within the region.
•	The strategic location of the region situated between the manufacturing powerhouse of China and the natural resource rich Australia.
•	Target companies have attractive valuations compared to other emerging markets such as China and India.
•	The public equity market is not developed for middle market companies which make target companies interested in the equity markets within the United States.

Notwithstanding these facts, there are various risks of business acquisitions in Southeast Asia including, among others:

•	Some Southeast Asian countries, including the Philippines, Vietnam, Thailand, and Indonesia, from time to time, have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections.
•	From time to time, terrorist acts, armed conflict and insurrection, civil strife and war have taken place in some of the Southeast Asian countries we are considering for investment.
•	The Vietnamese and Indonesian governments and to a lesser extent the Thai government have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries.
•	The government relationships between some countries in Southeast Asia, including Vietnam, in particular, and to a lesser extent Indonesia and Malaysia, on the one hand, and the United States and Europe, on the other hand, are subject to fluctuation and periodic tension.
•	The system of laws and the enforcement of existing laws in some of the countries, such as Vietnam, Malaysia, Thailand and Indonesia, may not be as certain in implementation and interpretation as in the United States.
•	Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

For a more complete discussion of the risks relating to business acquisitions in Southeast Asia, see the section below entitled “Risk Factors.”

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $6.00 per share, or approximately $5.98 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combination and redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote and instead redeem the shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our “foreign private issuer”, or “FPI status” and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval would be required under the Companies Act of the British Virgin Islands for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of Assets	No
Purchase of Stock of target not involving a merger with the company.	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

We will consummate our initial business combination only if holders of no more than 26% (or up to 40% if the over-allotment is exercised in full) of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% (or up to 40% if the over-allotment is exercised in full) of our public shares elect to redeem. Our existing shareholders have agreed not to redeem any shares held by it in connection with the consummation of a business combination.

Our Management

We will seek to capitalize on the significant strength of our management team. Each of our officers and directors has significant experience advising, acquiring, financing and selling private and public companies in a variety of industries and some have prior experience with a blank check company. We believe that our extensive contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities.

We believe that our officers and directors have extensive business experience with public and private companies in Asia which gives them the local knowledge and resources to effectively evaluate business targets and to manage local risks. Also, we believe that through their education, business experience and employment history, our officers and directors have a large number of contacts that will enable them to locate suitable targets to complete a business combination with us.

Our officers and directors have extensive experience in investments, financing, acquisitions and operations in the following sectors in Asia, notably in Southeast Asia and China: (i) basic and specialty manufacturing, (ii) property development, (iii) food and beverage industry, (iv) logistics and distribution, and (v) automotive industry. Eugene Cho Park, our chairman, invested in one of the predecessor companies of Gallant Venture Limited, an investment holding company with investments in utilities, industrial parks, resort operations and property development listed on the Singapore Stock Exchange, and now serves as the chief executive officer of Gallant Venture Limited. Pranata Hajadi, our vice-chairman, served as a deputy chief executive officer of PT Lautan Luas Tbk, a leading industrial chemicals manufacturer and distributor in Indonesia from its listing on the Jakarta Stock Exchange in 1997 until 2007. Eugene Hin Sun Wong, our co-vice chairman, through Sirius Investment Inc., invested and assisted Ajisen (China) Holdings Limited, a leading fast casual restaurant chain operator in Hong Kong and China, in launching an initial public offering on the Hong Kong Stock Exchange in 2007.

James Preissler, our chief financial officer and secretary, was the chief financial officer of China Unistone Acquisition Corp., a blank check company, that completed its initial public offering in November 2004, raising $20,700,000 in gross proceeds and completed its initial business combination in November 2006 with two companies to form Yucheng Technologies Limited, a Nasdaq Capital Market listed company (NASDAQ: YTEC), operating throughout China. Mr. Preissler is a director of Asia Entertainment and Resources Ltd (NASDAQ: AERL). Mr. Preissler was a director and the chief financial officer of CS China Acquisition Corp., a blank-check company focused on acquiring a business with its principal operations located in China that completed its initial public offering in August 2008, raising $33,120,000 in gross proceeds. CS China Acquisition Corp. completed its initial business combination in February 2010 with Asia Gaming & Resorts, Ltd. to form Asia Entertainment and Resources Ltd (NASDAQ:AERL). William B. Heyn, our special advisor, was also an advisor to China Unistone Acquisition Corp. and CS China Acquisition Corp. Since November 2006, Mr. Preissler has also served as a managing partner of Panthera Capital Group, an advisory firm for Chinese companies. We believe that Messrs. Preissler and Heyn’s experience with blank check companies and business combinations will help us in searching for, negotiating and completing our initial business combination.

Our Business Combination Plans

We will have until , 2013 [24 months from the date of this prospectus] to complete a business combination. If we do not consummate a business combination within such 24 month period, we (i) will, as promptly as possible, distribute the trust account (net of taxes and up to 100% of the interest accrued on the proceeds placed in trust which we may withdraw for working capital purposes) to our public shareholders by way of a pro rata redemption of the trust account; and (ii) intend to cease all operations except for the purposes of any winding up. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. Our existing shareholders, have agreed not to redeem any shares held by them in connection with the consummation of an initial business combination, but will be entitled to liquidating distributions for any public shares acquired by them in the event we do not consummate a business combination.

Our amended and restated memorandum and articles of association also provide that, with the exception of those provisions specifically related to redemption of our ordinary shares in connection with (i) a tender offer or shareholder vote, in the case of a business combination, or (ii) upon any winding-down, in the case of our not consummating an initial business combination within the 24 month period, any of its provisions, including those related to pre-business combination activity, may be amended if approved by a majority of our shareholders entitled to vote on such matters.

Prior to the date of this prospectus, we will have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

While we may seek to effect business combinations with more than one target acquisition, our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to 80% of our assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) at the time of the execution of the definitive agreement relating to such business combination). Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities. In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and consequently delay our ability, to complete the business combination. If we choose to effect multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

We may further seek to acquire a target acquisition that has a fair market value significantly in excess of 80% of our assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution)). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. We could thus pursue a transaction in which we issue a substantial number of new shares. As a result, our shareholders immediately prior to such transaction could own substantially less than a majority of our outstanding shares subsequent to such transaction. In any case, although our shareholders prior to the business combination might own less than a majority interest post-business combination, we will not purchase a minority or passive interest in a target business.

In the case of a business combination funded with cash other than that held in our trust account, the proxy or tender offer materials disclosing the business combination would disclose the terms of the financing as well and, if required by law, regulation or a rule of the OTC Bulletin Board, we would seek shareholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the OTC Bulletin Board, we would not seek separate shareholder approval of such financing. If we use funds other than the cash held in our trust account to finance the business combination we will use the funds in the trust account to fund the operations and growth of the target business, unless such trust account funds are also used to finance the business combination. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in the trust account at the time of the execution of the definitive agreement relating to the business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. In order to meet our working capital needs following the consummation of this offering, any of our existing shareholders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such person deems reasonable in his sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.35 per warrant at the option of such person. Any such loans would be on terms that waive any and all rights to the funds in the trust account. We do not intend to engage in other alternative financings prior to our business combination.

While we do not intend to pursue an initial business combination with any company that is affiliated with our existing shareholders, directors or officers, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we would obtain an opinion from an independent investment banking firm which may or may not be a member of the Financial Industry Regulatory Authority, which we refer to as FINRA, that such an initial business combination is fair to our shareholders from a financial point of view.

Potential Conflicts of Interest

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. Our directors and officers have affiliations with other public and private entities. The private companies with which they are affiliated include Parallax Capital Management, H&A Advisory Pte., Ltd., Sirius Venture Consulting Pte. Ltd., Persekutuan Hajadi & Associates and Panthera Capital Group, each of which has entered into a right of first refusal and corporate opportunities agreement with us with respect to companies with their primary operations in Southeast Asia. All other companies with which our officers and directors are affiliated, due to a fiduciary obligation, will have to be presented any appropriate potential business target before it could be presented to us. Where they are required, pursuant to fiduciary obligations, to present to other companies a business opportunity first, our officers and directors do not have discretion as to who is presented with a potential business opportunity and it is their intention to comply with their fiduciary obligations to those other companies. For a further explanation of these and the other affiliations of our officers and directors, please see “Management — Conflicts of Interests.”

Below is a table summarizing the disclosures immediately above as they relate to the companies which our officers and directors owe fiduciary obligations, all of which would have to: (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation	Industry
Eugene Cho Park	Gallant Venture Limited (SGX:51G)	Chief Executive Officer	Investment Holdings in infrastructure and resort development
	PT Multistrada Arah Sarana Tbk (JKSE:MASA)	President Commissioner	Chemicals, rubber and tire
	PT Indomobil Sukses Internasional TBK (JKSE:IMAS)	Member of Board of Commissioners	Automotive
Pranata Hajadi	PT Indomobil Sukses Internasional TBK (JKSE:IMAS)	Vice President Commissioner	Automotive
	PT Lautan Luas TBK (JKSE:LTLS)	Commissioner	Specialty Chemicals
	Guangdong Jiangmen ISN Float Glass Co. Ltd.	Vice-Chairman	Float glass manufacturer
	PT Kerismas Witikco Makmur	Vice President Commissioner	Galvanized iron sheet and steel drums manufacturer
Eugene Hin Sun Wong	Ajisen (China) Holdings Limited (HKSE: 0538)	Non-Executive Director	Retail — Restaurants / F&B
	Japan Food Holdings Limited (SGX: 5OI):	Non-Executive Director	Retail — Restaurants / F&B
	Jason Marine Group Limited (SGX: 5PF)	Non-Executive Director	Marine equipments
	Q & M Dental Group (Singapore) Limited (SGX: JW8)	Non-Executive Director	Dental Healthcare Services/Medical
James Preissler	Tritaurian Capital, Incorporated	Member	Financial Services

None of the companies listed in this table is a shell or blank check company seeking a business combination.

In addition to the above-mentioned sources of potential conflicts of interest, the discretion of our officers and directors, some of whom may be officers and/or directors of other companies, in identifying and selecting a suitable target business may result in other conflicts of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. Investors should be aware of the following potential additional conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.

•	Our existing shareholders may in the future become, affiliated with entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We do not anticipate that any of our existing shareholders will become affiliated with a blank check company which competes directly with us given the wide range of sizes and geographic areas of interests represented by these companies. Notwithstanding, each of our existing shareholders has agreed to present to our company for our consideration, any business opportunity with a company that has its primary operations in Southeast Asia prior to presenting them to any other blank check or shell company with which they become affiliated following this offering prior to the consummation of our business combination.
•	Our officers and directors may become subject to conflicts of interest regarding us and other business ventures, in which they may become involved in the future and such conflicts may not be resolved in our favor and may have an adverse effect on our ability to consummate a business combination.
•	If our directors, officers and advisors negotiate to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest. For example, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain our directors, officers and advisors post-business combination.
•	Our existing shareholders will have paid an aggregate of $25,000 for a total of 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full). Such existing shareholders who are also members of our management team may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.
•	Since our existing shareholders own our ordinary shares and warrants which will only be transferable if a business combination is successfully completed and since our existing shareholders, officers and directors may own securities which will become worthless if a business combination is not consummated, the members of our board of directors and officers may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.
•	We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our officers or directors or other parties may have to incur such expenses in order to proceed with the proposed business combination. The amount of the liabilities is not possible to determine at this time since the liabilities will be those not covered by the amounts available to us for working capital and the expenses of any transaction. As part of any such business combination, our officers and directors or other parties may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. Therefore, in the approval process of a business combination, our existing shareholders may have continuing liability in the event of our liquidation and may have an interest that is different than that of the public shareholders.
•	Our directors may be required to bring a claim against the existing shareholders who refuse to satisfy their indemnification obligation. The directors who may enforce the indemnification obligations are some of the same existing shareholders who have agreed to provide the indemnification.

Please see the section entitled “Management — Conflicts of Interest” on page 101 for more information regarding potential conflicts of interest and legal obligations of the members of our board of directors and our officers.

Principal Offices

Our principal executive offices are located at 75 Bukit Timah Road #05-02, Boon Siew Building, Singapore 229833, and our telephone number at that address is, from the United States, 011-65-6733-1611.

The Offering

Securities offered
1,100,000 units, at $6.00 per unit, each unit consisting of:
• one subunit; and
• one Class A warrant
Each subunit consists of:
• one ordinary share; and
• one Class B warrant.
Proposed OTCBB symbols for our:

Units
“.U”
Subunits
“.”
Class A Warrants
“.WS”
Ordinary Shares
“.”
Class B Warrants
“.WS”
Trading commencement and separation of the subunits and Class A warrants
The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants which form a part of the units (but not our Class B warrants, which will continue to be attached as a subunit to our ordinary shares until following our business combination) will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriter’s over-allotment option, (ii) its exercise in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option. The ordinary shares and the Class B warrants are expected to begin separate trading on the 10th business day following our business combination.
In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after such date, we will file a Form 6-K or an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will file a Form 6-K promptly upon the consummation of this offering, which consummation is anticipated to take place three business days from the date the units commence trading.
Following the date that the subunits and Class A warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the subunits or Class A warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning subunits and Class A warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the Class A warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”
Subunits; Class B Warrants Will Not Trade Separately
The Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units.
If we consummate a business combination, the subunits will automatically separate, and the Class B warrants will become exercisable on the 10th business day following the business combination.
Number of securities to be outstanding

	After the Private Placements and before this Offering		After the Private Placements and this Offering
Units	0		1,100,000	(1)
Ordinary Shares	275,000	(2)	1,375,000	(1)
Warrants:
Private Placement Warrants	1,585,714		1,585,714	(3)
Class A Warrants	0		1,100,000	(4)
Class B Warrants	0		1,100,000	(4)
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
Class A: $6.00, subject to adjustment as described herein. Class B: $6.00, subject to adjustment as described herein.
The exercise price and number of ordinary shares issuable upon exercise of the Class A warrants and Class B warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. None of the Class A warrants or Class B warrants may be exercised until after the consummation of our business

(1)	Does not include 110,000 units underlying the underwriter’s purchase option.
(2)	Assumes no exercise of the underwriter’s over-allotment and cancellation of 41,250 ordinary shares.
(3)	The exercise price of the private placement warrants is identical to those of the Class A warrants. For a description of the material terms of the private placement of warrants, see the discussion following this table.
(4)	The number of warrants assumes no exercise of the underwriter’s over-allotment option. For a description of the material terms of the Class A and Class B warrants, see the discussion following this table.

combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Exercise period; Fractional Shares
The Class A warrants will become exercisable on the later of:
• the completion of a business combination, or
• [ ], 2012 [one year from the date of this prospectus statement].
The Class A warrants will expire at 5:00 p.m., New York City time, on [ ], 2016 [five years from the date of this prospectus] or earlier upon redemption or liquidation.
The Class B warrants are expected to become exercisable on the 10th business day following a business combination and will expire at 5:00 p.m., New York City time on [ ], 2016 [five years from the date of this prospectus] or earlier upon redemption or liquidation.
Holders of our Class A and Class B warrants will be able to exercise the warrants only if: (i) a current registration statement under the Securities Act relating to the ordinary shares underlying the warrants is then effective and (ii) such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.
No fractional ordinary shares will be issued upon exercise of the Class A and Class B warrants. If, upon exercise of the Class A or Class B warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the Class A or Class B warrant holder.
None of the Class A warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed either as consideration or working capital to the target business. The Class B warrants may not be exercised until the 10th business day following the business combination. Accordingly, the warrant exercise price will be paid directly to us and not place in the trust account.
Registration Rights
We have agreed to use our best efforts to have an effective registration statement covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed.
Existing shareholders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the private placement warrants and the ordinary shares underlying the private placement warrants, commencing, in the case of the initial shares, one year after the consummation of our initial business combination and commencing, in the case of the private placement warrants and the respective ordinary shares underlying the private placement warrants, 30 days after the consummation of our initial business combination.
However, no registration rights are triggered if we are unable to consummate an initial business combination within 24 months of the date of this prospectus.
Redemption
Following the business combination, we may redeem the outstanding Class A or Class B warrants:
• in whole and not in part,
• at a price of $0.01 per Class A or Class B warrant at any time after the warrants become exercisable,
• upon not less than 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A or Class B warrants unless such warrants and the ordinary shares underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption provisions for our Class A and Class B warrants has been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the price at which the warrants are subject to redemption of $9.00 or the warrant exercise price of $6.00 for the Class A and Class B warrants.
Private Placement
Our existing shareholders and Maxim have agreed to purchase 1,585,714 warrants, or private placement warrants, from us at a price of $0.35 per warrant, to be completed on or before the date of this prospectus. Maxim will purchase 171,430 of such private placement warrants. $200,000 of the proceeds received from the sale of the private placement warrants will be held outside the trust account and used for working capital purposes.
The private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable, and (iii) the private placement warrants are exercisable on a “cashless” basis, in each case, if: (a) held by the initial holders or permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining subject to transfer restrictions.
If our existing shareholders, officers or directors acquire units, Class A warrants or subunits for their own account in the open market, any such warrants or the warrants included in the subunits will be redeemable by us. If our other outstanding Class A warrants are redeemed and the price of our ordinary shares rises following such redemption, the holder of the private placement warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our ordinary shares would increase following a warrant redemption.
Incentive Warrants
Subsequent to the consummation of a business combination, our existing shareholders, pro rata according to their respective ownership interests in us prior to the offering will be eligible to receive additional warrants, referred herein as the “Incentive warrants”, if certain pre-determined price targets of the ordinary shares are achieved. The Incentive warrants may be issued in two separate tranches, which shall collectively equal 20% of the total public warrants included in the units outstanding following this offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). The price targets and exercise price of the Incentive warrants shall be as follows: (i) the first tranche of Incentive warrants shall equal 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 if the underwriter’s over-allotment is exercised in full) and will be delivered if the price of the ordinary shares has been $7.00 or greater for any 20 trading days within any 30 trading day period. The exercise price of the first tranche of Incentive warrants is $7.00; (ii) the second tranche of Incentive warrants which will be equal to 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) will be delivered if the price of the ordinary shares has been $9.00 or greater for any 20 trading days within any 30 trading day period ending. The exercise price of the second tranche of

Incentive warrants is $9.00. Notwithstanding anything to the contrary herein, all Incentive warrants may be exercisable on a cashless basis and shall not be subject to redemption, so long as they are held by the initial holders, or their permitted assigns. The incentive warrants will expire five years from their respective date of issuance.
Offering proceeds to be held in trust
Of the net proceeds we receive from this offering, assuming the underwriter’s over-allotment option is not exercised in full, $6,600,000 ($6.00 per unit) or $7,560,300 ($5.98 per unit if the underwriter’s over-allotment option is exercised in full), will be deposited into the trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. With the exception of all interest earned on the proceeds placed in the trust account, which we may withdraw for working capital purposes or to pay taxes, the proceeds held in the trust account will not be released until the earlier of the completion of our business combination or liquidation of the company. The proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a business combination, except that, in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, per month.
An aggregate of $200,000 consisting of the net proceeds we receive from this offering and all the proceeds from the sale of private placement warrants will be held outside of the trust, plus the trust interest which we will be permitted to draw monthly, will be used for our working capital for at least the next 24 months, assuming that a business combination is not consummated during that time. We estimate approximately $45,000 of interest generated by the trust will be available for working capital.
We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriters will not receive any other commissions or deferred underwriting discounts in connection with the offering but will be entitled to a $300,000 fee upon consummation of our business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination.

Anticipated expenses and funding sources
With the exception of all interest earned on the proceeds placed in the trust account, which we may withdraw for working capital purposes or to pay taxes, the proceeds held in the trust account will not be released until the earlier of the completion of our business combination or liquidation of the company.
We currently believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account, plus any interest earned on funds in the trust account released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.
If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our existing shareholders or another source to continue operating. In order to meet our working capital needs following the consummation of this offering, any of our existing shareholders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such person deems reasonable in his sole discretion. Notwithstanding the foregoing, any such loans would be on terms that waive any and all rights to the funds in the trust account. Other than such loans from our existing shareholders, we have no intention to issue debt or equity securities or engage in other alternative financings other than as part of a business combination.
For a more complete description of the anticipated expenses, see the section entitled “Use of Proceeds.”
Limited payments to insiders
Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing shareholders or our officers and directors other than:
• repayment of loans in the amount of approximately $150,000, bearing no interest, made to us by certain of our directors and officers or their affiliates to cover offering expenses;

•

payment to H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi, our co-vice chairman of the board and executive vice president, of $5,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services; and

• reimbursement for any expenses incurred by them incident to the offering and finding a suitable business combination and completing the business combination. There is no limit on the reimbursements to be made to our officers and directors. Our board of directors will pass upon the reasonableness of any reimbursable expenses incurred by directors, officers and advisors that exceed $2,500.
FPI Status
Pursuant to Rule 3b-4 of the Exchange Act, we determined our status as a FPI and, as such, we are required to comply with the tender offer rules in connection with our initial business combination.
We are required to determine our status as a FPI for the 2012 fiscal year as of the last day of our second quarter, or October 31, 2011. On such date, if we no longer qualify as a FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2012 fiscal year, or May 1, 2012. As a result, should we determine on October 31, 2011 that we are no longer a FPI, after April 30, 2012, we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.
We may voluntarily eliminate our status as a FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers, including that if we decide to hold a shareholder vote, we can incentivize public shareholders to vote in favor of the business combination by offering to redeem their shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but our public shareholders voting against the business combination and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account.
Redemption rights of public shareholders
We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $6.00 per share (or $5.98 per share in the event the over-allotment option is exercised in full).

Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their business combination and related redemptions of public shares for cash upon consummation of their initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.
We will consummate our initial business combination only if holders of no more than 26% (up to 40% if the over-allotment is exercised in full) of our shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% of our public shares elect to redeem. However, any shareholder tendering its subunits will forfeit the Class B warrant included in such subunit, without the payment of any additional consideration. Our existing shareholders, including our officers and directors have agreed to waive their redemption rights with respect to their initial shares and, in connection with a shareholder vote, if applicable, will vote all shares held by them in favor of such business combination. The initial shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Redemption if we hold a shareholder vote while a FPI and subject to the foreign private issuer rules
If we hold a shareholder vote while we are subject to the foreign private issuer rules, regardless of how any such shareholder votes, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.
Redemption if we hold a shareholder vote and we are not a FPI and we are subject to the domestic issuer rules
If we lose our status as a FPI and are subject to the U.S. domestic issuer rules, our public shareholders voting in favor of our initial business combination may elect to exercise their redemption rights and shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but our public shareholders voting against the business combination and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account.
Redemption if we do not hold a shareholder vote and are not an FPI
If we do not hold a shareholder vote while we are not subject to the foreign private issuer rules, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.
Private transactions if we hold a shareholder vote and we are not a FPI and are subject to the domestic issuer rules
If we lose our status as a FPI and are subject to the U.S. domestic issuer rules, and only if we hold a shareholder vote, our officers, directors, advisors (who are currently all our existing shareholders) or their affiliates, may enter into privately negotiated transactions to purchase public shares from shareholders who would otherwise elect to redeem their ordinary shares to ensure that holders of no more than 26% of our public shares elect to redeem their ordinary shares for cash. Although such persons do not currently anticipate paying any premium purchase price for such public shares, in the event they do, the payment of a premium may not be fair to, or in the best interest of, those shareholders not receiving any such additional consideration. The payment of a premium may not be in the best interest of the remaining shareholders, who will experience a reduction in book value per share compared to the value received by shareholders that successfully have their ordinary shares purchased at a premium.

10% limitation on redemption rights if we are not a FPI and are subject to the domestic issuer rules; 10% limitation on voting rights in connection with any shareholder vote
Notwithstanding the foregoing redemption rights, and solely if we hold a shareholder vote to approve our initial business combination, we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules and we lose our status as a FPI and are subject to the U.S. domestic issuer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their ordinary shares with respect to more than an aggregate of 10% of the ordinary shares sold in this offering. Regardless of whether we are subject to the U.S. domestic or foreign private issuer rules, any individual shareholder or “group” will be restricted from voting public shares in excess of an aggregate of 10% of the public shares sold in this offering. We believe the restrictions described above will discourage shareholders from accumulating large blocks of ordinary shares, and subsequent attempts by such holders to use their ability to redeem or vote their ordinary shares as a means to force us or our existing shareholders, officers, directors, advisors or affiliates to purchase their public ordinary shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 10% of the ordinary shares sold in this offering could threaten to seek to exercise their redemption rights or vote against a business combination if such holder’s shares are not purchased by us or our existing shareholders, officers, directors advisors or affiliates at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem or no more than 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate a business combination. Furthermore, if a shareholder or group of shareholders attempts to vote in excess of 10% of the public shares issued and outstanding and has not previously sought the consent of our board to vote such public shares, then, pursuant to our amended and restated articles and memorandum of association, any public ordinary shares voted in excess of this 10% limitation shall be deemed ineligible to vote.
Liquidation if no business combination
As described below, if we have not consummated a business combination within twenty four months from the date of consummation of this offering, we will distribute the trust account funds to our public shareholders (subject to provisions for creditors, if any) as part of our voluntary liquidation pursuant to our amended and restated memorandum and articles of association.
Pursuant to our amended and restated memorandum and articles of association, upon the expiration of the 24 month time period, our purpose and powers will be limited to winding up our affairs and liquidating. Also included in our amended and restated memorandum and articles of association are the provisions requiring the voluntary liquidation of our company at that time.
We view these provisions as obligations to our investors and neither we nor our board of directors will propose, endorse or support any proposal by the shareholders or seek shareholder approval of any amendment of these provisions. Our amended and restated memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of a majority of our shareholders. Also, pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering and the letter agreements between us and our existing shareholders, we will agree not to amend or modify any of foregoing provisions prior to the consummation of a business combination. We believe that such restrictions on amendments to the amended and restated memorandum and articles of association are enforceable under BVI law.
Pursuant to our amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, we anticipate that our liquidator will instruct the trustee to promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we do not effect a business combination within 24 months after consummation of this offering. We expect this process to be completed within 10 business days of the expiration of the 24 month period. Although we expect the liquidator will be able to distribute the funds in the trust account within 10 business days, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors' claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).
As soon as our affairs are fully wound-up (following distribution of the trust account to our public shareholders (subject to provisions for creditors), the liquidator must complete his final report and accounts and will then notify the Registrar of Corporate Affairs in the BVI (the “Registrar”). We cannot provide investors with assurances of a specific timeframe for the liquidation and distribution. We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets to our public shareholders.
In order to protect the amounts held in trust, each of our existing shareholders has agreed that although he will not be responsible for any claim in its entirety, he will be personally liable for a percentage of all claims to the extent of his pro rata beneficial ownership in our company immediately prior to this offering, to the extent claims by any prospective target businesses, vendors or other entities who did not execute waivers against funds in the trust account reduce the amounts in the trust account to below $6.00 per share (or approximately $5.98 per share if the underwriter’s over-allotment option is exercised in full). Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that our existing shareholders will be able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the in the letter agreements which we have included as exhibits to the registration statement, of which this prospectus forms a part. As a result, although we believe full distribution of the trust account will occur shortly after the expiration of the 24 month period, we cannot assure you that the per-share distribution from the trust account will not be less than $6.00 then held in the trust account. There will be no distribution from the trust account with respect to our warrants which will expire worthless.
We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation currently estimated at approximately $15,000).
Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.
After our distribution of the funds in the trust account and/or our subsequent dissolution, there is a possibility, although, unlikely, that shareholders may in certain circumstances become subject to claims under BVI law to the extent of the distributions received by them during the distribution or liquidation process. Any liability of a shareholder with respect to a distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder. However, because we believe we will receive executed waivers against the trust account from most if not all our creditors we do not anticipate there will be any claims against the trust. Our voluntary liquidation will comply with the procedures set forth in Section 203 – 208 of the BVI Business Companies Act, 2004, which are intended to ensure that reasonable provision is made for all claims against us, however we expect that the liquidator will not follow a best practice six month notice period during which any third-party claims can be brought against us before any distributions are made to shareholders. It will be our intention that the liquidator in any liquidation, after payment of the liquidation costs and any sums then due to creditors (or to provisions for potential sums due to creditors), to distribute the assets of the company to the public shareholders on a pari passu basis. Alternatively, pursuant to our amended and restated memorandum and articles of association, in anticipation of but prior to any voluntary liquidation, the directors have the discretionary power to liquidate the trust account and distribute to our public shareholders the funds within it, subject to making provisions for any creditors. This power may be exercised if, having regard to their fiduciary duties, the directors consider that it is in the best interest of both the company and the public shareholders by minimizing the costs of any voluntary liquidation whilst returning trust funds to our public shareholders in a timely manner.
Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those ordinary shares acquired by them prior to this offering. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of our officers have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 (based on the liquidation being a relatively simple distribution of assets following settlement of determinable costs as a function of the automatic voluntary winding up) and have agreed not to seek repayment for such expenses.
Lockup of existing securities
Our existing shareholders have agreed the initial shares be subject to lockup (i.e. not transferable, assignable or saleable) until the earlier of:
(i) six months after the consummation of a business combination, (ii) 30 months from the date of this prospectus, or (iii) the consummation of a liquidation, share reconstruction and amalgamation, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such ordinary shares will no longer be subject to transfer restrictions, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property.
As of the date of this offering the company has issued to our existing shareholders a total of 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full). Our existing shareholders will have full voting rights over all such ordinary shares that are subject to transfer restrictions.
The private placement warrants will be subject to lockup (ie. not transferable, assignable or saleable) until after the consummation of a business combination.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our directors, officers and advisors, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus.

SUMMARY FINANCIAL DATA
(in thousands, except for per share data)

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	August 31, 2010
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(191,507)	$6,819,739
Cash held in trust	$—	$6,600,000
Total assets	$248,139	$6,819,739
Total liabilities	$228,500	$—
Value of ordinary shares which may be redeemed for cash		$1,716,000
Shareholders’ equity(1)	$19,639	$5,103,739

(1)	Excludes approximately 286,000 ordinary shares, at an initial per-share redemption price of approximately $6.00, subject to possible redemption rights and assumes the underwriters’ over-allotment has not been exercised.

The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriter’s over-allotment option), including the application of the related gross proceeds.

The “as adjusted” working capital and total assets amounts include the $6,600,000 from the proceeds of the offering, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus (assuming no public shares are redeemed or tendered) . If we have not consummated a business combination by         , 2013 [24 months from the date of this prospectus], we will distribute our trust account to our public shareholders (subject to provisions for creditors) as part of our liquidation pursuant to our amended and restated memorandum and articles of association and our liquidator will distribute only to our public shareholders the amount remaining in our trust account plus any remaining net assets, subject to our obligations under British Virgin Islands law to provide for claims of creditors. Our existing shareholders have agreed to waive their rights to participate in any distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the ordinary shares owned by them immediately prior to this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following or similar risks occur, or if we become faced with risks of which we are currently unaware, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to identify and potentially acquire a prospective business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination.

We have no present revenue and will not generate any revenues (other than interest income on the proceeds from this offering) until, at the earliest, after the completion of a business combination. We cannot assure you as to when or if a business combination will occur.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law.

We may not hold a shareholder vote before we consummate our initial business combination unless the business combination would require shareholder approval under the Companies Act. Accordingly, we may consummate our initial business combination even if holders of a majority of our public ordinary shares which are entitled to vote do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination. In addition, your election to exercise your redemption rights could still be rejected if holders of more than 26% of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business combination, we are required to retain a certain minimum amount in the trust account by the target company.

If we are unable to consummate a business combination within the required time frame, we would be forced to liquidate our assets.

Pursuant to our amended and restated memorandum and articles of association, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, we will enter into voluntary liquidation, in accordance with our amended and restated memorandum and articles of association, and cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to our amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, we anticipate that our liquidator will instruct the trustee to promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we do not effect a business combination within 24 months after consummation of this offering. We expect this process to be completed within 10 business days of the expiration of the 24 month period. Although we expect the liquidator will be able to distribute the funds in the trust account within 10 business days, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors' claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

As soon as our affairs are fully wound-up (following distribution of the trust account to our public shareholders (subject to provisions for creditors), the liquidator must complete his final report and accounts and will then notify the Registrar of Corporate Affairs in the BVI (the “Registrar”). We cannot provide investors with assurances of a specific timeframe for the liquidation and distribution. We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets to our public shareholders.

If we are forced to liquidate before the completion of a business combination and distribute the proceeds of the trust account, our public shareholders may receive less than $6.00 per share and our Class A and Class B warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of our assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) at the time of the execution of the definitive agreement relating to the business combination by         , 2013 [24 months from the date of this prospectus]. If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account as part of our liquidation process, the per-share liquidation price received by our public shareholders from the trust account may be less than $6.00 (particularly because a portion of the over-allotment option was exercised) because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding Class A warrants or Class B warrants, which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date (unless we consummate a business combination) unless we voluntarily decide to liquidate prior thereto. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date or thereafter, depending on whether we consummate a business combination or we liquidate.

We will not have an operating business in the period prior to our business combination and will therefore be primarily dependent on the $200,000 initially held out of the trust account and interest earned on the trust account to fund our search for a target company and otherwise fulfill our business purposes.

Our management’s estimates of the expenses associated with effecting a business combination may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Before we complete a business combination, we will not maintain an operating business. We will therefore be dependent primarily upon $200,000 initially held out of the trust account and interest earned on the trust account to provide us with the working capital we will need to engage in these activities. If interest rates were to decline substantially, we may not have sufficient funds available to fulfill our business purpose. In such event, we would need to find other sources of funds, which may not be available on favorable terms, if at all, or be forced to liquidate.

If the net proceeds of this offering not being placed in the trust account together with the proceeds of the private placement and interest earned on the trust account available to us are insufficient to cover our expenses in connection with investigating and consummation a business combination, we may be unable to complete such business combination and would be forced to liquidate.

We currently believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our existing shareholders or another source to continue operating. The $200,000 not held in the trust account will be reserved for working capital purposes (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution). We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in an acquisition agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the acquisition agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our existing shareholders or another source to continue operations.

Further, we anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We may choose to redeem our outstanding Class A or Class B warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the ordinary shares issuable upon exercise of our Class A or Class B warrants, we may redeem our Class A or Class B warrants under limited circumstances which would be disadvantageous for our warrant holders. Redemption of the Class A or Class B warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then-current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrants purchased in this offering will be exercisable and we will not be obligated to issue ordinary shares unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Class A or Class B warrants and a current prospectus relating to them is available. Although we have undertaken in our warrant agreement relating to our warrants, which we refer to herein as our warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the ordinary shares underlying the Class A and Class B warrants following completion of this offering to the extent required by federal securities laws, and intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the Class A or Class B warrants from expiring worthless. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of Class A and Class B warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the ordinary shares issuable upon exercise of such warrants or the prospectus relating to the ordinary shares issuable upon the exercise of such warrants is not current. Holders of Class A and Class B warrants will not be entitled to a net cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the ordinary shares issuable upon exercise of the warrants. In addition, holders of the Class A and Class B warrants offered pursuant to this prospectus do not have the option to exercise their warrants on a cashless basis, which may make exercise prohibitive. In such event, the holder of a unit will have paid the entire unit purchase price solely for the ordinary shares contained in the unit as the Class A and Class B warrants will be worthless.

An investor will only be able to exercise a Class A or Class B warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants.

No Class A or Class B warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state or jurisdiction of residence of the holder of such warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a Class A or Class B warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the Class A or Class B warrants become exercisable, we may not be listed on a national securities exchange, which, under current laws, would provide an exemption from registration in every state in the United States, and, if we are not listed on an exchange, we would use our best efforts to register the Class A and Class B warrants in every state in which they were initially offered (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their Class A and Class B warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of such warrants is current. However, we cannot assure you of this fact. As a result, holders of Class A and Class B warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if the ordinary shares issuable upon exercise of such warrants is not registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrants. In such event, the holder of a unit will have paid the entire unit purchase price solely for the ordinary shares contained in the unit as Class A and Class B the warrants will be worthless.

If holders of the private placement warrants exercise such warrants at a time that our public warrantholders may not do so, they will realize an additional benefit.

Since our existing shareholders may exercise private placement warrants on a cashless basis at a time when the ordinary shares underlying the Class A and Class B warrants are not registered, they will realize a benefit when our public warrantholders are unable to do so.

If we seek shareholder approval of our initial business combination and holders of more than 26% of our public shares indicate their intention to exercise their redemption rights, our existing shareholders, including our directors, officers, advisors and their affiliates could affect the outcome of the consummation of our business combination if they elect to purchase shares from shareholders who would otherwise choose to exercise their redemption rights provided we are not subject to the foreign private issuer rules.

Solely in the event we seek shareholder approval of our business combination, we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules and we are not subject to the foreign private issuer rules, any privately negotiated transaction to purchase shares from a shareholder who would otherwise vote against the business combination and redeem their subunits for a pro rata portion of the trust account would include a contractual acknowledgement that such shareholder, although still the record holder of our subunits is no longer the beneficial owner thereof and therefore agrees not to exercise their redemption rights. In the event that our existing shareholders, including our officers, directors, advisors or their respective affiliates purchase subunits in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their subunits. Although we do not currently anticipate paying any premium purchase price for such subunits, in the event we do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. The purpose of such purchases would be to increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum amount remaining in the trust account at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible

None of our existing shareholders, officers, directors, advisors or their respective affiliates nor any third parties have agreed to purchase any such subunits, and the failure to so agree at the applicable time could adversely impair our ability to consummate a business combination. Moreover, even if our existing shareholders, officers, directors, advisors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate a business combination.

If we submit our business combination to our shareholders for approval and we are not subject to the foreign private issuer rules, we may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to vote against the business combination and redeem their shares.

Solely if we submit our business combination to our shareholders for approval, we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules and we are not subject to the foreign private issuer rules, if holders of our public shares indicate an intention to vote against the business combination and seek to redeem their shares, we may privately negotiate arrangements to provide for the purchase of such shares at or after the closing of the business combination using funds held in the trust account.

The purpose of such purchases and arrangements would be to: (i) increase the likelihood of satisfaction of the requirement that no more than 26% of our outstanding ordinary shares demand to redeem their shares and (ii) increase the likelihood of obtaining shareholder approval of the business combination. This may result in the consummation of a business combination that may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to public shareholders in advance of the closing of our initial business combination.

Our purchases of ordinary shares in the open market or in privately negotiated transactions would reduce the funds available to us after our initial business combination, may make it more difficult for us to list our ordinary shares on a national securities exchange, and may have negative economic effects on shareholders from whom we do not purchase ordinary shares in such private or public transactions.

If we seek shareholder approval of our initial business combination, we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination and we are not subject to the foreign private issuer rules, we, or our officers, directors and their affiliates, may privately negotiate transactions to purchase ordinary shares after the closing of the business combination from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account.

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after our initial business combination;
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination;
•	because the shareholders who sell their ordinary shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of taxes payable, our remaining shareholders may bear the entire payment of accrued and unpaid taxes. That is, if we seek shareholder approval of our initial business combination, the redemption price per share payable to public shareholders who elect to have their ordinary shares redeemed will be reduced by a larger percentage of any taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and shareholders who do not elect to have their ordinary shares redeemed and remain our shareholders after the business combination will bear the economic burden of a larger percentage of the taxes payable; and
•	the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their ordinary shares purchased by us at a premium.

Even if holders of no more than 26% of our public shares vote against the business combination and elect to exercise their redemption rights, we may be unable to consummate a business combination.

Although we permit holders of no more than 26% of our public shares to exercise their redemption rights, a potential target may make it a closing condition to our business combination that we retain a minimum amount in the trust account. If the number of our public shareholders electing to exercise their redemption rights would have the effect of reducing the funds in the trust account below such required minimum amount, we would not be able to consummate our business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation value receivable by our public shareholders from the trust account as part of our plan of liquidation and dissolution may be less than $6.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all significant vendors, service providers, prospective target businesses and other third parties with which we enter an agreement waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and due to claims of such creditors, the per share liquidation price could be less than $6.00 per share.

Additionally, if we are forced to declare insolvency or a petition for winding up is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable British Virgin Islands insolvency law, and may be included in our estate and subject to the claims of third parties with priority over claims of our public shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to public shareholders the amounts payable to them upon a liquidation of the trust account.

In order to protect the amounts held in trust, each of our existing shareholders has agreed that although he will not be responsible for any claim in its entirety, he will be personally liable for a percentage of all claims to the extent of his pro rata beneficial ownership in our company immediately prior to this offering, to the extent claims by any prospective target businesses, vendors or other entities who did not execute waivers against funds in the trust account reduce the amounts in the trust account to below $6.00 per share (or approximately $5.98 per share if the underwriter’s over-allotment option is exercised in full). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our shareholders being less than $6.00 per share.

Our directors may decide not to enforce the indemnification obligations of our existing shareholders, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $6.00 per share (or approximately $5.98 per share if the underwriter’s over-allotment option is exercised in full) and our existing shareholders assert that they are unable or unwilling to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether we would take legal action against our existing shareholders to enforce their indemnification obligations. It should be noted that directors who may enforce the indemnification obligations are the same existing shareholders who have agreed to provide indemnification. The fact that a director who is also an existing shareholder will play both roles with respect to indemnification does not of itself result in an automatic breach of fiduciary duties to shareholders. Our directors have fiduciary obligations to act in the best interests of the company and shareholders may be entitled to remedies should the directors fail to do so. While we currently expect that our directors would take legal action on our behalf against our existing shareholders to enforce their indemnification obligations to us, it is possible that our directors in exercising their fiduciary obligations to act in the best interests of the company may choose not to do so. For example, there may be circumstances where it would not be in the best interests of the company to pursue a frivolous or vexatious lawsuit that would serve no other purpose than to erode shareholder value. If our directors choose not to enforce the indemnification obligations of our existing shareholders, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per share liquidation distribution could be less than $6.00 per share (or $5.98 per share if the underwriter’s over-allotment option is exercised in full).

Our directors may decide not to enforce the obligations of our existing shareholders, officers and directors to present us with business combination opportunities, which may have the effect of decreasing the number and, potentially, the quality of potential business targets we evaluate.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our existing shareholders including our officers and directors have agreed, pursuant to letter agreements with our company and the underwriters, that until the earlier of a business combination, our liquidation (or, in the case of our officers and directors, until such time as he ceases to be an officer or director), to present to us for our consideration, prior to presentation to certain companies with which they are currently affiliated and any blank check or shell company with which they become affiliated with following this offering, any business opportunity with a company whose primary operations are located in Southeast Asia. While we currently expect that our directors would take legal action on our behalf against our existing shareholders to enforce their obligations to us, it is possible that our directors in exercising their fiduciary obligations to act in our best interests may choose not to do so. Our directors have fiduciary obligations to act in our best interests and shareholders may be entitled to remedies should the directors fail to do so. If our directors choose not to enforce these obligations, the number and, potentially, the quality of potential business targets we will have the opportunity to evaluate could be impaired.

Public shareholders exercising their redemption rights with respect to the subunits included in the units sold in this offering will forfeit the Class B warrants included in the subunits without the payment of any additional consideration.

Pursuant to our amended and restated memorandum and articles of association, public shareholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the Class B warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included within a unit or held separately.

In certain circumstances, a BVI court could order that amounts received by our shareholders are to be repaid to us.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us. Claims may be brought against us for these reasons. Since the trust account will be maintained outside of the United States in order to preserve our status as a foreign private issuer, it will be unlikely that involuntary insolvency proceedings can be filed in the United States since the trust funds will not be maintained within the United States. Since we expect to have no assets in the United States and since we are formed offshore, any insolvency claim would likely have to be initiated elsewhere.

We intend to consummate a business combination with an unidentified operating company. As we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business and will be relying on our management’s ability to identify a target business or businesses and complete a business combination.

We intend to focus on identifying a prospective target business in Southeast Asia, but will not be limited to pursuing acquisitions only within any particular industry or geographic region. As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business until we provide our shareholders with a notice concerning the business combination. We cannot assure you that our directors, officers and advisors will properly ascertain or assess all of the significant risk factors. Except for the limitation that a target acquisition have a fair market value of at least 80% of our assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) at the time of the execution of the definitive agreement relating to the business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of those entities which our directors, officers and advisors may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to enter into insolvent liquidation or a petition for winding up is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Form 6-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

If we issue additional shares to complete a business combination, this would reduce the equity interest of our shareholders and likely cause a change in control.

Our amended and restated memorandum and articles of association authorizes the issuance of an unlimited number of ordinary shares, and 5,000,000 preferred shares, each of no par value. Immediately after this offering, all of the additional ordinary shares and preferred shares will be available for issuance. Although we have no commitment as of the date of this prospectus, we are likely to issue a substantial number of additional ordinary or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. However, the issuance of such preferred or additional ordinary shares will not occur until, or in connection with, the business combination and as such, the additional shares will not have a right to vote to approve our proposed business combination. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
•	will likely cause a change in control if a substantial number of ordinary shares are issued, which will likely result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt we may choose to incur substantial debt to complete a business combination. There are no limitations on the amount of debt securities we may issue or the amount of debt we may incur. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

If any or all of these risks are actualized, our financial condition or leverage following the business combination will be adversely affected.

We could face additional risks in our ability to consummate our initial business combination if we choose to acquire several businesses simultaneously.

If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisition, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers). We will also be subject to additional risks after the closings of such acquisitions relating to the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business including the risk of consolidating management teams, employees and administrative staffs into a smaller, more cost effective workforce. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our ability to effect a business combination and to operate our business thereafter will be dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to effect a business combination is dependent upon the efforts of our directors, officers and advisors. Such persons are also officers, directors, and/or members of other entities. Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Furthermore, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In addition, if we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured such that the shareholders of the target company were to receive a large percentage of equity in the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

If we are not able to fully evaluate the management of our proposed target business we may not make a correct assessment which may have an adverse affect on our post-business combination entity.

While we intend to closely scrutinize any individuals we engage after a business combination, we may be subject to timing, resource and other constraints that would impair or limit our ability to fully evaluate the incumbent management of our target business. Additionally, we cannot assure you that our assessment of any of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company or United States securities laws which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

The value of any prospective acquisition target may decline after we enter into an acquisition agreement, in which case the transaction may not be approved or if approved may not result in the originally anticipated benefits to our shareholders.

After the entry into an acquisition agreement, the value of the target may decline in value for any number of reasons, including general market events, financial and business loss experienced by the target and geopolitical events. In most instances, the acquisition agreement will have representations, warranties and covenants that will permit us to terminate a transaction if the business, properties, financial condition or prospects of the target are damaged or diminished after signing and before closing. In the event that we are not able to terminate the transaction or renegotiate the acquisition and consideration terms commensurate with any change in the value of the target, the transaction may be disapproved. If the transaction is approved, despite the reduction in value and there are no termination provisions, we would have to proceed with the transaction in which instance our shareholders would suffer a loss in the value of their securities.

If we engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing shareholders, directors or officers, we may be subject to potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing shareholders, directors or officers, which may raise potential conflicts such as competing fiduciary duties, which could potentially place our company at a negotiating disadvantage in relation to the proposed target business. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our existing shareholders unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the FINRA, that the business combination is fair to our shareholders from a financial point of view.

Certain of our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers or directors have been or currently are a principal of, or are affiliated or associated with companies that provide financing for companies operating in Southeast Asia and companies that may seek acquisitions in the greater Asian region. Our officers and directors may also become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or contractual obligations either now or in the future. To the extent any such entities have not entered into a right of first refusal agreement, we expect that any conflict that arises between our company and any of those possible entities will be resolved in favor of such entities. Notwithstanding, each of our existing shareholders has agreed to present to our company for our consideration, any business opportunity with a company that has its primary operations in Southeast Asia prior to presenting them to any other blank check or shell company with which they become affiliated following this offering prior to the consummation of our business combination.

If we do not obtain an opinion from an independent investment banking firm as to the fair market enterprise value of the target business or that the price we are paying for the business is fair to our shareholders our shareholders will have to rely only on the assessment of our board of directors.

Unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders unless our board of directors is not able to independently determine that a target business or businesses have a sufficient fair market enterprise value or there is a conflict of interest with respect to the transaction. The fair market enterprise value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Since members of our board of directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness or propriety of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our ordinary shares held by the public shareholders.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in order to effectuate our initial business combination.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their constitutional documents and modified governing instruments. For example, blank check companies have amended the definition of business combination, changed geographic focus and consummated a transaction that did not satisfy the 80% test applicable to such entities. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in order to effectuate our initial business combination.

Pursuant to our amended and restated memorandum and articles of association, upon the expiration of the 24 month time period, our purpose and powers will be limited to winding up our affairs and liquidating. Also included in our amended and restated memorandum and articles of association are the provisions requiring the voluntary liquidation of our company at that time. We view the provisions relating to our 24 month time period as obligations to our investors and neither we nor our board of directors will propose, endorse or support any proposal by the shareholders or seek shareholder approval of any amendment of these provisions.

Our amended and restated memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of a majority of our shareholders. Also, pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering and the letter agreements between us and our existing shareholders, we will agree not to amend or modify any of foregoing provisions prior to the consummation of a business combination. We believe that such restrictions on amendments to the amended and restated memorandum and articles of association are enforceable under BVI law.

The requirement that we complete a business combination by         , 2013 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public shareholders the amount in our trust account (subject to our obligations under British Virgin Islands law for claims of creditors) plus any remaining net assets if we do not effect a business combination by         , 2013 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above. This may result in us being unable to obtain the best terms of such acquisition.

The requirement that we complete a business combination by         , 2013 [24 months from the date of this prospectus] may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by         , 2013 [24 months from the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination for reasons other than what is in the best interest of our shareholders.

Some of our officers and directors have limited to no experience with blank check companies and such lack of experience could adversely affect our ability to consummate a business combination.

Although Messrs. James Preissler and William B. Heyn have had experience with blank check companies in the past, the rest of our officers and directors, have limited to no experience with blank check companies. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public shareholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

We will not be limited to a particular industry or geographic area and may acquire a business operating in an industry that is beyond the expertise of our management.

Our efforts in identifying a prospective target business will not be limited to any particular industry or area, although we initially intend to focus our efforts on acquiring a target business having its primary operations in Southeast Asia, including Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines. Our management will not rule out pursuing attractive business opportunities in industries outside of its expertise if our management determines that it is in the best interests of our company and shareholders.

Should a favorable business opportunity present itself in an industry or area that is outside of our management’s expertise, our ability to assess the growth potential, financial condition, experience and skill of incumbent management, competitive position, regulatory environment and other criteria in evaluating such a business opportunity may be adversely affected. If we determine to acquire a prospective target business which is outside of the expertise of our management, no assurance can be given that we will be able to complete such an acquisition, and an unsuccessful attempt to do so could result in the liquidation of the trust account and dissolution of our company.

Other than with respect to the business combination, our officers, directors, existing shareholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than certain agreements with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, existing shareholders, or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, notice disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market enterprise value of the remaining target businesses in the combination. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of ordinary shares and/or preferred shares, it is likely we will complete only one business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

Our existing shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), our existing shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our ordinary shares (or warrants held by our existing shareholders and subsequently exercised), could allow our existing shareholders to influence the outcome of matters requiring shareholder approval, including the business combination and election of directors. Unlike other blank check companies, our existing shareholders have no requirement to vote with the majority of the public shareholders which are entitled to vote and, therefore, may have a significant influence on the approval of an initial business combination, which may not be in your best interest. The interests of our existing shareholders and your interests may not always align and taking actions which require approval of a majority of our shareholders, such as selling our company, may be more difficult to accomplish.

We may not be able to maintain control of a target business after our initial business combination.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. However, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Our existing shareholders paid an aggregate of $25,000 for their ordinary shares issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their ordinary shares at a nominal price, significantly contributing to this dilution. Assuming the offering is completed (and assuming no exercise of the underwriter’s over-allotment option), you and the other new investors will incur an immediate and substantial dilution of approximately 22% or $1.31 per share (the difference between the pro forma net tangible book value per share of $4.69, and the initial offering price of $6.00 per unit).

Existing shareholders may be eligible to receive additional warrants, which could have a negative impact on our results of operations.

Our existing shareholders, pro rata according to their respective ownership interests in us prior to the offering, will be eligible to receive additional warrants if certain pre-determined price targets of the ordinary shares are achieved. On the date of issuance, we will be required to record a charge to earnings in an amount equal to the fair value of such warrants. Any such charge to earnings could have a negative impact on our results of operations, particularly when we expect to have operating revenues following a business combination. Although there can be no assurance, we do not believe the issuance of such warrants will have a material impact on our ability to effect a business combination.

Our outstanding Class A warrants and Class B warrants and the underwriter’s unit purchase option may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing Class A warrants and Class B warrants to purchase up to an aggregate of 2,200,000 ordinary shares (assuming no exercise of the underwriter’s over-allotment option). In addition, we: (a) will sell to our existing shareholders and Maxim warrants to purchase up to 1,585,714 ordinary shares immediately prior to consummation of this offering, (b) have agreed to issue up to an additional 165,000 Class B warrants and 165,000 Class A warrants (and the ordinary shares thereunder) underlying, respectively, the subunits and units included as part of the underwriter’s over-allotment option, (c) have agreed to grant to the underwriters a unit purchase option to purchase up to 110,000 ordinary shares, Class A warrants to purchase up to an additional 110,000 ordinary shares at an exercise price of $6.60 per share and Class B warrants to purchase up to an additional 110,000 ordinary shares at an exercise price of $6.60 per share, and (d) Incentive warrants to be issued to our existing shareholders pro rata according to their respective beneficial ownership interests in us prior to the offering upon the successful completion of a business combination and obtaining certain pricing targets, which shall collectively equal 20% of the total warrants outstanding following this offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. This is because such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our existing shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our existing shareholders and their permitted transferees can demand that we register the initial shares and the private placement warrants, and the ordinary shares issuable upon exercise of the private placement warrants. If such persons exercise their registration rights in full, there will be an additional 275,000 ordinary shares (assuming no exercise of the underwriters’ over-allotment option (or 316,250 assuming the over-allotment option is exercised in full) and up to 1,585,714 ordinary shares issuable on exercise of the private placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our existing shareholders are registered.

If we redeem our Class A and Class B warrants, the private placement warrants and Incentive warrants, which are non-redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The Class A and Class B warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,
•	at a price of $0.01 per Class A and Class B warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A or Class B warrants unless the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the private placement warrants and Incentive warrants not being subject to the redemption feature that our publicly-held warrants are subject to, holders of the private placement warrants and Incentive warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the warrant holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

If you are not an institutional investor, you may purchase securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units and subunits, from and after the effective date, and the ordinary shares and warrants comprising the units and subunits, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state other than Idaho, having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting — State Blue Sky Information” below.

Since substantially all of our assets will be located outside the United States, investors may not be able to enforce federal securities laws or their other legal rights.

After the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national exchange.

Our units, subunits and Class A warrants (and upon successful completion of a business combination, the ordinary shares and Class B warrants) will be traded in the over-the-counter market and will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we expect that our securities will be quoted on the OTC Bulletin Board, as of the date of this prospectus, there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTC Bulletin Board, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our ordinary shares become subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our subunits or ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed; and
•	cancel the purchase transaction in violation of the “penny stock” rules and return the investor’s money.

We may become a “passive foreign investment company”, which could result in material adverse U.S. tax consequences to U.S. investors.

If we are determined to be a “passive foreign investment company,” known as a “PFIC,” U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Taxation —  General”) could be subject to material adverse United States federal tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder of our securities may be subject to increased U.S. federal tax and may be subject to additional reporting requirements. In general, we will be classified as a PFIC for any taxable year in which either: (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital and investments are considered assets that produce or are held for the production of passive income. Given our proposed plan of operations and the timeframe we have set to complete a business combination, there is a material risk that we will be a PFIC in the future.

We intend to elect a fiscal year ending on April 30 of each year as our taxable year for U.S. federal income tax purposes. Our actual PFIC status for our current taxable year ending April 30, 2011 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete a business combination by the end of our current taxable year ending April 30, 2011, we likely will be a PFIC for our current taxable year unless we complete a business combination in our taxable year ending April 30, 2012 and are not treated as a PFIC for either of our taxable years ending April 30, 2012 or April 30, 2013. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

The rules dealing with PFICs and related matters are very complex and are affected by various factors. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders —  Passive Foreign Investment Company Rules.”

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to United States public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;
•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public shareholders as part of our liquidation of the trust. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

The determination of the terms of this offering was more arbitrary than would typically be the case if we were an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the size of this offering and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. In determining the terms of this offering, our management considered a number of factors, including:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of similar blank check companies or blank check companies having many of the same features as our company;
•	our prospects for acquiring one or more businesses at attractive values given the restrictions placed on our company and other similar blank check companies;
•	practical issues such as trying to remain below the size at which we will be competing directly with large private equity firms and underwriters for target businesses;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering and the anticipated reception of the securities markets to this offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

International and political events could adversely affect our results of operations and financial condition.

We may enter into an initial business combination with a non-U.S. entity and, accordingly, a significant portion of our post business combination revenue may be derived from non-U.S. operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the U.S., including countries in Southeast Asia are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	natural disasters, including those related to earthquakes and flooding;
•	inflation;
•	currency fluctuations, devaluations, and conversion restrictions;
•	confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits may be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the U.S. may fail to comply with applicable laws.

Compliance with the Sarbanes-Oxley Act of 2002 could require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management evaluate and report on our system of internal controls. As a company with a market capitalization less than $75 million, per Section 404(b) of the Sarbanes-Oxley Act (added as part of the Dodd-Frank Act), we will be permanently exempt from the requirement that we have such system of internal controls audited. If no further action is taken by Congress or the SEC, at such time as we exceed a market capitalization of $75 million, we will be required to comply with such audit requirement. Further, if we generally fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation and any inability to provide reliable financial reports could harm our business.

Regardless of value and sophistication (if privately held) or market capitalization (if public), there can be no assurances a target company will be in compliance with all such applicable provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principle, or International Financial Reporting Standards, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or GAAP, or International Financial Reporting Standards, as issued by the International Accounting Standards Board, or International GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, or International GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States GAAP, or International GAAP, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value equal to or in excess of the 80% net asset threshold. It could also delay our preparation of our 6-K or our proxy statement which is required to be delivered and which we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If we do not hold an annual meeting of shareholders until after the consummation of a business combination shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the OTC Bulletin Board, or we decide for other business or legal reasons, we do not currently intend to hold an annual meeting of shareholders until after we consummate a business combination. If our shareholders want us to hold a meeting prior to our consummation of a business combination, they may do so by members holding not less than thirty per cent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

After a business combination, it is likely that a majority of our directors and officers will reside outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after a business combination, a majority of our directors and officers will reside outside of the United States and a majority of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder (as defined in “Taxation — United States Federal Income Taxation — General”) and your “functional currency” is the U.S. dollar, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder with the U.S. dollar as your functional currency will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands, and substantially all of our assets are located outside the United States. In addition, Pranata Hajadi, Eugene Hin Sun Wong and Boon How Lee are nationals or residents of jurisdictions other than the United States, such as Singapore, Indonesia and Hong Kong, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and the decisions of the English courts are of persuasive authority, but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits provided that in respect of the U.S. judgment:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;
•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by directors, officers, advisors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the BVI Business Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated memorandum and articles of association set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically our amended and restated memorandum and articles of association provide among other things, that:

•	a requirement that in the event we do not consummate a business combination within 24 months from the date of this prospectus, we will distribute to our public shareholders by way of redemption or distribution the amount in our trust account (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which our officers may withdraw for working capital purposes) and thereafter the directors may take such necessary steps, in their discretion, so as to put us into voluntary liquidation;
•	our officers and directors will take all actions necessary to distribute our trust account to our public shareholders prior to any voluntary liquidation if a business combination is not consummated within the time period specified in this prospectus; and
•	our shareholders will receive a pro rata portion of the amount held trust account upon the occurence of one of the following; upon a redemption pursuant to the tender offer rules, or if we hold a shareholder vote in connection with our business combination or upon our inability to consummate a business combination within 24 months from the date of this prospectus.
•	we may not consummate any merger, share exchange, share purchase, asset acquisition, contractual control arrangement or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least the 80% net asset threshold.

The elimination of any of these provisions would eliminate some of the protections and restrictions our shareholders are expecting from us. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in this prospectus could seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Our amended and restated memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of a majority of our shareholders. Also, pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering and the letter agreements between us and our existing shareholders, our existing shareholders will agree not to amend or modify any of foregoing provisions prior to the consummation of a business combination. We believe that such restrictions on amendments to the amended and restated memorandum and articles of association are enforceable under BVI law.

Our amended and restated memorandum and articles of association permit the board of directors to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

The amended and restated memorandum and articles of association of the company permit the board of directors to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We will not issue any additional classes of securities until, or in connection with, the business combination and as such, the additional shares will not have a right to vote to approve our proposed business combination.

Risks Related to Our Target Business

After a business combination, it is likely that substantially all of our assets will be in and our revenues will be from a jurisdiction in Southeast Asia. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments of the country or countries in which the business is located.

Certain countries in Southeast Asia, such as Vietnam and, to a certain extent, the Philippines, Indonesia and Malaysia may experience economic, political and social conditions, and government policies, that could affect our business. These economies differ from the economies of most developed countries in a number of respects, including:

•	the amount of government involvement;
•	the level of development;
•	the growth and inflation rate;
•	the control of foreign exchange;
•	changes in taxation rates and policies; and
•	the allocation of resources.

Our ability to find an attractive target business is based on the assumption that the economies of Southeast Asia (or the rest of the world, should we look outside of Southeast Asia) will continue to grow. It is likely that the economic growth will be uneven, both geographically and among various sectors of the economies in that region. Vietnam’s government has implemented various measures that management believes will encourage economic growth and guide the allocation of resources. Some of these measures are designed to benefit their overall economies, but may also have a negative effect on us, depending on the industry in which we engage in a business combination, and in the case of Vietnam have sparked a high inflationary environment. Other countries, like Singapore, the Philippines and Malaysia are more open to foreign investment with little restriction. Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

If political relations between one or more of the countries in the Southeast Asian region and the United States or Europe deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The government relationships between Vietnam, in particular, and to a lesser extent Indonesia and Malaysia, on the one hand, and the United States and Europe, on the other hand, are subject to fluctuation and periodic tension. There can also be inter-regional strains among the countries in Southeast Asia. Changes in political conditions and international relationships are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry and the region is quite disparate, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate business operations if intra-regional relations are strained or relations between the United States or Europe deteriorate with one or more countries in Southeast Asia.

A recent positive economic change has been Vietnam’s entry into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations. It is believed that Vietnam’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. Vietnam, however, has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on Vietnam’s economy.

We may not be able to enforce our rights in one or more of the countries in which the business is located.

The local laws within Southeast Asia are likely to govern all of our target business’ material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the target regions. The system of laws and the enforcement of existing laws in some of the countries, such as Vietnam, Malaysia, Thailand and Indonesia, may not be as certain in implementation and interpretation as in the United States. In Malaysia and possibly in the future, Indonesia, Sharia principles may be taken into account in certain circumstances both in legislation and interpretation. Some of the judiciary in the countries of Southeast Asia, notably Vietnam and to a less extent Thailand, Malaysia and Indonesia, is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

Many of the countries in Southeast Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following a business combination.

While many of the economies in Southeast Asia have experienced rapid growth over the last two decades, they currently are experiencing substantial inflationary pressures resulting from substantial increases in commodity prices and oil. These factors have lead to and will likely continue to lead to uneven growth in the region. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There may also be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Vietnam, Indonesia and Thailand are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

The Vietnamese and Indonesian governments and to a lesser extent the Thai government have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business which we ultimately acquire will be adversely affected. In that event, we may have to seek additional financing which may not be available on terms acceptable or at all.

If we acquire a target business through contractual arrangements with one or more operating businesses, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

In certain instances, to comply with local law relating to foreign ownership of local enterprises, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and local companies holding the licenses required to engage in the specific industry of the target business and its shareholders. In that case, the target business would be owned by local residents in one or more of the countries of Southeast Asia (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control comparable to those we would enjoy with full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

We expect that the contractual arrangements upon which we would be relying would be governed by local law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in the country in which the contract was made or governed. Accordingly, these contracts would be interpreted in accordance with local law within Southeast Asia, and any disputes would be resolved in accordance with local legal procedures within Southeast Asia. Uncertainties in the relevant legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business, see the section of this prospectus captioned “Proposed Business — Effecting a Business Combination — Contractual arrangements”.

If a country, such as Vietnam, Indonesia and Thailand, enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership, such as those in Vietnam, Indonesia and Thailand, are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete a business combination, they could severely impair our choice of candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Contractual arrangements we enter into with prospective target businesses or acquisitions of offshore entities that conduct operations through affiliates in Vietnam may be subject to a high level of scrutiny by tax authorities.

Under the laws of Vietnam arrangements and transactions among related parties may be subject to audit or challenge by Vietnamese tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the Vietnamese tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by Vietnamese tax authorities that we are ineligible for any such tax savings, or that any of our prospective target businesses are not eligible for tax savings, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in Vietnam, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

Because our objective is to acquire a target business having its primary operating facilities located within the Southeast Asian region and because substantially all revenues and income would be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the local currency. The value of the all the currencies in the region fluctuates and is affected by, among other things, changes in political and economic conditions. Any devaluation may materially and adversely affect a target business. If a currency appreciates in value against the dollar prior to the consummation of a business combination, the cost of a target business as measured in dollars will increase.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a state-owned company or assets, notably in Vietnam and Indonesia, are subject to governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved processes. The final price may be dictated or influenced by regulation, such as a requirement of an appraisal and minimum valuation based thereon. Alternatively, bidding/auction procedures may be required. There may also be a requirement of a resettlement plan to properly resettle the employees, and the resettlement plan may have to be approved by the employee. These types of regulations may adversely effect our ability to acquire a state-owned business or assets.

Cultural and managerial differences may result in the reduction of our overall performance after the consummation of a business combination.

While mergers and acquisitions are increasing in frequency within the Southeast Asian region, assimilating cultural and managerial differences are still problematic. Friction may also result with the consolidation of management teams from different regional cultural backgrounds. These factors may make effecting a business combination and running the acquired business more difficult.

Political instability in a number of the countries could harm our business.

Although we may conclude a business combination with a target located in anywhere in the world, we intend to focus on locating a target businesses in any one of a number of countries within the Southeast Asian region, with an emphasis on Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines, that have operations located or associated with those and other developing countries in greater Southeast Asia, in some of which there is political, economic and social transition of great magnitude taking place. Some Southeast Asian countries, including the Philippines, Vietnam, Thailand, and Indonesia, from time to time, have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Malaysia has begun to emphasize an orientation towards Europe, away from the United States, and sought greater alignment with Moslem countries. Indonesia has also experienced an increasing alignment with Moslem countries and have restricted foreign ownership in a wide range of industries. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Terrorism and similar acts of political instability could have an adverse impact on our decision to invest in a particular country and may dislocate operations of a target company or cause unfavorable government policies that adversely impact operations of a target company.

From time to time, terrorist acts, armed conflict and insurrection, civil strife and war have taken place in some of the Southeast Asian countries we are considering for investment. Labor unrest and activism has had a similar effect of dislocating the business and investment climate in some countries. These acts, when they occur, destabilize the business environment through internal divisions, destruction of property, disruption of business operations and investment and government acts that often are unfavorable to business and trade. In periods of economic dislocation, such as can be caused by inflation, scarcity of foodstuffs and essential commodities, there are often events intended to cause political instability. In any investment decision with respect to a target, we intend to evaluate the political and labor climate of the country or countries in which the operations take place, but we cannot assure that events will not change and cause an adverse effect on an intended investment or operations of a business that is ultimately achieved.

Corporate governance standards in some countries within the Asian region are not as strict or developed as in other countries, and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, treatment of shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process may also result inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting company take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on operations and financial results.

Fluctuations in the value of the operating currency relative to the United States dollar could affect our operating results.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in one or more of the currencies of the Asian countries. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results.

Some of the countries in which we may invest do not have as certain a legal system as afforded by those of the United States and Singapore resulting in varying outcomes which may have an adverse impact on our business and operations.

The legal systems of several Southeastern Asian countries, such as Indonesia, are based on written statutes in which judicial and administrative decisions do not constitute binding precedents and are not systematically published. Some commercial and civil laws are based on the systems in effect prior to independence from former colonial powers and have not been revised to reflect the complexities of modern financial and commercial transactions. There may be uncertainty in the interpretation and application of legal principles and subjective interpretation such as the good faith of the parties to the transaction. The practical effect is difficult or impossible to forecast. Judges in certain of the Southeastern countries have broad fact-finding powers and a high level of discretion in relation to the manner in which those powers are exercised. As a result, the administration and enforcement of law and regulations by the courts and governmental agencies may be subject to the considerable discretion, uncertainty and variation. The legal rights of creditors and debtors vary widely among the countries of Southeast Asia, which may provide added uncertainty to a transaction or operations of a target company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others: (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our share capital or incurrence of debt to complete a business combination;
•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	the control by our existing shareholders of a substantial interest in us;
•	the existence of registration rights with respect to the securities owned by our existing shareholders;
•	the lack of a market for our securities;
•	our being deemed an investment company;
•	our dependence on our key personnel;
•	our dependence on a single company after our business combination;
•	environmental, permitting and other regulatory risks;
•	foreign currency fluctuations and overall political risk in foreign jurisdictions;
•	our operating and capital expenditures;
•	our competitive position; and

•	expected results of operations and/or financial position.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds(1)
Offering gross proceeds	$6,600,000	$7,590,000
Proceeds from sale of private placement warrants	555,000	555,000
Total gross proceeds	$7,155,000	$8,145,000
Offering expenses(2)
Underwriting discount (3% of offering gross proceeds)	$198,000	$227,700
Legal fees and expenses	65,000	65,000
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	10,000	10,000
SEC registration fee	1,782	1,782
FINRA registration fee	3,000	3,000
Blue Sky expenses	30,000	30,000
Miscellaneous expenses	22,218	22,218
Total offering expenses	$355,000	$384,700
Net proceeds from offering and from sale of private placement warrants	$6,800,000	$7,760,300
Not held in trust account	$200,000	$200,000
Held in the trust account for our benefit	$6,600,000	$7,560,300

	Amount	Percentage
Working capital funded from net offering proceeds and private placement proceeds not held in trust and amounts available from interest income earned on the trust account(3)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$80,000	33%
Legal and accounting fees relating to SEC reporting obligations	40,000	16%
Administrative fees ($5,000 per month for 24 months)(4)	120,000	49%
Working capital, director and officer liability insurance premiums and reserves	5,000	2%
Total(5)	$245,000	100%

(1)	Excludes the payment of $100 from the underwriters for their unit purchase option, and the proceeds from the exercise of any warrants.
(2)	A portion of the offering expenses have been funded with the proceeds of an amount of an aggregate of approximately $150,000 in loans from certain of our existing shareholders. This loan will be repaid without interest out of the proceeds of this offering not held in the trust account upon the consummation of this offering.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(4)	The administrative fees will be paid to H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi, our co-vice chairman of the board and executive vice president.
(5)	The amount of net proceeds from this offering not held in trust includes interest earned on the funds in the trust account, that can be released to us for the categories listed in the above table and for any amounts we may need to pay our income or other tax obligations. The estimated interest earned on funds held in the trust account is based on what we believe to be a conservative interest rate of 0.37% per annum following this offering generated from the funds which will be invested principally in United States tax exempt money market funds and to a lesser extent in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. During the six month period ended February 2, 2011, U.S. Treasury Bills with six month maturities were yielding approximately 0.37% per annum. The 0.37% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

We estimate that our expenses, including our working capital requirements, for the 24 months following the date of this prospectus will be approximately $245,000 and will be funded by the $200,000 not placed in trust from the proceeds of the offering and all the proceeds of the private placement and an additional $45,000 from interest earned on the funds in the trust account.

Of the net proceeds of this offering, an aggregate of $6,600,000 (or $7,560,300 if the over-allotment option is exercised in full) of the proceeds will be deposited into the trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee. The proceeds will not be released from the trust account, until the earlier of (i) the consummation of a business combination within 24 months from the date of this prospectus, (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business combination or (iii) our liquidation.

The proceeds held in the trust account (net of taxes, up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes but exclusive of any investment banking fees payable at the closing of the business combination or used to pay public shareholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to existing shareholders for out-of-pocket expenses, third party due diligence expenses or potential finder’s fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

All amounts held in the trust account will be released to us on the closing of our initial business combination with a target business, subject to any amounts payable upon the exercise of tender offer or redemption rights, as applicable. In addition, we have agreed to pay Maxim, a cash fee of $300,000 upon consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination.

We have agreed to pay to H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi, our co-vice chairman of the board and executive vice president, of $5,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)             , 2013 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association.

The proceeds of the trust account and the amount held outside of the trust account will be invested and held outside of the U.S. We intend to use an aggregate of $200,000 consisting of net proceeds of the offering not held in the trust and proceeds from the private placement and up to 100% of the interest earned on the proceeds placed in the trust account for a portion of our due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in an acquisition agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by             , 2013 [24 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition.

To the extent that our authorized shares or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

Certain of our existing shareholders have advanced to us a total of approximately $150,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, Blue Sky expenses, FINRA filing fees and legal and audit fees and expenses. The loans will be payable without interest on the earlier of June 30, 2011, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940.

No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or shareholders prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination,” “Legal and accounting fees relating to SEC reporting obligations,” “Administrative fees,” and “Working capital, director and officer liability insurance premiums and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on such public shareholder’s portion of the trust account, but net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes) in the event we consummate our initial business combination, if such public shareholder exercises his redemption rights in accordance with the conditions set forth in this prospectus, upon a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate a business combination within the 24 month period, or upon our liquidation. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Additionally, our existing shareholders, including our officers, directors and advisors have agreed not to exercise their redemption rights with respect to initial shares. Our existing shareholders, including our officers, directors and advisors have also waived their rights in any redemption with respect to their initial shares if we fail to consummate an initial business combination within 24 months. However, if our existing shareholders, officers, directors or advisors acquire subunits in or after this offering, they will be entitled to a pro rata share of the trust account with respect to such shares upon our distribution of the trust account by way of redemption in the event we do not consummate a business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our existing shareholders’ ownership at the same level described in this prospectus of our issued and outstanding our ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the Class A warrants and Class B warrants included in the units and subunits, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of outstanding ordinary shares.

At August 31, 2010, our net tangible book value was $(191,507), or approximately ($0.70) per ordinary share. After giving effect to the sale of 1,100,000 ordinary shares included in the units, and the deduction of underwriting compensation and estimated expenses of this offering, our pro forma net tangible book value at August 31, 2010 would have been $5,103,739 or $4.69 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 286,000 ordinary shares that may be redeemed for cash, assuming no exercise of the underwriters’ over-allotment option) of $5.38 per share to the existing shareholders and an immediate dilution of $1.31 per share or 22% to new investors.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the Class A warrants and Class B warrants included in the units and subunits and assuming the over-allotment option is not exercised:

Public offering price		$6.00
Net tangible book value before this offering	(0.70)
Increase attributable to new investors	5.38
Pro forma net tangible book value after this offering		4.69
Dilution to new investors		$1.31

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $1,716,000 because holders of 26% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, divided by the number of ordinary shares sold in this offering).

The following tables set forth information with respect to our existing shareholders and the new investors.

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	275,000	20.00%	$25,000	0.38%	$.09
New investors	1,100,000	80.00%	$6,600,000	99.62%	$6.00
	1,375,000	100%	$6,625,000	100%

(1)	Assumes: (i) the sale of 1,100,000 units in this offering but not the exercise of 2,200,000 warrants to purchase the ordinary shares sold as part of such units and subunits and (ii) no exercise of the underwriter’s over-allotment option.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	(191,507)
Net proceeds from this offering and sale of private placement warrants	6,800,000
Offering costs paid in advance and not included in net tangible book value before this offering	211,145
Proceeds from sale of option to the underwriters	100
Less: Proceeds held in trust subject to redemption for cash	(1,716,000)
$5,103,739

Denominator:
Ordinary shares outstanding prior to this offering and the private placement(1)	275,000
Ordinary shares included in the units offered	1,100,000
Less: Ordinary Shares subject to redemption (1,100,000 X 26%)	(286,000)
1,089,000

(1)	Assumes no exercise of underwriter’s over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization at August 31, 2010 and as adjusted to give effect to the sale of our units in this offering and the sale of private placement warrants in the private placement, and the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted
Total debt
Note payable to shareholder(1)	$150,000	$—
Ordinary Shares, no par value, 0 and 286,000 shares which are subject to possible redemption, shares at redemption value	$—	$1,716,000
	$150,000	$1,716,000
Shareholders’ equity:
Preferred Shares, no par value, 5,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	$—	$—
Ordinary Shares, no par value, unlimited shares authorized, 275,000 shares issued and outstanding (assuming no exercise of the underwriter’s over-allotment option), actual; 1,375,000 shares issued and outstanding (assuming no exercise of the underwriter’s over-allotment option), including 286,000 shares subject to possible redemption rights, as adjusted(2)(3)	25,000	5,109,100
Additional paid-in capital	—	—
Deficit accumulated during the development stage	(5,361)	(5,361)
Total shareholders’ equity	$19,639	$5,103,739
Total capitalization	$169,639	$6,819,739

(1)	Amounts loaned pursuant to the promissory notes issued to certain of our existing shareholders are due on the earlier of June 30, 2011 and the closing of this offering.
(2)	Immediately prior to this offering, our existing shareholders hold 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full).
(3)	If we consummate a business combination, the redemption rights afforded to our shareholders may result in the redemption into cash of no more than 26% (or up to 40% if the over-allotment is exercised in full) of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, as of two business days prior to the commencement of our tender offer or shareholders meeting divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a newly-organized British Virgin Islands business company with limited liability (meaning the liability of shareholders is limited to the price paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business or assets. We intend to focus on identifying a prospective target business in Southeast Asia, but will not be limited to pursuing acquisition opportunities within that geographic region. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we initially intend to focus our efforts on acquiring a target business having its primary operations in Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines. We do not have any specific business combination under consideration or contemplated and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with potential targets regarding such a transaction.

We have not commenced operations since our inception on May 21, 2010. All activities and expenses incurred to date are related to our formation and preparation of the proposed offering. We have neither engaged in any operations nor generated revenue to date. We are considered to be in the development stage and are therefore subject to the risks associated with activities of development stage companies.

We intend to utilize cash derived from the proceeds of this offering, our authorized shares, debt, or a combination of cash, shares and debt, in effecting a business combination. The issuance of additional shares in the company:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which will likely also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception on May 21, 2010 has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by certain of our existing shareholders who have advanced to us a total of approximately $150,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, Blue Sky expenses, FINRA filing fees and legal and audit fees and expenses. The loans will be payable without interest on the earlier of June 30, 2011, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering.

We estimate that the net proceeds from the sale of the units in this offering that will be deposited in our trust account, will be approximately 6,600,000 (or $7,560,300 if the underwriter’s over-allotment option is exercised in full). None of the proceeds of the private placement will be held in trust. We intend to use substantially all of the net proceeds of this offering to effect a business combination. To the extent that our authorized shares is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering and the private placement, the funds not held in trust ($200,000) plus the trust interest we will be permitted to draw monthly will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, per month. In order to estimate the interest generated, we assumed a conservative interest rate of 0.37% per annum. We expect that the funds in the trust account will generate approximately an aggregate of $45,000 in interest over the 24 months available for a business combination. We have assumed a 0.37% per annum interest rate because following this offering, the funds held in the trust account will be invested principally in United States tax exempt money market funds and to a lesser extent in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. During the six month period ended February 2, 2011, U.S. Treasury Bills with six month maturities were yielding approximately 0.37% per annum. The 0.37% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination.

In order to meet our working capital needs following the consummation of this offering, any of our existing shareholders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.35 per warrant at the option of such person. The warrants would be identical to the private placement warrants, except that the exercise price will be $3.00 per share. The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan. The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expense incurred with the filing of any such registration statements. The terms of such loans by our existing shareholders, if any, have not been determined and no written agreements exist. Any such loans would be on terms that waive any and all rights to the funds in the trust account.

We anticipate that we will incur approximately $80,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $5,000 per month under an administrative agreement with H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi, our co-vice chairman of the board and executive vice president, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $5,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on       , 2013 [24 months from the date of this prospectus], and director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

We believe there should be sufficient funds available outside of the trust account to fund the costs and expenses associated with our liquidation if our corporate existence terminates on       , 2013 [24 months from the date of this prospectus], although we cannot give any assurances thereof. Our existing shareholders have agreed to indemnify us to the extent of their pro rata beneficial ownership interest in our company immediately prior to this offering to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering — Liquidation if no business combination.”

We have agreed to sell to the representative of the underwriters, for $100, a five year option to purchase a total of 110,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $295,900 ($2.69 per unit), using an expected life of five years after the first anniversary of the effective date of this registration statement, volatility of 54.1%, and a risk-free rate of 2.625%. The expected volatility of approximately 54.1% was estimated by management based on evaluation of the average historical volatilities of ten prior blank check companies that focused on the geographic region of Asia. Because we do not have a trading history, we needed to estimate the potential volatility of the unit price, which will depend on a number of factors that cannot be ascertained at this time. We used these companies because management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we dissolve and liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting — Purchase Option.”

The Class A warrants and Class B warrants, the private placement warrants, the Incentive warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Except for the private placement warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any warrants underlying the unit purchase option unless the registration statement with respect to such warrants is effective. If a holder of Class A warrants and Class B warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the ordinary shares underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under Accounting Standards Codification 815-40, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in a Company’s Own Stock,” as amended. We will therefore account for the warrants and the unit purchase option as equity.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending April 30, 2011.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

The results of management’s assessment may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. The Company has the discretion to select the investments and initially it is our intent to invest the funds in government securities and/or qualified money market funds which will be purchased through [_____________]. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of August 31, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on our financial statements.

PROPOSED BUSINESS

Introduction

We are a newly-organized British Virgin Islands business company with limited liability (meaning the liability of shareholders is limited to the price paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business or assets.

We intend to focus on identifying a prospective target business having its primary operations in Southeast Asia, but will not be limited to pursuing acquisition opportunities within that geographic region. Our efforts in identifying a prospective target business will not be limited to a particular industry or area, although we initially intend to focus our efforts on acquiring a target business having its primary operations in Southeast Asia, including Singapore, Indonesia, Malaysia, Thailand, Vietnam and the Philippines. We do not have any specific merger, share exchange, asset acquisition, contractual control arrangement or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

We will seek to capitalize on the significant strength of our management team. Each of our officers and directors has significant experience advising, acquiring, financing and selling private and public companies in a variety of industries and has prior experience with a blank check company. We believe that our extensive contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities.

Opportunities in Southeast Asia

We believe that there are a number of opportunities for acquiring operating businesses located in the Southeast Asian region due to the long term favorable economic growth as demonstrated over the last decade and continuing change in the political and social conditions in many of the countries that encourage economic development and inter-region and international trade. We initially intend to focus on identifying a prospective target business or assets in Singapore, Indonesia and Malaysia where our officers and directors have the most contacts and experience, but we plan to also consider investments in companies with operations in the Philippines, Vietnam and Thailand, or elsewhere in the world. We believe the major economies within Southeast Asia represent favorable environments for both business acquisitions and operations for several reasons, including:

•	Sustained GDP growth. Although export-oriented Association of South East Asian Nations (“ASEAN”) economies have seen a greater crisis impact with growth dropping quickly during the global financial crisis, they are poised for a quicker recovery as well. According to the July 2010 issue of Asia Economic Monitor, the growth in the members of the ASEAN is estimated to be approximately 6.7% in 2010, with the International Monetary Fund increasing its forecast for Indonesia's GDP, Southeast Asia’s largest economy, for 2010 and 2011 at 6.0% and 6.2%, respectively.
•	Strengthening Regional Economy. With ASEAN Free Trade Area having become operational in 2002, businesses in the region have access to over 550 million persons, and intra-ASEAN trade in 2009 totaled approximately $375 billion, according to “ASEAN Merchandise Trade Statistics Database”. The ASEAN Free Trade Area continues to lay important ground work for future opportunities for development of trade and industrial growth for the future.
•	WTO Memberships. Many of the countries in Southeast Asia, including Singapore, Indonesia, Malaysia and Vietnam, are members of the WTO, which ensures the continuation of liberalizing reforms over the longer term.
•	Strategic location. The region is strategically located between the manufacturing powerhouse of China and the natural resource rich Australia.

•	Public equity market not developed for middle market companies. Southeast Asia public equity markets for middle market companies are not as well developed and active as the equity markets within the United States.

We have no affiliations whatsoever with International Monetary Fund, Asian Development Bank or ASEAN Secretariat and in no way funded the abovementioned sources and/or reports which are widely available to the public. The information in these sources represent the most recently available data and, therefore, remains reliable.

Competitive strengths

We believe our specific competitive strengths to be the following:

•	Prior Blank Check Company Experience. Certain of our directors, officers and advisors have already been involved in an initial public offering and the subsequent consummation of a business combination for two prior blank check companies. The first of these was China Unistone Acquisition Corp., which conducted an initial public offering in November 2004, raising gross proceeds of $20.7 million at an offering price of $6 per unit. James Preissler, our chief financial officer and secretary, was the chief financial officer of China Unistone Acquisition Corp., and William B. Heyn, our advisor, was also an advisor to China Unistone Acquisition Corp. In November 2006, China Unistone Acquisition Corp. consummated a business combination with Yucheng Technologies Limited (NASDAQ: YTEC). The second of these blank check companies was CS China Acquisition Corp., which in August 2008 conducted an initial public offering raising gross proceeds of $33.1 million at an offering price of $6 per unit. In February 2010, CS China Acquisition Corp. consummated a business combination with Asia Entertainment & Resources, Ltd. (NASDAQ: AERL). Mr. Preissler was a director and the chief financial officer of CS China Acquisition Corp. and Mr. Heyn was an advisor to CS China Acquisition Corp. At both China Unistone Acquisition Corp. and CS China Acquisition Corp., Messrs. Preissler and Heyn each played a key role throughout the business combination, including assisting in identifying various suitable acquisition candidates, including the ultimate target, structuring and negotiating the transaction and assisting in the proxy solicitation of shareholder approval for such acquisition. Mr. Preissler continues to serve as an independent director of Asia Entertainment & Resources, Ltd. We believe our management’s prior acquisition experience with a blank check company represents a significant competitive advantage.
•	Extensive Public, Private Equity and Mergers and Acquisitions Contacts. Our directors, officers and advisors have extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience. We believe that our directors, officers and advisors have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business combinations. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.
•	Management Operating and Investing Experience. Each of our officers and directors has significant experience advising, acquiring, financing and selling private and public companies in various industries. Furthermore, our directors, officers and advisors have extensive experience working together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our directors, officers and advisors have acquisition and operating experience in a number of businesses in various industries (such as basic and specialty manufacturing, property development, food and beverage industry, logistics and distribution, and the automotive industry). We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

Status as a public company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong financial position and flexibility

With a trust account initially in the amount of $6,600,000 (assuming no exercise of the underwriter’s over-allotment option) and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a future business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using our shares, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business combination. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting a Business Combination

General

We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination an unidentified operating business or assets in Southeast Asia or elsewhere in the world. We are not limited to a particular industry. Our existing shareholders, officers and directors have agreed that we will only have 24 months from the date of this prospectus to consummate our initial business combination. If we do not consummate a business combination within such 24 month period, we shall (i) cease all operations except for the purposes of winding up, and (ii) dissolve and liquidate the trust account and the balance of our net assets to our public shareholders. We do not have any specific merger, share exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

Our amended and restated memorandum and articles of association also provide that, with the exception of those provisions specifically related to redemption of your ordinary shares in connection with (i) a tender offer or shareholder vote, in the case of a business combination, or (ii) any winding-down, in the case of our not consummating an initial business combination within the 24 month period, any of its provisions, including those related to pre-business combination activity, may be amended if approved by a majority of our shareholders entitled to vote on such matters.

We intend to utilize cash derived from the proceeds of this offering, our authorized shares, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses and/or assets at the same time. Notwithstanding a business combination with of one or more operating businesses, or assets, or a combination thereof, our initial business combination will be with a target business or businesses with a collective fair market value that is at least 80% of the amount in the trust account at the time of the execution of the definitive agreement relating to such business combination.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. We will acquire a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into.

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $6.00 per share, (or approximately $5.98 per share if the underwriters’ over-allotment option is exercised in full). Unlike other blank check companies which hold a shareholder vote and conduct proxy solicitations in conjunction with their redemptions of public shares for cash upon consummation of their initial business combinations, we may either hold a shareholder vote or conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers, and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 26% (or up to 40% if the over-allotment is exercised in full) of our public shares elect to redeem their ordinary shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% (or up to 40% if the over-allotment is exercised in full) of our public shares elect to redeem. Our existing shareholders, including our officers, directors and advisors have agreed not to redeem the ordinary shares held by them prior to this offering.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our notice disclosing the business combination would disclose the terms of the financing and, only if required by law, regulation or a rule of the OTC Bulletin Board, we would seek shareholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the OTC Bulletin Board, we would not seek separate shareholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in the trust account at the time of the execution of the definitive agreement relating to the business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. In order to meet our working capital needs following the consummation of this offering, any of our existing shareholders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.35 per warrant at the option of such person. Any such loans would be on terms that waive any and all rights to the funds in the trust account.

We have not identified a target acquisition

To date, we have not taken any action to select any target industry or business with which to seek a business combination. None of our directors, officers or advisors have taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of the amount in the trust account at the time of the execution of the definitive agreement relating to the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. If we use funds other than the cash held in our trust account to finance the business combination we will use the funds in the trust account to fund the operations and growth of the target business, unless such trust account funds are also used to finance the business combination. However, we have no current plans or agreements to enter into any such financing arrangements. Although we believe that our management has the experience to identify appropriate target businesses and also has operational experience applicable post business combination, we cannot assure you that we will adequately ascertain or assess all significant risks attendant to a business combination.

Sources of target acquisitions

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, through their network of joint venture partners and other industry relationships that regularly, in the course of their daily business activities, see numerous varied opportunities, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or shareholders any finder’s fee or other compensation in any form for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees in any form from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our existing shareholders, officers, or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we would obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA that such an initial business combination is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the amount in the trust account at the time of the execution of the definitive agreement relating to such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on particular industries to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	earnings and growth potential;
•	experience and skill of management and availability of additional personnel;
•	growth potential;
•	capital requirements;
•	competitive position;
•	financial condition and results of operation;
•	barriers to entry;
•	stage of development of the products, processes or services;

•	breadth of services offered;
•	degree of current or potential market acceptance of the services;
•	regulatory environment of the industry and the country of operations; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, we would not continue negotiations with such business or owner.

In determining the size of the proposed offering, we evaluated the amount of capital that we believe will be required to effectively support the search for and consummate an acquisition given the general economic conditions in the target region.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it will be possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction, and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we will be in a position to identify and analyze acquisition targets in the same manner as we will do before our initial transaction. To the extent we will be able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we will plan to seek to consummate the acquisition which will be the most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity will be the most attractive will be based on our analysis of a variety of factors, including whether such acquisition will be in the best interests of our shareholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders or consulting fees to our existing shareholders, officers or directors for services rendered to us or in connection with a business combination. In addition, we will not make any other payment to them out of the proceeds of this offering (or the funds held in trust) other than reimbursement for out-of-pocket expenses they may incur in conducting due diligence.

If we structure a business combination and the target does not require all of the funds in our trust account for its working capital needs, or if as a condition to the consummation of such business combination or otherwise we have to reduce the funds in the trust account (for example, the target’s shareholders may desire a less dilutive business combination), we may, but are not obligated to, repurchase securities from public shareholders with the proceeds in the trust account as a condition to the closing of such business combination (in accordance with all applicable laws). We may, for example, structure purchases (should they occur at all) from public shareholders voting in favor of a business combination. As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after our business combination and the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the listing of our securities on a national securities exchange after the initial business combination.

Contractual arrangements

The governments of some of the countries in which we will seek a business combination, notably Vietnam, Indonesia and possibly Thailand, depending on the industry, have restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. A government may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having famous local brand names or well established local brand names. Subject to the review requirements of the relevant ministries and agencies and subject to any percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by local residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in the particular jurisdiction which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;
•	Transfer of a substantial portion of the economic benefits of the target company would be transferred to us (sufficient in amount to meet the 80% net asset threshold); and
•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company, or all or part of the assets of the target company, in each case when and to the extent permitted by local regulations and for nominal or no additional consideration.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80% net asset threshold required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of a business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or share exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by the law of the jurisdiction in which the contract is made, and arrangement would be the only basis of providing resolution of disputes that arise through either arbitration or litigation. Accordingly, these contracts would be interpreted in accordance with local law and any disputes would be resolved in accordance with local legal procedures. Uncertainties in the legal system of a particular jurisdiction could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

There are also uncertainties as to whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership of assets and industries, and if we or any of our prospective target businesses are found to be in violation of existing or future laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant regulatory authorities may have the discretion to:

•	revoke the business and operating licenses of our prospective target businesses;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict our prospective target businesses’ operations;
•	require us or our prospective target businesses to restructure the ownership or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations; or
•	impose conditions or requirements with which we or our prospective target businesses may not be able to comply.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

Further, arrangements and transactions among related parties may be subject to audit or challenge by the local tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the local tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by the local authorities that we are ineligible for any such tax savings, or that any of our prospective target businesses are not eligible for tax savings, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of the amount in the trust account at the time of the execution of the definitive agreement relating to such business combination. Furthermore, there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses. However, we have no current plans or agreements to enter into any such financing arrangements. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value of at least 80% of the amount in our trust account based on the value of the assets, as determined by the advice of our financial advisors consistent with industry practice.

If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors is affiliated with the target business or if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which may or may not be a member of the FINRA with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

James Preissler our Chief Financial Officer and Secretary, and William B. Heyn, our advisor, have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions similar in nature to the one contemplated for our business combination. Specifically, Mr. Preissler and Mr. Heyn evaluated target acquisitions and performed the 80% net asset threshold test for both China Unistone Acquisition Corp. and CS China Acquisition Corp.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of the execution of the definitive agreement relating to such business combination, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of the amount in the trust account. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our current officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to augment or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Shareholders may not have the ability to approve a business combination

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business combination as not all business combinations require shareholder approval under applicable state law. However, we may conduct a shareholder vote, if it is required by law, or we decide to hold such vote for other business or legal reasons. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval would be required under the Companies Act of the British Virgin Islands for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of Assets	No
Purchase of Stock of target not involving a merger with the company.	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $6.00 per share (or approximately $5.98 per share if the underwriters’ over-allotment option is exercised in full). Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we hold a shareholder vote while we are subject to the FPI rules, our public shareholders will exercise their redemption rights in our tender offer and will have the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 26% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% of our public shares elect to redeem. Our existing shareholders, officers, directors and advisors have agreed not to redeem any shares held by them in connection with the consummation of an initial business combination and have agreed not to redeem their initial shares in connection with a liquidation in the event we are unable to consummate a business combination within the allotted time. However, they will be entitled to distributions for any public shares owned by them in the event we do not consummate a business combination and we redeem or liquidate the trust account and distribute the proceeds to our public shareholders.

If we lose our status as a FPI and are subject to the U.S. domestic issuer rules, our public shareholders voting in favor of our initial business combination may elect to exercise their redemption rights and shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but our public shareholders voting against the business combination and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount in the trust account less taxes and interest earned on the proceeds placed in the trust account.

Conduct of redemption pursuant to tender offer rules

When we conduct the redemptions upon consummation of our initial business combination in compliance with the tender offer rules, the redemption offer will be made to all of our shareholders, not just our public shareholders. Our existing shareholders, including our officers, directors and advisors, however, has agreed not to redeem their initial shares in connection with this redemption offer. In addition, the offer will be made for up to a maximum of 26% of our public shares, subject to the condition that if more than 26% of our public shares elect to redeem their shares, we will withdraw the offer and not consummate the initial business combination.

Submission of our initial business combination to a shareholder vote

In the event we seek shareholder approval of our initial business combination, we will distribute proxy materials to our public shareholders. If we are deemed a FPI at such time or required to comply with the foreign private issuer rules, our public shareholders will not be able to redeem their shares in connection with such vote and will be required to tender their shares for redemption in accordance with the tender offer rules. If we are no longer subject to the foreign private issuer rules and conduct a shareholder vote pursuant to a proxy statement under the proxy rules, we will provide our public shareholders with redemption rights upon consummation of the initial business combination. In connection with a shareholder vote and redemption under the proxy rules, public shareholders electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and any interest earned on the proceeds placed in the trust account actually withdrawn for working capital purposes, but public shareholders voting against the business combination and electing to exercise their redemption rights shall only be entitled to receive cash equal to their pro rata share of the aggregate amount then in the trust account, less taxes and any interest earned on the proceeds placed in the trust account.

Additionally, if we submit our business combination to our shareholders for approval, we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules and we are no longer required to comply with the foreign private issuer rules, our existing shareholders, officers, directors and advisors may privately negotiate transactions to purchase ordinary shares after the closing of the business combination from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Any privately negotiated transaction to purchase shares from a shareholder who would otherwise choose to redeem their shares would include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to refrain from voting against the business combination and from redeeming their ordinary shares (as directed by the purchaser of such securities). All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of shareholders who have elected, or otherwise indicated their intention, to exercise their redemption rights. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

The purpose of all such purchases would be to increase the likelihood of obtaining shareholder approval of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of such purchases:

•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange; and
•	the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their ordinary shares purchased in such privately negotiated transactions, at a premium, if any.

Investors are cautioned that none of our existing shareholders, officers, directors, advisors and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and their failure to so agree at the applicable time could adversely impair our ability to consummate a business combination. Moreover, even if our existing shareholders, officers, directors, advisors and their respective affiliates or a third party were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate the business combination.

Our existing shareholders, officers, directors, advisors and/or their affiliates anticipate that they will identify the shareholders with whom the existing shareholders, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of a notice in connection with our initial business combination. To the extent that our existing shareholders, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, any shares so purchased by our existing shareholders, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Limitation on redemption rights and voting rights if we seek a shareholder vote

Notwithstanding the foregoing, and solely if we hold a shareholder vote to approve our initial business combination, we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules and we are no longer subject to the foreign private issuer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights or voting with respect to more than an aggregate of 10% of the public shares sold in this offering. If we are subject to the foreign private issuer rules and are required to comply with the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate or group, will be restricted from voting with respect to more than an aggregate of 10% of the public shares sold in this offering if we seek a shareholder vote.

We believe these restrictions will discourage shareholders from accumulating large blocks of ordinary shares, and subsequent attempts by such holders to use their ability to exercise their redemption and/or voting rights as a means to force us or our existing shareholders, officers, directors, advisors or affiliates to purchase their ordinary shares at a significant premium to the then current market price or on other undesirable terms. Absent these provisions, a public shareholder (other than an existing shareholder) holding more than an aggregate of 10% of the public shares sold in this offering could threaten to exercise their redemption rights or vote against a business combination if such holder’s ordinary shares are not purchased by us or our existing shareholders, our officers, directors, advisors or affiliates at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem or vote no more than 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate a business combination.

If a shareholder or group of shareholders attempts to vote in excess of 10% of the public shares outstanding and has not previously sought the consent of our board to vote such public shares, then, pursuant to our amended and restated articles and memorandum of association, any public shares voted in excess of this 10% limitation shall be deemed ineligible to vote.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their subunits to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our subunits in connection with our initial business combination will indicate whether we are requiring subunit holders to satisfy such delivery requirements. Accordingly, a subunit holder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender his subunits if he wishes to seek to exercise his redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of the subunits.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the subunits or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their subunits prior to the meeting. The need to deliver subunits is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require subunit holders seeking to exercise redemption rights prior to the consummation of the proposed business combination and the proposed business combinations is not consummated (and therefore we would not be obligated to pay cash in connection with the tendered subunits) this may result in an increased cost to shareholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his subunits in the open market before actually delivering his subunits to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such subunits once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of subunits delivered his certificate in connection with an election of their redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our subunits electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their ordinary shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders who elected to redeem their ordinary shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to redeem their subunits for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required holders of the subunits to tender their certificates, we will promptly return such certificates to the tendering holder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination is consummated. If the proposed business combination is not consummated then a shareholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was exercised.

Liquidation and Dissolution if no business combination

Pursuant to our amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, we anticipate that our liquidator will instruct the trustee to promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we do not effect a business combination within 24 months after consummation of this offering. We expect this process to be completed within 10 business days of the expiration of the 24 month period. Although we expect the liquidator will be able to distribute the funds in the trust account within 10 business days, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors' claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). The liquidation and dissolution will not require a vote by shareholders.

As soon as our affairs are fully wound-up (following distribution of the trust account to our public shareholders (subject to provisions for creditors), the liquidator must complete his final report and accounts and will then notify the Registrar of Corporate Affairs in the BVI, which we refer to as the Registrar. We cannot provide investors with assurances of a specific timeframe for the liquidation and distribution. We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation and dissolution being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets to our public shareholders.

After our distribution of the funds in the trust account and/or our subsequent dissolution, there is a possibility, although, unlikely, that shareholders may in certain circumstances become subject to claims under BVI law to the extent of the distributions received by them during the distribution or liquidation process. Any liability of a shareholder with respect to a distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder. However, because we believe we will receive executed waivers against the trust account from most if not all our creditors we do not anticipate there will be any claims against the trust. Our voluntary liquidation will comply with the procedures set forth in Section 203 – 208 of the BVI Business Companies Act, 2004, which are intended to ensure that reasonable provision is made for all claims against us, however we expect that the liquidator will not follow a best practice six month notice period during which any third-party claims can be brought against us before any distributions are made to shareholders. It will be our intention that the liquidator in any liquidation, after payment of the liquidation costs and any sums then due to creditors (or to provisions for potential sums due to creditors), to distribute the assets of the company to the public shareholders on a pari passu basis. Alternatively, pursuant to our amended and restated memorandum and articles of association, in anticipation of but prior to any voluntary liquidation, the directors have the discretionary power to liquidate the trust account and distribute to our public shareholders the funds within it, subject to making provisions for any creditors. This power may be exercised if, having regard to their fiduciary duties, the directors consider that it is in the best interest of both the company and the public shareholders by minimizing the costs of any voluntary liquidation whilst returning trust funds to our public shareholders in a timely manner.

Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those ordinary shares acquired by them prior to this offering. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of our officers have agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000 (based on the liquidation being a relatively simple distribution of assets following settlement of determinable costs as a function of the automatic voluntary winding up) and have agreed not to seek repayment for such expenses.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

If we were to expend all of the net proceeds of the offering held outside the trust account and the proceeds of the private placement (initially $200,000), and without taking into account interest, if any, earned on the trust account not previously distributed (less any taxes payable by us), we expect the initial per-share liquidation price to holders of the 1,100,000 shares (1,265,000 if the underwriter’s over-allotment option is exercised in full) entitled to participate in liquidation distributions to be equal to the $6.00 per share (or $5.98 per share if the underwriter’s over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public shareholders. In such event, we cannot assure you that the actual per-share liquidation price will not be less than $6.00 (or $5.98 per share if the underwriter’s over-allotment option is exercised in full) due to claims of creditors. Although we will seek to have all prospective target businesses, vendors or other service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not enforceable. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public shareholders.

If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in trust, each of our existing shareholders has agreed that although he will not be responsible for any claim in its entirety, he will be personally liable for a percentage of all claims to the extent of his pro rata beneficial ownership in our company immediately prior to this offering, to the extent claims by any prospective target businesses, vendors or other entities who did not execute waivers against funds in the trust account reduce the amounts in the trust account to below $6.00 per share (or approximately $5.98 per share if the underwriter’s over-allotment option is exercised in full). Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that our existing shareholders will be able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the in the letter agreements which we have included as exhibits to the registration statement, of which this prospectus forms a part. As a result, although we believe full distribution of the trust account will occur shortly after the expiration of the 24 month period, we cannot assure you that the per-share distribution from the trust account will not be less than $6.00 then held in the trust account. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation currently estimated at approximately $15,000).

Pursuant to the terms of the investment trust agreement between us and Continental Stock Transfer & Trust Company, as trustee, the trustee of the trust account will, upon receiving instructions from the liquidator, commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us.

Additionally, if we are forced to enter into insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Companies Act with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate a business combination or our liquidation or if they redeem their shares in connection with an initial business combination that we consummate. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 26% of our shares held by our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We maintain our principal executive offices at 75 Bukit Timah Road, #05-02, Boon Siew Building, Singapore 229833. We have also agreed to pay a monthly fee of $5,000 to H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi for office space and for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) [],   2013 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association. We consider our current office space to be adequate for our current operations.

Employees

We have five officers, four of whom are members of our board of directors and two special advisors. We anticipate that we will have access to the services of other personnel on an as-needed basis, although there can be no assurances that any such personnel will be required or able to devote sufficient time, effort or attention to us when we need it. None of our officers or any of the other personnel engaged or that may be engaged have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of: (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. None of the officers or special advisors are paid any compensation for their services to the company.

Periodic reporting and financial information

We have registered our units, subunits, ordinary shares, Class A warrants and Class B warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles or International Financial Reporting Standards (IFRS) cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire.

We will provide shareholders with audited financial statements of the prospective target business to be acquired as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

As a company with a market capitalization less than $75 million, per Section 404(b) of the Sarbanes-Oxley Act (added as part of the Dodd-Frank Act), we will be permanently exempt from the requirement that we have such system of internal controls audited. If no further action is taken by Congress or the SEC, at such time as we exceed a market capitalization of $75 million, we will be required to comply with such audit requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Our audited financial statements, auditors’ reports and other information required or voluntarily filed with the SEC prior to our consummation of our initial business combination will be available for review, without charge, at our principal place of business, 75 Bukit Timah Road #05-02, Boon Siew Building, Singapore 229833. The location of such records following consummation of our initial business combination will likely be the target’s principal place of business and will be disclosed in our proxy statement. Such documents are also available, without charge, at the SEC’s internet site (http://www.sec.gov).

Assuming we remain a foreign private issuer, we will be exempt from the rules under the Exchange Act regarding proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, in accordance with our amended and restated memorandum and articles of association, for the period commencing with the date of this prospectus and ending upon our consummation of a business combination, we will deliver to our shareholders proxy solicitation materials containing the information we believe would have been required to be provided to shareholders had we not been a foreign private issuer and still had a class of equity securities registered under Section 12 of the Exchange Act and we will file with the SEC a Form 6-K with the proxy solicitation material.

As a foreign private issuer, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. We intend to file with the SEC, within 180 days after the end of the current fiscal year (and within 120 days for subsequent years), an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year within 60 days after the end of each quarter. Further, if for any reason we lose our status as a FPI and are no longer subject to the foreign issuer rules, we will be required to comply with the U.S. domestic issuer rules as of the first day of the fiscal year immediately following our loss of FPI status.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds and underwriting compensation for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$6,600,000 of the net offering proceeds will be deposited into the trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.	Approximately $5,940,450 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial ownership interests in the account.
Investment of net proceeds	The $6,600,000 of net offering proceeds held in the trust account will only be invested in United States “government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target acquisition	The initial target acquisition that we acquire must have a fair market value equal to at least 80% of our assets held in the trust account (net of: (i) taxes paid or reserved for and (ii) interest which we may draw as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) at the time of the execution of the definitive agreement relating to such business combination.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants comprising the units will begin separate trading on the 10th business day following the earlier to occur of (i) the expiration of the underwriter’s over-allotment option, (ii) its exercise in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option. The Class B warrants will not trade separately and will be attached to and trade as a subunit with the ordinary shares included within our units. If we consummate a business combination, the subunits will automatically separate and, the Class B warrants will become exercisable on the 10th business day following the business combination.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering.
Exercise of the warrants	The Class A warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed. The Class B warrants will not become exercisable until the 10th business day following a business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination by , 2013 [24 months from the date of this prospectus], our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public shareholders, including any interest earned on the trust account not used to cover liquidation expenses, net of taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any tax obligations related thereto. We will also be permitted to draw amounts of trust account interest for working capital.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.
Interest on proceeds held in the trust account	All of the cumulative interest earned on the funds held in the trust account, after taxes, per month, will be available to be drawn down in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution).	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the public shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. We may not hold a shareholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 26% (or up to 40% if the over-allotment is exercised in full) of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given an opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Terms of Our Offering	Terms Under a Rule 419 Offering
favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% of our public shares elect to redeem.

MANAGEMENT

Directors and Officers

Our current directors and officers are as follows:

Name	Age	Position
Eugene Cho Park	50	Chairman of the Board of Directors
Ivan Hajadi*	45	Chief Executive Officer and Director
Pranata Hajadi*	54	Executive Vice President and Co-Vice Chairman of the Board of Directors
Eugene Hin Sun Wong	42	Executive Vice President and Co-Vice Chairman of the Board of Directors
James Preissler	39	Chief Financial Officer and Secretary
Boon How Lee	52	Senior Vice President and Director

*	Messrs. Pranata Hajadi and Ivan Hajadi are first cousins.

Our amended and restated memorandum and articles of association provide that the number of directors which may constitute the board of directors shall be not less than two and not more than fifteen. Upon completion of this offering our board of directors will have five members. The term of office of the directors will expire at our first annual meeting of shareholders following the completion of this offering.

Eugene Cho Park has served as our Chairman since our inception. From 1999 to the present, Mr. Park has been a Managing Director and was a founder of Parallax Capital Management, an investment manager and advisor based in Singapore and Cayman Islands, which manages private equity, early stage venture, and alternative fund of funds investments. Since January 2006, Mr. Park has acted as Chief Executive Officer of Gallant Venture, a Singapore listed investment holding company that has investments in utilities, industrial parks, resort operations and property development. Since December 2004, Mr. Park has acted as the President Commissioner (equivalent to non-executive Chairman) of the Indonesian listed company PT Multistrada Arah Sarana Tbk, which is an Indonesian tire manufacturer. Mr. Park sits on the board of commissioners of the Indonesian listed company PT Indomobil Sukses Internasional Tbk, the holding company of the second largest integrated vehicle manufacturer and distributor in Indonesia which is listed on the Jakarta Stock Exchange. Prior to founding Parallax Capital Management, Mr. Park had over 15 years experience in capital markets and investment banking at First Boston/CSFB in London, Chase Manhattan in Hong Kong, and Banque Paribas in Singapore. Mr. Park received a B.A. from Princeton University and an M.B.A. from INSEAD in France.

Ivan Hajadi has served as our Chief Executive Officer and director since inception. From September 2007 to present, Mr. Hajadi has been a consulting partner of Sirius Venture Consulting Pte. Ltd., a boutique private equity and business advisory company headquartered in Singapore. Since August 2006, Mr. Hajadi has also been a senior manager for Salesforce.com (NYSE: CRM), located in San Francisco. From September 2004 to July 2006, Mr. Hajadi served as a professional services director of Softscape, Inc., a privately held human resources management software vendor. From February 2003 to August 2004, he was a self-employed strategy and technology consultant. From June 2001 to January 2003, Mr. Hajadi was a senior manager with Ernst & Young, LLP West Coast Mergers & Acquisitions practice advising private equity and corporate clients on operational and technology due diligence and providing post-merger integration advisory services. From 1999 to 2001, Mr. Hajadi was a management and technology consultant and a technology director for Scient Corporation, where he, together with Mr. So, established the Scient Hong Kong office. From 1997 to 1998, Mr. Hajadi was an investment manager for Crimson Asia Capital, a $500 million pan-Asia private equity firm, where he was based in Taiwan and Singapore and responsible for information technology, logistics, and outsource services investments. Mr. Hajadi received a B.Sc. (with distinction) from University of Wisconsin, an M.S.E. from University of Pennsylvania School of Engineering and Applied Science, and an M.B.A. from MIT Sloan School of Management.

Pranata Hajadi has served as our Executive Vice President and co-vice chairman of our board of directors since inception. Mr. Hajadi has over 25 years of business experience in the Southeast Asian region. From 1996 to the present, Mr. Hajadi has been the principal of H&A Advisory Pte Ltd., formerly Hajadi & Associates Pte. Ltd., a corporate advisory firm specializing in mergers and acquisitions, equity and debt fund raising, and corporate and debt restructuring work in Southeast Asia, China and Australia. From to 2002 to the present, Mr. Hajadi has served as the Vice President Commissioner (equivalent to non-executive Vice-Chairman) of PT Indomobil Sukses International Tbk, the holding company of the second largest integrated vehicle manufacturer and distributor in Indonesia, which is listed on the Jakarta Stock Exchange. Since 2002, Mr. Hajadi has served as the Vice-Chairman of Guangdong Jiangmen ISN Float Glass Co. Ltd., a privately held float glass manufacturer, based in Guangdong, China. From 2001 to present, Mr. Hajadi has served as the Vice President Commissioner of the privately held company, PT Kerismas Witikco Makmur, a galvanized iron sheet and steel drums manufacturer located in Indonesia. From 1996 to 2007, Mr. Hajadi served as the Vice President Director and since 2007 has been a Commissioner of PT Lautan Luas Tbk, a basic and specialty industrial chemicals manufacturer and distributor in Indonesia and the surrounding region, which has been listed on the Jakarta Stock Exchange since 1997. From 1989 to 1996, Mr. Hajadi was a partner at Business Advisory Group, Singapore and Indonesia, where he was responsible for corporate restructurings and mergers and acquisitions and providing advice to corporate clientele in corporate finance. Mr. Hajadi started his career with The First National Bank of Chicago in Hong Kong, Singapore and Indonesia and Price Waterhouse in Australia. Mr. Hajadi received a Bachelor of Economics (Accounting) from Monash University, Australia and an M.B.A. in Finance from the University of Chicago.

Eugene Hin Sun Wong has served as our Executive Vice President and co-vice chairman of our board of directors since inception. From September 2002 to the present, Mr. Wong has been a Managing Director and was the founder of Sirius Venture Consulting Pte. Ltd., a venture capital and venture consulting company investing in small and medium size companies in Asia, primarily Southeast Asia and Greater China. Currently, Mr. Wong serves as a non-executive director of Ajisen (China) Holdings Limited, which is listed on the Hong Kong Stock Exchange, and Japan Foods Holding Ltd and Jason Marine Group Limited, which are listed on the Catalist Board of Singapore Stock Exchange. He also currently serves as Chairman of the Singapore Venture Capital and Private Equity Association and as a non-executive director and the Chairman of the Audit Committee of Q&M Dental Group (Singapore) Limited listed on the Main Board of Singapore Stock Exchange. From August 2000 to August 2002, Mr. Wong was the director of Crimson Asia Capital Singapore Pte. Ltd., advisor to the Crimson Funds, a $500 million pan-Asia private equity fund. Mr. Wong is a Chartered Financial Analyst and member of the Singapore and U.K. Institute of Directors and member of National Association of Company Directors, USA. Mr. Wong has been appointed by the Singapore Ministry of Finance to serve on the Singapore Accounting Standards Council, the highest body to govern the accounting standards in Singapore. Mr. Wong is currently a Senior Adjunct Lecturer in the National University of Singapore Business School teaching entrepreneurial finance. Mr. Wong attended the Executive Program for Growing Companies from Stanford Business School and has completed the Venture Capital Institute Graduate Program organized by the U.S. National Venture Capital Association and NASBIC. He is also an active Navy Reservist serving the Rank of Major as the Deputy Head of Personnel of the Third Flotilla, Republic of Singapore Navy. Mr. Wong received a B.B.A. (First Class Honours) from the National University of Singapore and an M.B.A. from Imperial College, London.

James R. Preissler, has served as our Chief Financial Officer and Secretary since inception. From 2007 to the present, Mr. Preissler has been a Managing Director with Tritaurian Capital, Incorporated and its predecessor companies. Tritaurian Capital serves small and middle market companies with investment banking, specialty financing and mergers and acquisitions advisory. Mr. Preissler was a director and the chief financial officer of CS China Acquisition Corp., a blank-check company that completed its initial business combination in February 2010 with Asia Gaming & Resorts, Ltd. to form Asia Entertainment and Resources Ltd (NASDAQ:AERL). Mr. Preissler is a director of Asia Entertainment and Resources Ltd. Since November 2006, Mr. Preissler has served as a managing partner of Panthera Capital Group, an advisory firm for Chinese companies. From November 2004 until November 2006, Mr. Preissler served as the chief financial officer and secretary for China Unistone Acquisition Corp., a blank check company that subsequently merged with a target in China to form Yucheng Technologies (Nasdaq: YTEC), a provider of financial technologies and solutions to banks in China. Mr. Preissler has served as an investment advisor to Yucheng Technologies since its merger in November 2006. From March 2003 until September 2005, Mr. Preissler served as the associate director of research for Majestic Research, a New York-based independent research boutique firm focused on proprietary research for hedge funds and institutional investors. From March 2002 to February 2003, he served as a head of the digital media research group of Investec, an investment bank specializing on mid-cap growth companies in the United States and Europe. Mr. Preissler received a Bachelor of Arts degree from Yale University and currently holds Series 7, 24, 63, and 79 securities licenses. Mr. Preissler is the beneficial owner of 10% of our ordinary shares and is a registered member of Tritaurian Capital, Incorporated, a FINRA member. Tritaurian Capital, Incorporated is not participating in the offering, has not received any compensation from us and has no plans or arrangements to enter into any compensation arrangements with us in the future.

Boon How Lee has served as a Senior Vice President and director since inception. Since 1996, Mr. Lee has been a Director at H&A Advisory Pte Ltd., formerly Hajadi & Associates Pte. Ltd., a corporate advisory firm specializing in mergers and acquisitions, equity and debt fund raising, and corporate and debt restructuring work in Southeast Asia, China and Australia. Since January 2002, Mr. Lee has served as the Executive Director of Guangdong Jiangmen ISN Float Glass Co. Ltd., a privately held float glass manufacturer based in Guangdong, China. In the past, he served as an independent director of Singapore Exchange mainboard listed companies, Digiland International Ltd, a wholesale distributor of computers and computer peripherals to reseller customers in the Asia Pacific region from January 2002 to July 2004, and, GES International Ltd, an original designer and manufacturer of Point-of-Sales systems and other industrial and medical test equipment from August 2004 to November 2006. From 1993 to 1996, Mr. Lee was a Vice President at OCBC, Wearnes & Walden Management Pte. Ltd., a venture capital and fund management company backed by OCBC Bank, one of Southeast Asia’s largest banking groups, where he was responsible for investments around the East Asian region. Mr. Lee is a member of the Singapore Institute of Directors. Mr. Lee received a B.S.E. (Naval Architecture and Marine Engineering) degree from the University of Michigan and an M.B.A. (Finance) degree from the University of Oklahoma.

Officer and Director Qualifications

We have not established a nominating committee and have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

Our officers and board of directors are composed of a diverse group of leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, certain of our officers and directors have other experience that makes them valuable, such as prior experience leading a blank check company with its business combination, managing and investing assets or facilitating the consummation of business combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business combination.

Eugene Cho Park

Mr. Park is well-qualified to serve as chairman of the board of directors due to his public company experience, where he currently serves as Chief Executive Officer of Gallant Venture, a Singapore listed investment holding company and as the President Commissioner (equivalent to non-executive Chairman) of the Jakarta Stock Exchange listed company PT Multistrada Arah Sarana Tbk, which is an Indonesian tire manufacturer. In addition, Mr. Park’s business contacts in Southeast Asia will be useful in generating leads for our consideration. Furthermore, Mr. Park’s experience in fund management and background in negotiating, structuring and consummating private equity transactions will further our purpose of consummating a business combination.

Ivan Hajadi

Mr. Hajadi is well-qualified to serve as a member of the board due to his private equity investing experiences as a principal investor with private equity firm and an advisor in venture capital, private equity, and public companies M&A transactions. In addition, his extensive local Southeast Asia business contacts will be beneficial in generating leads for our consideration. We believe Mr. Hajadi’s strategic and transaction experiences will further our purpose of consummating a successful business combination.

Pranata Hajadi

Mr. Hajadi is well-qualified to serve as a member and Co-Vice Chairman of the board due to his public company experience, business leadership, operational experience and principal investing experience. In addition, his extensive contacts and relationships with very well connected business families that run conglomerates with numerous potential targets in their portfolios in Indonesia will be useful in generating leads for our consideration as acquisition candidates. Mr. Hajadi also has intimate knowledge of negotiating and selling businesses in Southeast Asia that will be beneficial in working towards a successful business combination.

Eugene Hin Sun Wong

Mr. Wong is well-qualified to serve as a member of the board due to his public company experience, business leadership, advisory, operational experience and private equity and venture capital investing experience. In addition to his profile as the current Chairman of Singapore Venture Capital and Private Equity Association (SVCA), Mr. Wong’s access to contacts and sources in Southeast Asia, ranging from private and public company, private equity funds, legal advisers and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Wong’s credentials in advising, negotiating and structuring investments and acquisitions will also be beneficial in working towards a business combination.

Boon How Lee

Mr. Lee is well-qualified to serve as a member of the board due to his public company experience, business and operational experience, and over two decades of venture investment and corporate advisory experience in Southeast Asia, and Asia, in general. Over the period, he has built a network of contacts with banks, investment funds and Asian businesses that will be useful in generating leads for our consideration as acquisition candidates. Mr. Lee’s experience in negotiating, structuring and closing investment transactions will contribute to our objective of consummating a business combination.

Advisors

In addition to our board of directors, we have established an advisory board. As of the date of this offering, the members of our Advisory Board are:

Name	Age	Position
William B. Heyn	39	Member
Andrew Sing Tak So	45	Member

Our Advisory Board is comprised of individuals who have the background and experience to assist us in evaluating our business strategies and development. Our special advisors will not participate in managing our operations. We have no formal arrangement or agreement with these individuals to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us. We expect that members of the Advisory Board will provide advice, insights, contacts and other assistance to us based on their extensive industry experience and involvement in areas of activity that are strategic to us. In addition to individual meetings or phone conferences with members of the Advisory Board, we intend to conduct bi-annual meetings with the Advisory Board to discuss our strategy and industry trends.

The following is a brief summary of the background of each member of our Advisory Board. There are no family relationships among any of the advisors and our officers or directors except that Ivan Hajadi and Pranata Hajadi are first cousins.

William B. Heyn has served as a special advisor to us since our inception. From 2001 to the present, Mr. Heyn has been a Managing Director with Tritaurian Capital, Incorporated and its predecessor companies. Since 2007, Mr. Heyn has been President and Chief Compliance Officer for Tritaurian Capital, Incorporated, a FINRA registered broker-dealer. Tritaurian Capital serves small and middle market companies with investment banking, specialty financing and mergers and acquisitions advisory. Additionally, Mr. Heyn is a Managing Partner of Tritaurian Resources, Incorporated an international commodities broker and advisory firm. From 2004 to the present, Mr. Heyn has been a partner in E. J. McKay & Co., Inc., an international investment bank based in Shanghai. Prior to 2001, Mr. Heyn held various investment banking positions in the financial industry including in the Investment Banking Division of Merrill Lynch, the Mergers and Acquisitions Group of J. P. Morgan and the Corporate Finance Department of Morgan Stanley. Mr. Heyn was an advisor to CS China Acquisition Corp., a blank-check company that subsequently merged with a target in China to form Asia Entertainment & Resources Ltd., which is listed on the NASDAQ Stock Market (NASDAQ: AERL). Mr. Heyn was an advisor to China Unistone Acquisition Corp., a blank-check company that subsequently merged with a target in China to form Yucheng Technologies Limited, which is listed on the Nasdaq Capital Market (NASDAQ: YTEC). Mr. Heyn received a B.A. from Yale University with majors in history and political science and currently holds Series 7, 24, 63 and 79 securities licenses. Mr. Heyn is the beneficial owner of 10% of our ordinary shares and is a registered member of Tritaurian Capital, Incorporated, a FINRA member. Tritaurian Capital, Incorporated is not participating in the offering, has not received any compensation from us and has no plans or arrangements to enter into any compensation arrangements with us in the future.

Andrew Sing Tak So has served as a special advisor to us since our inception. Mr. So is currently Special Assistant to one of Asia’s ultra net worth individuals and his family office. From July 2008 to February 2010, Mr. So was the Chief Executive Officer of privately held South Asia Real Estate Holding Co. Ltd., a leading real estate developer in the People’s Republic of China. From December 2004 to June 2008, Mr. So was the Chief Executive Officer of SUNeVision Holdings Limited, an Internet infrastructure and investment holding company, which is listed on the Hong Kong Stock Exchange. Prior to his tenure as the Chief Executive Officer of SUNeVision, Mr. So was an Executive Director from March 2002 onwards of SUNeVision. From July 2001 to June 2008, Mr. So was also with Sun Hung Kai Properties Group as Special Assistant to the Vice Chairman and Managing Director, and was involved in developing the group’s information technology related businesses. From April 2002 to June 2008, Mr. So was a Non-Executive Director of SmarTone Telecommunications Holding Limited, a leading Hong Kong mobile operator, which is listed on the Hong Kong Stock Exchange. From September 2005 to June 2008, Mr. So was a Non-Executive Director of RoadShow Holdings Limited, a provider of media solutions on public transportation in Hong Kong, also listed on the Hong Kong Stock Exchange. Prior to joining Sun Hung Kai Properties Group, Mr. So was a Senior Vice President and Managing Director (Greater China), with Digitas Asia Limited whose parent company was based in Boston, and a Managing Director with Scient Corporation in San Francisco, where he led business development and solution delivery for Asian Telecom and Internet clients. Mr. So also worked for the international consulting and systems integration firms Accenture Ltd. and Cap Gemini, in the United States and Europe. Mr. So received a B.A. (magna cum laude) from Harvard College and an M.B.A. from Harvard Business School.

Number and terms of Office of Director

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Eugene Park, Ivan Hajadi and Boon How Lee, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Eugene Wong and Pranata Hajadi, will expire at the second annual meeting of shareholders. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in the alternative asset management and private equity businesses. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the ordinary shares eligible to vote for the election of directors can elect all of the directors.

We do not currently intend to hold an annual meeting of shareholders until after we consummate a business combination. If our shareholders want us to hold a meeting prior to our consummation of a business combination, they may do so by members holding not less than thirty per cent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act.

Compensation for Officers and Directors

No officer, director or member of our administrative, supervisory or management bodies, including our officers and special advisors has received any cash compensation for services rendered to us, including non-cash compensation, or benefits in kind during the last full financial year. No compensation of any kind, including, without limitation, finders, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers or directors, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations. There is no limit on the amount of these reimbursements. Our board of directors will pass upon the reasonableness of any reimbursable expenses incurred by members of our directors, officers and advisors that exceed $2,500. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses.

After our initial business combination, our directors, officers and advisors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. After our initial business combination, any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Director Independence

Since we anticipate that our securities will be quoted on the Over-the-Counter Bulletin Board and because we are a foreign based entity, we need only comply with British Virgin Islands law, to the extent not contrary to federal securities law, with respect to the composition of our board of directors. British Virgin Islands law does not require independent directors or an independent audit committee. As British Virgin Islands law does not require us to have independent directors on our board, we do not intend to establish a board of directors comprised of a majority of independent directors. At present, our board of directors has determined that none of our directors qualify as “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002.

Board Committees

Our board of directors intends to establish an audit committee upon consummation of a business combination. At that time our board of directors intends to adopt a charter for such committee. Prior to such time, we do not intend to establish any committees. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. Because the company is established under the laws of the British Virgin Islands, there is no home country requirement for any board committees, including nomination and compensation committees. Therefore, the company has elected not to establish either of these committees. We do not feel a compensation committee is necessary prior to a business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to a business combination other than as disclosed in this prospectus.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees which we will file as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will provide a copy of our code of ethics upon request, without charge. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Form 6-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, each may have conflicts of interest in allocating his time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.
•	In order to minimize such conflicts, our officers and directors have entered into a right of first refusal and corporate opportunities agreement with us with respect to certain private companies with which they are affiliated pursuant to which they have agreed to present to us all such opportunities with respect to companies whose primary operations are located in Southeast Asia. All other companies with which our officers and directors are affiliated, due to a fiduciary obligation, will have to be presented any appropriate potential business target before it could be presented to us. See the chart below for an indication of the persons with conflicts and the names of the entities that would have precedence.
•	Since the existing shareholders own ordinary shares and warrants which will be subject to transfer restrictions, and since the existing shareholders own securities which will become worthless if a business combination is not consummated, our board, all of whom are existing shareholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, our directors, officers and advisors may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their ordinary shares.
•	Other than with respect to the initial business combination, we have not adopted a policy that expressly prohibits our directors, officers, shareholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.
•	We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our officers or directors or other parties may have to incur such expenses in order to proceed with the proposed business combination. The amount of the liabilities is not possible to determine at this time since the liabilities will be those not covered by the amounts available to us for working capital and the expenses of any transaction. As part of any such business combination, our officers and directors or other parties may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. Therefore, in the approval process of a business combination, our existing shareholders may have continuing liability in the event of our liquidation and may have an interest that is different than that of the public shareholders.
•	Our existing shareholders may in the future become, affiliated with entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We do not anticipate that any of our existing shareholders will become affiliated with a blank check company which competes directly with us given the wide range of sizes and geographic areas of interests represented by these companies. Notwithstanding, each of our existing shareholders has agreed to present to our company for our consideration, any business opportunity with a company that has its primary operations in Southeast Asia prior to presenting them to any other blank check or shell company with which they become affiliated following this offering prior to the consummation of our business combination.
•	Our officers and directors may become subject to conflicts of interest regarding us and other business ventures, in which they may become involved in the future and such conflicts may not be resolved in our favor and may have an adverse effect on our ability to consummate a business combination.
•	Our existing shareholders will have paid an aggregate of $25,000 for a total of 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) and shall be subject to transfer restrictions. Such existing shareholders who are also members of our management team may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.
•	Our directors may be required to bring a claim against the existing shareholders who refuse to satisfy their indemnification obligation. The directors who may enforce the indemnification obligations are some of the same existing shareholders who have agreed to provide the indemnification.
•	If our directors, officers and advisors negotiate to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest. For example, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain our directors, officers and advisors post-business combination.

Under British Virgin Islands law, our directors have a statutory duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association and the Act. In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Act. Such remedies can include a restraining or compliance order or monetary compensation. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of the company, the High Court in the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the High Court in the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

In connection with the shareholder vote required to approve any business combination, our existing shareholders, directors and officers have agreed to vote the ordinary shares owned by them prior to or in this offering, in favor of approving a business combination. Unlike other blank check companies, there are no requirements that our existing shareholders, directors and officers vote with the majority of public shares entitled to vote. Our existing shareholders, directors and officers have also agreed that if they acquire ordinary shares in or following this offering, they will vote such ordinary shares in favor of a business combination. Accordingly, any ordinary shares acquired by such persons in the open market will not have the same right to vote as public shareholders with respect to a potential business combination (since they are required to vote in favor of a business combination). In addition, with respect to ordinary shares owned by our existing shareholders, officers and directors prior to this offering, they have agreed to waive their rights to participate in any redemption or liquidation including the distribution of our trust account to our public shareholders, occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering and not with respect to any ordinary shares acquired in the open market.

While we do not intend to pursue a business combination with any company that is affiliated with our existing shareholders, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we will obtain an opinion from an independent investment banking firm which may or may not be a member of FINRA, that such a business combination is fair to our shareholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination. Factors contributing to a determination to engage a particular firm are expected to include, among other factors, the reputation of the firm, their knowledge of the locations and businesses in Asia where we are then pursuing a business combination, timing and cost. In the event that we obtain an opinion, we will include appropriate explanatory disclosure in the proxy statement explaining whether or not shareholders may rely on the opinion. While our shareholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our shareholders may consider in determining whether or not to vote in favor of the potential business combination.

Specific Potential Conflicts

Each of our directors and officers has, or following the consummation of this offering may come to have, fiduciary obligations to other entities or organizations. Each of our directors has fiduciary obligations to those companies on whose board of directors they currently sit. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will have competing fiduciary obligations which will be resolved in favor of the other company unless that company waives or declines to accept the opportunity or unless such person has entered into an agreement to present to us for our consideration any business opportunity prior to presenting them to other companies. Accordingly, our officers and directors may not present opportunities to us that otherwise may be attractive to us.

A description of the specific potential conflicts for our officers and directors is as follows:

Eugene Cho Park, our Chairman and Director, is the Chief Executive Officer of Gallant Venture Limited (GALV:SP), a Singapore Stock Exchange listed investment holding company with investments in utilities, industrial parks, resort operations and property development. In the event that we seek to acquire an operating business in the utilities, industrial parks, resort operations and property development industries, a conflict may arise because Mr. Park has a pre-existing relationship with Gallant Venture Limited, and a conflict will be resolved in favor of Gallant Venture Limited unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Park is also the President Commissioner (equivalent to non-executive Chairman) of the Indonesian listed company, PT Multistrada Arah Sarana Tbk (MASA.JK), an Indonesian tire manufacturer. In the event that we seek to acquire an operating business in the tire manufacturing industry, a conflict may arise because Mr. Park has a pre-existing relationship with PT Multistrada Arah Sarana Tbk, and a conflict will be resolved in favor of PT Multistrada Arah Sarana Tbk unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Park is also on the board of commissioners of the Indonesian listed company, PT Indomobil Sukses Internasional Tbk (IMAS:JK), the holding company of the second largest integrated vehicle manufacturer and distributor in Indonesia. In the event that we seek to acquire an operating business in the vehicle manufacturing and distribution industry, a conflict may arise because Mr. Park has a pre-existing relationship with PT Indomobil Sukses Internasional Tbk, and it is likely that a conflict will be resolved in favor of PT Indomobil Sukses Internasional Tbk unless the other company and any successors to such entity decline to accept such opportunity.

Pranata Hajadi, our Director and Executive Vice President, is the Vice President Commissioner (equivalent to non-executive Vice-Chairman) of the Indonesian listed company, PT Indomobil Sukses Internasional Tbk, the holding company of the second largest integrated vehicle manufacturer and distributor in Indonesia. In the event that we seek to acquire an operating business in the vehicle manufacturing and distribution industry, a conflict may arise because Mr. Hajadi has a pre-existing relationship with PT Indomobil Sukses Internasional Tbk, and it is likely that a conflict will be resolved in favor of PT Indomobil Sukses Internasional Tbk unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Hajadi is also a Commissioner of the Indonesian listed company, PT Lautan Luas Tbk (LTLS.JK), a basic and specialty industrial chemicals manufacturer and distributor in Indonesia and surrounding region. In the event that we seek to acquire an operating business in the industrial chemicals industry, a conflict may arise because Mr. Hajadi has a pre-existing relationship with PT Lautan Luas Tbk, and it is likely that a conflict will be resolved in favor of PT Lautan Luas Tbk unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Hajadi is also a Vice-Chairman of Guangdong Jiangmen ISN Float Glass Co. Ltd., a privately held float glass manufacturer, based in Guangdong, China. In the event that we seek to acquire an operating business in the industrial glass manufacturing industry, a conflict may arise because Mr. Hajadi has a pre-existing relationship with Guangdong Jiangmen ISN Float Glass Co. Ltd., and it is likely that a conflict will be resolved in favor of Guangdong Jiangmen ISN Float Glass Co. Ltd. unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Hajadi is also the Vice President Commissioner of the privately held company, PT Kerismas Witikco Makmur, a galvanized iron sheet and steel drums manufacturer located in Indonesia. In the event that we seek to acquire an operating business in the these industries, a conflict may arise because Mr. Hajadi has a pre-existing relationship with PT Kerismas Witikco Makmur, and it is likely that a conflict will be resolved in favor of PT Kerismas Witikco Makmur unless the other company and any successors to such entity decline to accept such opportunity.

Eugene Hin Sun Wong, a Director and Executive Vice President, is a non-executive director for the Hong Kong listed company, Ajisen (China) Holdings Limited (538:Hong Kong) which operates restaurants and manufactures and sells noodle and related products in China and Hong Kong. In the event that we seek to acquire an operating business in the restaurant and noodle manufacturing industries, a conflict may arise because Mr. Wong has a pre-existing relationship with Ajisen (China) Holdings Limited, and a conflict will be resolved in favor of Ajisen (China) Holdings Limited unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Wong is also a non-executive director of the Singapore listed company, Jason Marine Group Ltd. (SIN:5PF) which is a company that design, supply, integration, installation, testing and commissioning of marine communication, navigation and automation systems for the marine and offshore oil & gas industries. In the event that we seek to acquire an operating business in the marine communication, navigator and automation industry, a conflict may arise because Mr. Wong has a pre-existing relationship with Jason Marine Group Limited, and it is likely that a conflict will be resolved in favor of Jason Marine Group Limited unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Wong is also a non-executive director of the Singapore listed company, Japan Food Holdings Ltd. (SIN:5OI) which is a company that operates restaurant chains under various brands in Singapore and Malaysia, the franchising of the “Ajisen Ramen” and “Aji Tei” brands to sub-franchisees and the supply of food ingredients. In the event that we seek to acquire an operating business in the restaurant industry, a conflict may arise because Mr. Wong has a pre-existing relationship with Japan Food Holdings Limited, and it is likely that a conflict will be resolved in favor of Japan Food Holdings Limited unless the other company and any successors to such entity decline to accept such opportunity.

Mr. Wong is also a non-executive director of the Singapore listed company, Q&M Dental Group (Singapore) Ltd. (SIN:5OI) which is a private dental healthcare group. In the event that we seek to acquire an operating business in the dental healthcare industry, a conflict may arise because Mr. Wong has a pre-existing relationship with Q&M Dental Group (Singapore) Limited, and it is likely that a conflict will be resolved in favor of Q&M Dental Group (Singapore) Limited unless the other company and any successors to such entity decline to accept such opportunity.

James Preissler, our Secretary and Chief Financial Officer, is a registered representative of Tritaurian Capital, Incorporated which is a FINRA/SEC registered broker/dealer. Tritaurian Capital, Incorporated has not entered into a first refusal and corporate opportunities agreement with us. Should any conflict arise, it is likely be resolved in favor of Tritaurian Capital, Incorporated.

Below is a table with a list of companies which our officers and directors owe fiduciary obligations to that could conflict with their fiduciary obligations to us, all of which would have to: (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation	Industry
Eugene Cho Park	Gallant Venture Limited (SGX:51G)	Chief Executive Officer	Investment Holdings in infrastructure and resort development
	PT Multistrada Arah Sarana Tbk (JKSE:MASA)	President Commissioner	Chemicals, rubber and tire
	PT Indomobil Sukses Internasional TBK (JKSE:IMAS)	Member of Board of Commissioners	Automotive

Individual	Entity	Affiliation	Industry
Pranata Hajadi	PT Indomobil Sukses Internasional TBK (JKSE:IMAS)	Vice President Commissioner	Automotive
	PT Lautan Luas TBK (JKSE:LTLS)	Commissioner	Specialty Chemicals
	Guangdong Jiangmen ISN Float Glass Co. Ltd.	Vice-Chairman	Float glass manufacturer
	PT Kerismas Witikco Makmur	Vice President Commissioner	Galvanized iron sheet and steel drums manufacturer
Eugene Hin Sun Wong	Ajisen (China) Holdings Limited (HKSE:0538)	Non-Executive Director	Retail — Restaurants/F&B
	Japan Food Holdings Limited (SGX:5OI):	Non-Executive Director	Retail — Restaurants/F&B
	Jason Marine Group Limited (SGX:5PF)	Non-Executive Director	Marine equipments
	Q & M Dental Group (Singapore) Limited (SGX:JW8)	Non-Executive Director	Dental Healthcare Services/Medical
James Preissler	Tritaurian Capital, Incorporated	Member	Financial Services

None of the companies listed in this table is a shell or blank check company seeking a business combination.

The private companies which are privately-held companies owned and/or controlled by our officers and directors include Parallax Capital Management, H&A Advisory Pte., Ltd., Sirius Venture Consulting Pte. Ltd., Persekutuan Hajadi & Associates and Panthera Capital Group, each of which has entered into a right of first refusal and corporate opportunities agreement with us with respect to companies with their primary operations in Southeast Asia. Accordingly, the right of first refusal and corporate opportunities agreement supersedes the pre-existing fiduciary obligations that the corresponding officers and directors have to the above-listed entities. Each of the members of our board of directors has a fiduciary duty to enforce our rights under the right of first refusal and corporate opportunities agreement. As such, they have no basis upon which to waive any of our company’s rights under such agreement. In addition, any decision by our company to release any entity to pursue any corporate opportunity would require the unanimous vote of our company’s disinterested directors. As provided in such agreement, such agreement cannot be amended to accelerate or waive its termination without the approval of holders of a majority of our outstanding ordinary shares.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect our activities because it may jeopardize their relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other.

None of our directors, officers and advisors have established any procedures or criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses created a conflict of interest situation.

Although no salary or other compensation will be paid to our officers and directors for services rendered prior to or in connection with a business combination, they will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors will pass upon the reasonableness of any reimbursable expenses incurred by members of our directors, officers and advisors that exceed $2,500. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of private placement warrants and the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. There are four U.S. record holders whose 188,169 ordinary shares are held in the U.S.

	Ordinary Shares
	Before the Offering		As Adjusted for the Offering(2)
Name and Address of Beneficial Owners(1)	Number of Ordinary Shares	Percentage of Ordinary Shares	Number of Ordinary Shares	Percentage of Ordinary Shares
Eugene Cho Park.(3)	63,250	20%	55,000	4.00%
Pranata Hajadi	50,600	16%	44,000	3.20%
Ivan Hajadi	61,669	19.50%	53,625	3.90%
Eugene Hin Sun Wong(4)	63,250	20%	55,000	4.00%
James Preissler(4)	15,813	5%	13,750	1.00%
William B. Heyn(5)	47,438	15%	41,250	3.00%
Boon How Lee	12,650	4%	11,000	0.80%
Andrew Sing Tak So	1,581	*	1,375	*
All Directors and Officers	316,250	100%	275,000	20%

*	Less than 1.0%
(1)	Unless otherwise indicated, the business address of the shareholder is c/o S.E. Asia Emerging Market Co., Ltd, 75 Bukit Timah Road, #05-02, Boon Siew Building, Singapore 229833.
(2)	Assumes only the sale of 1,100,000 units in this offering and the sale of 1,585,714 private placement warrants, but not the exercise of the 2,200,000 warrants included in such units or the 1,585,714 warrants purchased by our existing shareholders and Maxim. Assumes the underwriter’s over-allotment option has been not exercised and, therefore, 41,250 ordinary shares have been canceled by our existing shareholders as a result.
(3)	The ordinary shares are held by Parallax Venture Partners XX Ltd., the sole shareholder of which is Camelot Trust, holding for the benefit of the children of Mr. Eugene Cho Park. The trustee is Camelot Trust Pte, Ltd., a Singapore trust company, the officers of which, who include Messrs Anita Ricquier and Constance Tay, have the authority to exercise the voting and dispositive power of the ordinary shares.
(4)	The ordinary shares are held by Sirius Investment Inc., an entity controlled by Eugene Hin Sun Wong.
(5)	The ordinary shares are held by Rampant Dragon, LLC or Rampant; William B. Heyn is the President of Rampant and holds sole voting and dispositive power over these shares. Mr. Heyn has indirect ownership of 31, 625 shares held by Rampant. James Preissler is a member of Rampant and an indirect owner of 15,812 shares of common stock held by Rampant. Mr. Heyn and Mr. Preissler disclaim beneficial ownership of any shares not indirectly owned by them.

Our existing shareholders and Maxim have agreed to purchase 1,585,714 warrants, or private placement warrants, from us at a price of $0.35 per warrant, to be completed on or before the date of this prospectus. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they are to be sold to sophisticated, accredited, wealthy individuals and entities), or pursuant to Regulation S under the Securities Act. A portion of the proceeds received from the sale of the private placement warrants will be held outside the trust account and used for working capital purposes. The private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, and (ii) the private placement warrants will be non-redeemable, (iii) the private placement warrants are exercisable on a “cashless” basis, in each case, if: (a) held by the initial holders or permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our existing shareholders’ ownership at the same level described in this prospectus of our issued and outstanding ordinary shares upon the consummation of this offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares immediately prior to the consummation of the offering so as to maintain our existing shareholders’ ownership at the same level described in this prospectus of our issued and outstanding our ordinary shares upon the consummation of this offering, in each case without giving effect to the private placement warrants.

Lockup of Initial Shares and Private Placement Warrants by our Existing Shareholders

All of the initial shares outstanding prior to the date of this prospectus are subject to lockup provisions and may not be transferred, sold or assigned, until the earlier of:

(i) six months after the consummation of a business combination, (ii) 30 months from the date of this prospectus, or (iii) the consummation of a liquidation, share reconstruction and amalgamation, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such ordinary shares will no longer be subject to transfer restrictions, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property.

As of the date of this offering we issued to our existing shareholders a total of 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) and shall be subject to transfer restrictions. Our existing shareholders will have full voting rights over all such ordinary shares that are subject to transfer restrictions.

During the lockup period, our existing shareholders will not be able to sell or transfer such securities except to permitted transferees (i.e. immediate family members of the holder and trusts established by the holder for estate planning purposes, to another existing shareholder, to a shareholder of a shareholder that is an entity, by virtue of the laws of descent and distribution or pursuant to a domestic relations order) who agree in writing to be bound to the transfer restrictions, in connection with a vote required for an initial business combination, agree to cast their votes as an abstention in connection with the vote required for an initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. Our existing shareholders will retain all other rights as a shareholder, including, without limitation, the right to vote such initial shares (other than with respect to an initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be subject to the lockup and will be released pro rata, in accordance with the initial shares. If we are unable to effect a business combination and liquidate, the existing shareholders will not receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to this offering.

Our existing shareholders and Maxim have agreed not to sell or otherwise transfer any of the private placement warrants until after the date we complete our initial business combination; provided, however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. If we do not complete a business combination that meets the criteria described in this prospectus and subsequently liquidate, the private placement warrants will become worthless.

Subsequent to the consummation of a business combination, our existing shareholders, pro rata according to their respective ownership interests in us prior to the offering, will be eligible to receive additional warrants, Incentive warrants, if certain pre-determined price targets of the ordinary shares are achieved, the price targets. The Incentive warrants may be issued in two separate tranches, which shall collectively equal 20% of the total warrants outstanding following this offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). The price targets and exercise price of the Incentive warrants shall be as follows: (i) the first tranche of Incentive warrants shall equal 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) and will be delivered if the price of the ordinary shares has been $7.00 or greater for any 20 trading days within any 30 trading day period. The exercise price of the first tranche of Incentive warrants is $7.00; (ii) the second tranche of Incentive warrants which will be equal to 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) will be delivered if the price of the ordinary shares has been $9.00 or greater for any 20 trading days within any 30 trading day period ending. The exercise price of the second tranche of Incentive warrants is $9.00. Notwithstanding anything to the contrary herein, all Incentive warrants may be exercisable on a cashless basis and shall not be subject to redemption, so long as they are held by the initial holders, or their permitted assigns. The incentive warrants will expire five years from their respective date of issuance.

Each of Eugene Cho Park, Pranata Hajadi, Eugene Hin Sun Wong, Andrew Sing Tak So, Ivan Hajadi, James Preissler, Boon How Lee, and William B. Heyn may be deemed a “promoter” of our company, as such term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 21, 2010 we issued 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.08 per share. Such shares are subject to lockup restrictions, as described in “Principal Shareholders — Lockup of Initial Shares and Private Placement Warrants”.

Our existing shareholders and Maxim have agreed that prior to the consummation of the offering they will purchase in a private placement transaction 1,585,714 warrants from us at a price of $0.35 per warrant. These private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, respectively, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iii) the private placement warrants are exercisable (a) on a “cashless” basis, if held by the initial holders or their permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the private placement warrants. “Cashless exercise” means the warrant holder pays the exercise price by giving up some of the ordinary shares for which the warrant is being exercised, with those ordinary shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last sales price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date that notice of exercise is received by us. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while subject to transfer restrictions. A portion of the proceeds from the private placement will be held out of the trust account. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the private placement warrants will become worthless.

Subsequent to the consummation of a business combination, our existing shareholders, pro rata according to their respective ownership interests in us prior to the offering will be eligible to receive additional warrants, referred herein as the “Incentive warrants”, if certain pre-determined price targets of the ordinary shares are achieved. The Incentive warrants may be issued in two separate tranches, which shall collectively equal 20% of the total public warrants included in the units outstanding following this offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). The price targets and exercise price of the Incentive warrants shall be as follows: (i) the first tranche of Incentive warrants shall equal 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 if the underwriter’s over-allotment is exercised in full) and will be delivered if the price of the ordinary shares has been $7.00 or greater for any 20 trading days within any 30 trading day period. The exercise price of the first tranche of Incentive warrants is $7.00; (ii) the second tranche of Incentive warrants which will be equal to 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) will be delivered if the price of the ordinary shares has been $9.00 or greater for any 20 trading days within any 30 trading day period ending. The exercise price of the second tranche of Incentive warrants is $9.00. Notwithstanding anything to the contrary herein, all Incentive warrants may be exercisable on a cashless basis and shall not be subject to redemption, so long as they are held by the initial holders, or their permitted assigns. The incentive warrants will expire five years from their respective date of issuance.

The holders of a majority of all of: (i) the ordinary shares owned or held by the existing shareholders; and (ii) the ordinary shares issuable upon exercise of the private placement warrants and incentive warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are no longer subject to lockup. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are no longer subject to lockup restrictions (as described in this prospectus). We will bear the expenses incurred in connection with the filing of any such registration statements. Because the private placement warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the private placement warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. Our private placement warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to meet our working capital needs following the consummation of this offering, any of our existing shareholders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, may be convertible into warrants of the post business combination entity at a price of $0.35 per warrant at the option of such person. The warrants would be identical to the private placement warrants, except such warrants will have an exercise price of $3.00 per share. The holders of a majority of such warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be entered into at the time of the loan. The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expense incurred with the filing of any such registration statements. The terms of such loans by our existing shareholders, if any, have not been determined and no written agreements exist. However, the terms of such loans will not have any recourse against the trust account nor pay any interest prior to the consummation of the business combination and be no more favorable than could be obtained by a third party.

In order to protect the amounts held in trust, each of our existing shareholders has agreed that although he will not be responsible for any claim in its entirety, he will be personally liable for a percentage of all claims to the extent of his pro rata beneficial ownership in our company immediately prior to this offering, to the extent claims by any prospective target businesses, vendors or other entities who did not execute waivers against funds in the trust account reduce the amounts in the trust account to below $6.00 per share (or approximately $5.98 per share if the underwriter’s over-allotment option is exercised in full).

Each of Messrs. Park, Hajadi, Hajadi, Preissler and Wong, or their respective affiliates have advanced US $30,000 for an aggregate of $150,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, Blue Sky expenses, FINRA filing fees and expenses and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of June 30, 2011 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering.

We have agreed to pay a monthly fee of $5,000 to H&A Advisory Pte. Ltd., an entity controlled by Pranata Hajadi, for general and administrative services, including but not limited to office space, receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) [], 2013 [24 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Our board of directors will pass upon the reasonableness of any reimbursable expenses incurred by our directors, officers and advisors that exceed $2,500. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, per month. Other than these amounts and as provided for in our administrative services agreement and for the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to our existing shareholders, officers or directors who owned our ordinary shares prior to this offering prior to or with respect to a business combination.

Our existing shareholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

After the consummation of a business combination, if any, to the extent our directors, officers or advisors remain in such positions in the resulting business, some of our directors, officers and advisors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our directors who do not have an interest in the transaction determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are a British Virgin Islands company (company number 1586477) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. We have filed copies of our amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1. Our objects, powers and limitations are set out in sections 5 and 6 of our amended and restated memorandum and articles of association. Generally speaking, we have full power and authority to carry out any object not prohibited by the Companies Act. There are no limitations on the rights of nonresidents or foreign shareholders to hold or exercise voting rights on their shares imposed by British Virgin Islands law or by the amended and restated memorandum and articles of association. Shareholders may vote in person or by proxy, either by physical or electronic ballot.

We are authorized to issue an unlimited number of ordinary shares, no par value, and 5,000,000 preferred shares, no par value. Prior to the effective date of the registration statement, 316,250 ordinary shares will be outstanding, held by our existing shareholders (41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) and shall be subject to transfer restrictions (as described in this prospectus).

Units and Subunits

Each unit consists of:

•	one subunit; and
•	one Class A warrant.

Each subunit consists of one ordinary share and one Class B warrant.

The units will begin trading on or promptly after the date of this prospectus. The subunits and Class A warrants which form a part of the units (but not our Class B warrants, which will continue to be attached as a subunit to our ordinary shares until following our business combination) will begin separate trading on the 10th business day following the earlier to occur of: (i) the expiration of the underwriter’s over-allotment option, (ii) its exercise in full or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option. The Ordinary Shares and the Class B warrants are expected to begin separate trading on the 10th business day following our business combination. In no event will the subunits and Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering. Following the date that the subunits and Class A warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the subunits or Class A warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning subunits and Class A warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the Class A warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after the filing.

Ordinary Shares

Prior to the date of this prospectus, we had eight holders of record. Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with a shareholder vote to approve our initial business combination, if any, our existing shareholders, officers, directors and advisors have agreed to vote their initial shares in favor of our initial business combination. In addition, our existing shareholders, officers, directors and members of our advisory board have also agreed to vote any ordinary shares acquired in this offering or in the aftermarket in favor of our initial business combination submitted to our shareholders for approval, if any. Our existing shareholders, officers, directors and members of our advisory board have agreed to waive redemption rights in connection with any potential initial business combination.

In the event we seek shareholder approval in connection with a business combination, we shall, in accordance with Article [  ] of our amended and restated memorandum and articles of association, proceed with the business combination only if a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination. However, our existing shareholders’, officers’, directors’, advisors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if a majority of our public shareholders entitled to vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares entitled to vote, non-votes will have no effect on the approval of a business combination once a quorum is obtained. Additionally, public shares voted by one shareholder or a group of shareholders in excess of 10% will be deemed ineligible to vote.

We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business combination. In addition, we will not proceed with a business combination unless any other proposal requiring approval of a majority of our ordinary shares entitled to vote in connection with an initial business combination is approved by a majority of our outstanding ordinary shares that are entitled to vote.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and up to 100% of the interest earned on the proceeds placed in the trust account which we may withdraw for working capital purposes, upon the consummation of our initial business combination, subject to the limitations described herein. Unlike other blank check companies which hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a shareholder vote and instead redeem shares held by our shareholders pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. Regardless of whether a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, so long as we maintain our FPI status and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will comply with the tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the foreign private issuer rules) and a shareholder vote is required by law, or we decide to hold a shareholder vote for other business or legal reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 26% of our public shares elect to redeem their shares and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares entitled to vote are voted in favor of the business combination; however, should we be required to retain a minimum amount in the trust account by the target company, we may be unable to consummate our initial business combination even if holders of less than 26% of our public shares elect to redeem. Our existing shareholders, officers, directors and advisors have agreed not to redeem any shares held by them in connection with the consummation of an initial business combination and have agreed not to redeem their initial shares in connection with a liquidation in the event we are unable to consummate a business combination within the allotted time. However, they will be entitled to distributions for any public shares owned by them in the event we do not consummate a business combination and we redeem or liquidate the trust account and distribute the proceeds to our public shareholders.

The rights of ordinary shareholders may only be amended by a resolution of a majority of ordinary shares. If our ordinary shareholders want us to hold a meeting, they may requisition the directors to hold one upon the written request of members entitled to exercise at least thirty percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by     , 2013 [twenty four months from the consummation of this offering], our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and any interest previously distributed), and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders, officers, directors and advisors have agreed not to redeem any shares held by them in connection with the consummation of an initial business combination and have agreed not to redeem their initial shares in connection with a liquidation in the event we are unable to consummate a business combination within the allotted time. However, they will be entitled to distributions for any public shares owned by them in the event we do not consummate a business combination and we redeem or liquidate the trust account and distribute the proceeds to our public shareholders.

Other than as described above, our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the ordinary shares eligible to vote for the election of directors can elect all of the directors.

We do not currently intend to hold an annual meeting of shareholders until after we consummate a business combination. If our shareholders want us to hold an annual meeting prior to our consummation of a business combination, they may do so by members holding not less than thirty per cent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 5,000,000 shares of blank check preferred shares with such designation, rights and preferences as may be determined by our board of directors. No shares of preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares in connection with or in order to complete a business combination, and as such the additional preferred shares will have no vote in connection with the business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred shares, we cannot assure you that we will not do so in the future.

The rights of preferred shareholders may only be amended by a resolution of a majority of preferred shareholders (or ordinary shareholders if there are no preferred shares in issue). If our preferred shareholders want us to hold a meeting of preferred shareholders, they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Class A Warrants, Class B Warrants, Private Placement Warrants and Incentive Warrants

Prior to the date of this prospectus, there will be 1,585,714 warrants outstanding, composed of 1,585,714 private placement warrants, which are substantially similar to the Class A warrants and are held by eight holders of record. As of the consummation of this offering, we will have the following warrants outstanding: (i) 1,100,000 Class A warrants, (ii) 1,100,000 Class B warrants, (iii) 1,585,714 warrants issued in our private placement. Subsequent to the business combination, our existing shareholders, pro rata according to their respective ownership interests in us prior to this offering, may be entitled to receive additional warrants as incentives for achieving certain pre-determined price targets of the ordinary shares.

In determining the exercise price of the warrants and the offering price of the units, our management considered a number of factors, including: (i) the terms set by prior offerings of similar blank check companies or blank check companies having many of the same features as our company; (ii) our capital structure; and (iii) general conditions of the securities markets at the time of the offering and the anticipated reception of the securities markets to this offering. However, although these factors were considered, the determination of the offering price of the units and exercise price of the warrants is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Class A Warrants

Each Class A warrant entitles the registered holder to purchase one of our ordinary shares at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

Subject to their prior exercise or our liquidation, the Class A warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The Class A warrants will begin separate trading on the 10th business day following the earlier to occur of (i) the expiration of the underwriter’s over-allotment option or (ii) its exercise in full. In no event will the Class A warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering.

We may redeem the outstanding Class A warrants included in the units sold in this offering and Class A warrants issued upon exercise of the underwriter’s unit purchase option:

•	in whole and not in part,
•	at a price of $0.01 per Class A warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class A warrants unless the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption provisions for our Class A warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the trading price at which such warrants are subject to redemption of $9.00 or the warrant exercise price of $6.00 after we call the warrants for redemption. We have established these criteria to provide Class A warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The Class A warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Class A warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the warrant holders. The material provisions of the Class A warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of ordinary shares issuable on exercise of the Class A warrants may be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. However, the Class A warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The Class A warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Class A warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No Class A warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the Class A warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the Class A warrants until the expiration of the Class A warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the Class A warrants, and therefore are unable to deliver registered ordinary shares, the Class A warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the ordinary shares underlying the unit. Additionally, the market for the Class A warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the Class A warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class A warrants reside. In no event will the registered holders of a Class A warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in of our ordinary shares.

No fractional ordinary shares will be issued upon exercise of the Class A warrants. If, upon exercise of the Class A warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares to be issued to the Class A warrant holder.

Class B warrants

Each Class B warrant entitles the registered holder to purchase one of our ordinary shares at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the 10th day following the completion of a business combination

Subject to their prior exercise or our liquidation, the Class B warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may redeem the outstanding Class B warrants included in the units sold in this offering and Class B warrants issued upon exercise of the underwriter’s unit purchase option:

•	in whole and not in part,
•	at a price of $0.01 per Class B warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $9.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the Class B warrants unless the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The redemption provisions for our Class B warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the trading price at which they are subject to redemption of $9.00 or the warrant exercise price of $6.00 after we call the warrants for redemption. We have established these criteria to provide Class B warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The Class B warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Class B warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the warrant holders. The material provisions of the Class B warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of ordinary shares issuable on exercise of the Class B warrants may be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. However, the Class B warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The Class B warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Class B warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No Class B warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the Class B warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the Class B warrants until the expiration of the Class B warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the Class B warrants, and therefore are unable to deliver registered ordinary shares, the Class B warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the ordinary shares underlying the unit. Additionally, the market for the Class B warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the Class B warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class B warrants reside. In no event will the registered holders of a Class B warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in of our ordinary shares.

No fractional ordinary shares will be issued upon exercise of the Class B warrants. If, upon exercise of the Class B warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares to be issued to the Class B warrant holder.

Private placement warrants

The private placement warrants have terms and provisions that are identical to the Class A warrants being sold in this offering, except that: (i) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (ii) the private placement warrants will be non-redeemable, and (iii) the private placement warrants are exercisable on a “cashless” basis, in each case, if: (a) held by the initial holders or permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes during the lockup period. All of the purchase price of the private placement warrants will be held out of the trust account and will be used for working capital purposes. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the private placement warrants will become worthless.

The price of the warrants has been arbitrarily established by our existing shareholders and the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the ordinary shares issuable upon their exercise.

The private placement warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Incentive Warrants

Subsequent to the consummation of a business combination, our existing shareholders, pro rata according to their respective ownership interests in us prior to the offering, will be eligible to receive additional warrants, Incentive warrants, if certain pre-determined price targets of the ordinary shares are achieved, the price targets. The Incentive warrants may be issued in two separate tranches, which shall collectively equal 20% of the total warrants outstanding following this offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). The price targets and exercise price of the Incentive warrants shall be as follows: (i) the first tranche of Incentive warrants shall equal 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) and will be delivered if the price of the ordinary shares has been $7.00 or greater for any 20 trading days within any 30 trading day period. The exercise price of the first tranche of Incentive warrants is $7.00; (ii) the second tranche of Incentive warrants which will be equal to 10% of the warrants outstanding following this offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) will be delivered if the price of the ordinary shares has been $9.00 or greater for any 20 trading days within any 30 trading day period ending. The exercise price of the second tranche of Incentive warrants is $9.00. Notwithstanding anything to the contrary herein, all Incentive warrants may be exercisable on a cashless basis and shall not be subject to redemption, so long as they are held by the initial holders, or their permitted assigns. The incentive warrants will expire five years from their respective date of issuance.

Purchase Option

We have agreed to sell to the underwriters, for $100, a five-year option to purchase up to a total of 110,000 units at an exercise price of $7.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the Class A and Class B warrants included in the option have an exercise price of $6.60 (110% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends following consummation of a business combination, if any, will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Shares Eligible for Future Sale

Immediately after this offering, we will have 1,375,000 ordinary shares outstanding, or 1,581,250 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 1,100,000 shares sold in this offering, or 1,265,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 316,250 shares (41,250 of which are subject to cancellation to the extent the over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144 until and unless certain conditions are met. Furthermore, all of the 316,250 shares will be subject to transfer restrictions and will not be transferable until the earlier of six months from the consummation of a business combination or 30 months from the date of this prospectus and will no longer be subject to lockup subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such ordinary shares will be destroyed), and the consummation of a liquidation, share reconstruction and amalgamation, share exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering, there will be 1,585,714 private placement warrants outstanding that upon full exercise will result in the issuance of 1,585,714 shares to the holders of the private placement warrants. Such private placement warrants and the underlying ordinary shares are subject to registration as described below under “Shares Eligible for Future Sale — Registration Rights.”

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale (or for such shorter period that we were required to file such reports), other than Form 6-K reports.

Persons who have beneficially owned restricted our ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of our ordinary shares then outstanding, which will equal 13,750 of our ordinary shares immediately after this offering or 15,813 of our ordinary shares if the underwriter’s over- allotment is exercised in full; or
•	the average weekly trading volume of the our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days immediately before the sale and we have filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale (or for such shorter period that we were required to file such reports), other than Form 6-K reports. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us. All of the securities registered in this offering are freely tradeable and registered securities may be sold without regard to the conditions set forth in Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 6-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial shares, private placement warrants (and the underlying ordinary shares) are not eligible for the resale exemption provided under Rule 144 until we meet the four conditions identified above which will not occur until at least one year after we have completed our initial business combination.

Registration Rights

The holders of a majority of all of: (i) the 316,250 shares owned or held by the existing shareholders (of which 41,250 are subject to cancellation to the extent the over-allotment option is not exercised); (ii) the 1,585,714 shares issuable upon exercise of the 1,585,714 private placement warrants and (iii) the Incentive warrants to be issued to our existing shareholders will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are no longer subject to transfer restrictions. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are no longer subject to the transfer restrictions. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the underwriter’s purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our Class A and Class B warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Changes in Capital

We are authorized to issue an unlimited number of shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, cancellation, forfeiture and otherwise as the shares in the issued share capital. We may by resolution:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Business Companies Act;
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or
•	create shares with preferences to be determined by the board of directors at the time of authorization.

Directors

Directors may vote on proposals, arrangements or contracts in which they are materially interested, provided that they disclose their interests to the board as soon as they become aware of such interests. Remuneration of directors may be fixed by a resolution of directors or any committee thereof. The directors may exercise all our powers to borrow money and to mortgage or charge our undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. There are no age limit requirements or shareholding requirements for directors.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated memorandum and articles of association and the Companies Act of the British Virgin Islands. The Companies Act of the British Virgin Islands which replaced the now International Business Companies Act (which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows. Further, although we anticipate that our proxy materials will contain many of the same disclosures as proxy materials prepared in accordance with the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder, we have included a discussion highlighting the material protections provided by U.S. federal securities laws that we are not required to provide to our shareholders.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we can not predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the directors, officers, advisors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware

Shareholder Meetings

•	Held at a time and place as designated by the directors
•	May be held within or without the British Virgin Islands
•	Notice:
•	Whenever shareholders are required to take action at a meeting, written notice shall state the time and place and purposes of the meeting
•	A copy of the notice of any meeting shall be given personally or sent by mail as designated in the articles of association, not fewer than seven (7) days before the date of the proposed meeting

•	May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
•	May be held within or without Delaware
•	Notice:
•	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any
•	Written notice shall be given not less than 10 nor more than 60 days before the meeting

British Virgin Islands	Delaware

Shareholders’ Voting Rights

•	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote
•	Any person authorized to vote may authorize another person or persons to act for him by proxy
•	Quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon
•	The amended and restated memorandum and articles of association may provide for cumulative voting in the election of directors
•	Changes in the rights of shareholders as set forth in the memorandum and articles of association require approval of at least 75% of the shareholders
•	Approval of a business combination may be by a majority of shares voted at the meeting

•	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote
•	Any person authorized to vote may authorize another person or persons to act for him by proxy
•	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum
•	For non-stock companies, certificate of incorporation or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum
•	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
•	The certificate of incorporation may provide for cumulative voting
•	Approval of a business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity

Directors

•	Board must consist of at least one member
•	Maximum number of directors can be changed by an amendment to the articles of association.
•	If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the articles of association (currently a minimum of one and a maximum of fifteen), it can do by a board resolution.
•	Directors do not have to be independent

•	Board must consist of at least one member
•	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate
•	Directors do not have to be independent

British Virgin Islands	Delaware

Fiduciary Duties

•	In summary, directors and officers owe the following fiduciary duties:
•	Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company as a whole;
•	Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
•	Directors should not improperly fetter the exercise of future discretion;
•	Duty to exercise powers fairly as between different sections of shareholders;
•	Duty not to put themselves in a position of conflict between their duty to the company and their personal interests; and
•	Duty to exercise independent judgment
•	In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
•	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
•	the general knowledge, skill and experience that that director has”.
•	As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
•	Pursuant to Section 125(4) of the Companies Act and pursuant to our amended memorandum and articles, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:
•	vote on a matter relating to the transaction;
•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
•	sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

•	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
•	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
•	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”
•	Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

British Virgin Islands	Delaware

Shareholders’ Derivative Actions

•	Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the High Court where the following circumstances apply:
•	Those who control the company have refused a request by the shareholders to move the company to bring the action;
•	Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);
•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.
•	Once a shareholder has relinquished his, her or its ordinary shares, it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

•	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
•	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
•	Such action shall not be dismissed or compromised without the approval of the Chancery Court.
•	If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.

Certain Differences in Corporate Law

The BVI Business Companies Act of the British Virgin Islands, which Act’s predecessor, the International Business Companies Act (now repealed and which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  BVI law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Companies Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shares voted. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed at the Registry. Provided that the company is in “good standing”, that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, and assuming that the board and shareholder approval is forthcoming it should be possible to effect the merger within five to ten business days. The Registrar will take a similar amount of time to issue the Certificate of Merger which should be dated as of the date on which the articles of merger are filed with the Registry.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the amended memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles are contained in the articles of merger; (c) assets of every description, including chooses-in-action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgement, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the High Court of the British Virgin Islands.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or under a BVI merger, providing rights to receive payment in cash for the judicially determined value of the ordinary shares.

Poison Pill Defenses.  Under the Companies Act there are no provisions which prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The amended and restated memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may amend the amended and restated memorandum and articles of association to create a series of preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans.

Directors and Conflicts of Interest.  Pursuant to the Companies Act and our amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a) vote on a matter relating to the transaction;

(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.  Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The Companies Act has introduced a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Act or our amended and restated memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the Act — where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, such shareholder may now apply to the court for an order on such conduct. Any member of a company may apply to BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s amended and restated memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association became effective under the laws of the British Virgin Islands on [________], 2011. As set forth in the preamble to the amended and restated memorandum and articles of association, the objective for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Article [      ] of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that in the event we do not consummate a business combination within 24 months from the date of this prospectus, we will distribute to our public shareholders by way of redemption or distribution the amount in our trust account (net of taxes and up to 100% of the interest earned on the proceeds placed in the trust account which our officers may withdraw for working capital purposes) and thereafter the directors may take such necessary steps, in their discretion, so as to put us into voluntary liquidation;
•	our officers and directors will take all actions necessary to distribute our trust account to our public shareholders prior to any voluntary liquidation if a business combination is not consummated within the time period specified in this prospectus; and
•	our shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon a redemption pursuant to the tender offer rules or if we hold a shareholder vote in connection with our business combination or upon our inability to consummate a business combination within 24 months from the date of this prospectus.
•	we may not consummate any merger, share exchange, share purchase, asset acquisition, contractual control arrangement or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least the 80% net asset threshold.

The rights of shareholders may generally be changed by a resolution of majority of shares in that class. If our shareholders want us to hold a meeting at any point, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Pursuant to our amended and restated memorandum and articles of association, upon the expiration of the 24 month time period, our purpose and powers will be limited to winding up our affairs and liquidating. Also included in our amended and restated memorandum and articles of association are the provisions requiring the voluntary liquidation of our company at that time.

We view these provisions as obligations to our investors and neither we nor our board of directors will propose, endorse or support any proposal by the shareholders or seek shareholder approval of any amendment of these provisions. Our amended and restated memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of a majority of our shareholders. Also, pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering and the letter agreements between us and our existing shareholders, we will agree not to amend or modify any of foregoing provisions prior to the consummation of a business combination. We believe that such restrictions on amendments to the amended and restated memorandum and articles of association are enforceable under BVI law.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Services Commission of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

The following summary of the material United States federal and British Virgin Islands income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares, Class A warrants and Class B warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares, Class A warrants or Class B warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder” for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our units, subunits, ordinary shares, Class A warrants and Class B warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our units, subunits, ordinary shares, Class A warrants and Class B warrants upon their original issuance pursuant to this offering. In particular, this discussion considers only holders that will own our units, subunits, ordinary shares, Class A warrants and Class B warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt entities;
•	insurance companies;
•	regulated investment companies;

•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10% or more of our ordinary shares;
•	persons that hold our units, subunits, ordinary shares, Class A warrants or Class B warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our units, subunits, ordinary shares, Class A warrants and Class B warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our units, subunits, ordinary shares, Class A warrants and Class B warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, the IRS as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, SUBUNITS, ORDINARY SHARES, CLASS A WARRANTS AND CLASS B WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Among Ordinary Shares and Warrants

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one Ordinary Share, one Class A warrant and one Class B warrant. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the Ordinary Share, Class A warrant and Class B warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each Ordinary Share, Class A warrant and Class B warrant generally will be the holder’s tax basis in such share or warrant, as the case may be.

Each U.S. Holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between the ordinary shares and the warrants that comprise a unit. This discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, the “PFIC” rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares (or, in our case, subunits) are readily tradable on an established securities market in the United States and certain other requirements are met. Under recently published IRS authority, ordinary shares are considered to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board. Therefore, the availability of the lower tax rates for dividends paid with respect to our ordinary shares is in substantial doubt, and U.S. Holders are advised to consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “ — Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Subunits, Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our subunits, ordinary shares or warrants, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable securities. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations, that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. U.S. Holders who recognize losses with respect to a disposition of our units, subunits, ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

If a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, then the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Subunits, Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares. See “— Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Passive Foreign Investment Company Rules

A foreign corporation such as ours will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year, ending April 30, 2011. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if: (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year, ending April 30, 2011. Also, after acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year, ending April 30, 2011. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for our current taxable year, ending April 30, 2011 or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder of our ordinary shares (but not our warrants) did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election for our ordinary shares, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other taxable disposition of its subunits, ordinary shares or warrants; and
•	any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the applicable securities during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the applicable securities).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the subunits, ordinary shares or warrants;
•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our subunits acquired as part of a unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its Class A warrants and Class B warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to the U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our subunits, and therefore the special tax and interest charge rules do not apply to the ordinary shares underlying such subunit (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election with respect to the shares underlying the subunit or warrant), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns subunits or ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to the ordinary shares (but not with respect to any warrants). If the U.S. Holder makes a valid mark-to-market election, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S.

Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed and traded on the OTC Bulletin Board, our subunits and ordinary shares may not qualify as marketable stock for purposes of this election. Moreover, there can be no assurance that our ordinary shares will be “regularly traded” for purposes of the mark-to-market election. U.S. Holders are advised to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our subunits and ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, such holder will have to file an IRS Form 8621 in any such taxable year in which such holder (1) recognizes gain on a direct or indirect disposition of such PFIC’s stock, (2) receives direct or indirect distributions from such PFIC or (3) is making a QEF election with respect to such PFIC’s stock.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants are advised to consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our subunits, ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

British Virgin Islands Taxation

The Government of the British Virgin Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The British Virgin Islands are not party to any double taxation treaties.

The company and all distributions, interest and other amounts paid by the company to persons who are not persons resident in the British Virgin Islands are exempt from the provisions of the Income Tax Act in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations or other securities of the company by persons who are not resident in the British Virgin Islands are exempt from all forms of taxation in the British Virgin Islands. As of January 1, 2007, the Payroll Taxes Act, 2004 came into force. It will not apply to the company except to the extent the company has employees (and deemed employees) rendering services to the company wholly or mainly in the British Virgin Islands. The company at present has no employees in the British Virgin Islands and has no intention of having any employees in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its shareholders.

NOTE REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE
ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands because of the following benefits found there:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•	commitment of the BVI to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);
•	the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and
•	confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a British Virgin Islands business company located outside of the United States in the British Virgin Islands. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, at [_________], located in [_________]. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

The majority of our directors and officers, and their assets, are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

There is substantial doubt that the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;
•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Additionally, it is possible that in a situation where monies are distributed by us to you and we subsequently go into liquidation (whether it be voluntary liquidation or insolvent liquidation), you might be liable to repay such monies if they are deemed to have been paid in preference to other creditors. Your potential liability as a shareholder should be limited to the amount of your investment plus any monies you receive from us by way of dividend, distribution, redemption or otherwise.

Pursuant to our amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, we anticipate that our liquidator will instruct the trustee to promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we do not effect a business combination within 24 months after consummation of this offering. We expect this process to be completed within 10 business days of the expiration of the 24 month period. Although we expect the liquidator will be able to distribute the funds in the trust account within 10 business days, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors' claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

As soon as our affairs are fully wound-up (following distribution of the trust account to our public shareholders (subject to provisions for creditors), the liquidator must complete his final report and accounts and will then notify the Registrar of Corporate Affairs in the BVI (the “Registrar”). We cannot provide investors with assurances of a specific timeframe for the liquidation and distribution. We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets to our public shareholders.

After our distribution of the funds in the trust account and/or our subsequent dissolution, there is a possibility, although, unlikely, that shareholders may in certain circumstances become subject to claims under BVI law to the extent of the distributions received by them during the distribution or liquidation process. Any liability of a shareholder with respect to a distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder. However, because we believe we will receive executed waivers against the trust account from most if not all our creditors we do not anticipate there will be any claims against the trust. Our voluntary liquidation will comply with the procedures set forth in Section 203 – 208 of the BVI Business Companies Act, 2004, which are intended to ensure that reasonable provision is made for all claims against us, however we expect that the liquidator will not follow a best practice six month notice period during which any third-party claims can be brought against us before any distributions are made to shareholders. It will be our intention that the liquidator in any liquidation, after payment of the liquidation costs and any sums then due to creditors (or to provisions for potential sums due to creditors), to distribute the assets of the company to the public shareholders on a pari passu basis. Alternatively, pursuant to our amended and restated memorandum and articles of association, in anticipation of but prior to any voluntary liquidation, the directors have the discretionary power to liquidate the trust account and distribute to our public shareholders the funds within it, subject to making provisions for any creditors. This power may be exercised if, having regard to their fiduciary duties, the directors consider that it is in the best interest of both the company and the public shareholders by minimizing the costs of any voluntary liquidation whilst returning trust funds to our public shareholders in a timely manner.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements.

Our officers, directors, advisors and their respective affiliates have agreed that they will be liable to us, for a percentage of all claims to the extent of this pro rata beneficial ownership in our company immediately prior to this offering, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $6.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims.

UNDERWRITING

Maxim Group LLC is acting as the lead manager of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
Maxim Group LLC
Total	1,100,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

The address for Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

Underwriting Terms

Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 165,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriter may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $7,590,000, $227,700 and $7,362,300 respectively.

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$6.00	$6,600,000	$7,590,000
Underwriting Discount	$0.18	$198,000	$227,700
Proceeds before other expenses	$5.82	$6,402,000	$7,362,300

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriters will not receive any other commissions or deferred underwriting discounts.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, and not taking into consideration the underwriter’s over-allotment option, will be approximately $157,000. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, Blue Sky expenses, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[    ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[    ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Investment Banking Fee

We have engaged Maxim Group LLC as our investment banker, on a non-exclusive basis, in connection with our initial business combination to provide us with assistance in negotiating and structuring the terms of our initial business combination. We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay Maxim a cash fee for such services upon the consummation of our initial business combination in an amount equal to $300,000.

Maxim Warrants

Maxim Group LLC and/or its designees, have committed to purchase 171,430 private placement warrants along side our existing shareholders for an aggregate purchase price of $60,000. The Maxim warrants will be identical to the private placement warrants purchased by the existing shareholders.

Purchase Option

We have agreed to sell to the underwriters, for $100, a five-year option to purchase up to 110,000 units at an exercise price of $7.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.60 per Class A warrant and Class B warrant (110% of the exercise price of the warrants included in the units sold in the offering).

The option will be exercisable at any time, in whole or in part, commencing on the later of (i) one year from the effective date of this registration statement and (ii) the consummation of a Business Combination, and terminating on the five-year anniversary of the effective date of this registration statement. The option and the 110,000 units, the 110,000 subunits, the 110,000 Class A warrants underlying such units and all underlying securities have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180 day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities pursuant to one demand right for a period of five years from the effective date of the offering and unlimited piggyback rights for a period of seven years from the effective date of the offering, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, share reconstruction and amalgamation or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will set aside and at all times have available a sufficient number of ordinary shares to be issued upon exercise of such units.

Other Services

We also have agreed that, upon successful completion of this offering, for a period of thirty-six (36) months from the date of this prospectus, we will grant Maxim Group LLC the right of first refusal to act as managing underwriter or minimally as co-manager with at least 50% of the economics; or, in the case of a three-handed deal 33% of the economics, for any and all public and private equity offerings during such thirty-six (36) month period, excluding (i) sales to employees under any compensation or stock option plan approved by our shareholders, (ii) shares issued in payment of the consideration for an acquisition and (iii) conventional banking arrangements and commercial debt financing.

The underwriters and their respective affiliates may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive, customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, another in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriter’s cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $[___] per unit.

Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history of and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;
•	the ability of our management and their experience in identifying operating companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies; and
•	general conditions of the securities markets at the time of the offering.

The factors described above were not assigned any particular weight. Rather, these factors, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, ordinary shares or warrants will develop and continue after the offering.

Quotation

We expect that our units will be quoted on the OTC Bulletin Board under the symbol “[UNIT SYMBOL]”. Upon separate trading of the securities comprising the units, we anticipate that the subunits and the Class A warrants will be quoted on the OTC Bulletin Board under the symbols “[SUBUNIT SYMBOL]” and “[CLASS A WARRANT SYMBOL]”, respectively. Following the date that the subunits and Class A warrants are eligible to trade separately, the units will continue to be quoted for trading, and any security holder may elect to separate a unit and trade the subunit or Class A warrants separately or as a unit.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This statute allows the states to investigate companies if there is a suspicion of fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. If there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file quarterly earnings releases, annual reports and current reports on Form 20-F or Form 6-K, as applicable. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states and territories do not require any notice filings or fee payments and shareholders may resell the units, and the ordinary shares and warrants comprising the units, once they become separately transferable:

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the shareholders may resell the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states and territories:

Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which of these states, if any, we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the NSMIA adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, aside from the exemption from registration provided by the NSMIA, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Despite the exemption from state registration provided by the NSMIA described above, the state of Idaho deems blank check offerings inherently fraudulent and such offerings may not be registered or qualify for an exemption from registration in that state. Although we are not aware of any other state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of ordinary shares and the distribution of the prospectus outside the United States.

British Virgin Islands.  No offer or invitation to subscribe for units in this offering may be made to public in the British Virgin Islands.

Italy.  This offering of the shares has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the ordinary shares or distribution of copies of this prospectus or any other document relating to the ordinary shares in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the shares is not a public offering in the Federal Republic of Germany. The shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the ordinary shares in or out of the Federal Republic of Germany. The shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.  The shares offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the ordinary shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the shares offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997 as amended. This prospectus has not been approved or disapproved by, or registered with, neither the Oslo Stock Exchange nor the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to other Norwegian potential investors than the addressees without the prior consent of the underwriters.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005 as amended from time to time or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by or filed with the Danish Financial Supervisory Authority or any other public authorities in Denmark. The offering of shares will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Sweden.  Neither this prospectus nor the shares offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the shares offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Israel.  The shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The shares may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the shares or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares being offered. Any resale, directly or indirectly, to the public of the shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date) an offer of securities to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that have been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities maybe offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or
•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of securities described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Forbes Hare, Tortola, British Virgin Islands, with respect to the ordinary shares. In connection with this offering, Lowenstein Sandler PC, Roseland, New Jersey, is acting as counsel to the underwriters. Ellenoff Grossman & Schole has represented Maxim Group LLC in the past and expects to represent them in the future.

EXPERTS

The financial statements of S.E. Asia Emerging Market Co., Ltd as of August 31, 2010 and for the period from May 21, 2010 (inception) through August 31, 2010, appearing in this prospectus and registration statement have been audited by EFP Rotenberg LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of S.E. Asia Emerging Market Co., Ltd.

We have audited the accompanying balance sheet of S.E. Asia Emerging Market Co., Ltd. as of August 31, 2010, and the related statements of income, shareholders’ equity, and cash flows for the period since inception (May 21, 2010) through August 31, 2010. S.E. Asia Emerging Market Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.E. Asia Emerging Market Co., Ltd. as of August 31, 2010 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 8, certain footnotes to the financial statements have been amended to reflect revisions to the structure of the Proposed Offering.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
September 15, 2010, except for Note 8,
as to which the date is February 14, 2011.

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

BALANCE SHEET

August 31, 2010
ASSETS
CURRENT ASSETS
Cash	$36,993
Deferred offering costs associated with proposed public offering	211,146
Total current assets	$248,139
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses	$78,500
Notes payable to shareholders	150,000
Total current liabilities	228,500
COMMITMENTS
SHAREHOLDERS’ EQUITY
Preferred shares, no par value Authorized 5,000,000 shares; none issued	—
Ordinary shares, no par value Authorized unlimited shares; issued and outstanding 316,250 shares	25,000
Additional paid-in capital	—
Accumulated deficit during the development stage	(5,361)
Total shareholders’ equity	19,639
Total liabilities and shareholders’ equity	$248,139

See notes to financial statements

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from May 21, 2010 (Inception) to August 31, 2010
Formation costs	$(5,066)
General and administrative expense	(295)
Total expenses	(5,361)
Operating loss	(5,361)
Net loss	$(5,361)
Weighted average shares outstanding	316,250
Basic and diluted net loss per share	$(0.02)

See notes to financial statements

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from May 21, 2010 (Inception) to August 31, 2010

	Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued May 21, 2010 to Initial Shareholders for cash	316,250	$25,000	$—	$—	$25,000
Net loss from May 21, 2010 to August 31, 2010				(5,361)	(5,361)
Balance at August 31, 2010	316,250	$25,000	$—	$(5,361)	$19,639

See notes to financial statements

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from May 21, 2010 (Inception) to August 31, 2010
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(5,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in accrued expenses	—
Net cash used in operating activities	(5,361)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of ordinary shares to founding shareholders	25,000
Proceeds from shareholders’ note payable	150,000
Deferred offering of costs associated with proposed public offering	(132,646)
Net cash provided by financing activities	42,354
NET (DECREASE) INCREASE IN CASH
CASH, Beginning	—
CASH, Ending	$36,993
Supplemental schedule of non-cash financing activity:
Increase in accrual for offering costs	$78,500

See notes to financial statements

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 1 — Organization and Plan of Business Operations

S.E. Asia Emerging Market Co., Ltd (the “Company”) was formed as a British Virgin Islands business company with limited liability on May 21, 2010 for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business or assets.

At August 31, 2010, the Company had not yet commenced any significant operations. All activity through August 31, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected April 30 as its fiscal year-end.

The Company’s ability to commence significant operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 1,100,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $6.00 per unit sold (or $5.98 per unit if the underwriters’ over-allotment option is exercised) in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The initial shareholders have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as any amounts that are necessary to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders who acquired shares in the Proposed Public Offering (“Public Shareholders”) with the opportunity to redeem their Public Shares for a pro rata share of the Trust Account. In the event that shareholders owning 26% (40% if the over-allotment option is exercised) or more of the shares sold in the Proposed Public Offering exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Public Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have waived any redemption rights they may have in connection with the Business Combination.

With respect to a Business Combination which is consummated, any Public Shareholder can demand that the Company redeem his or her ordinary shares. If the Company holds a shareholder vote to approve a Business Combination, any Public Shareholder voting against the Business Combination and seeking redemption will have his or her shares redeemed for a pro rata share of the Trust Account of $6.00 per share. If the Company commences a tender offer in connection with a Business Combination, Public Shareholders

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 1 — Organization and Plan of Business Operations  – (continued)

seeking redemption will have his or her shares redeemed for a pro rata share of the Trust Account of $6.00 per share ($5.98 per share if the over-allotment option is exercised). Accordingly Public Shareholders holding up to 286,000 of the aggregate number of shares (440,000 if the over-allotment option is exercised) owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination. Notwithstanding the foregoing, the Memorandum and Articles of Association of the Company provide that Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking voting or redemption rights with respect to an aggregate of more than 10% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 10% of the ordinary shares sold in the Proposed Public Offering).

The Company’s Memorandum and Articles of Association will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the consummation of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate and dissolve for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Unit to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Significant Accounting Policies

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At August 31, 2010, the Company had not commenced any operations nor generated revenues to date. All activity relates to the Company’s formation and Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Income tax

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of August 31, 2010 as there were no deferred tax assets at that date. The Company has no unrecognized tax benefits as of August 31, 2010.

Net loss per share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 2 — Significant Accounting Policies  – (continued)

Subsequent events

For the purposes of this F-1, the Company considered events through February 14, 2011, the date on which the financial statements were issued. No material events have occurred since February 14, 2011 which have not been disclosed in these financial statements.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 1,100,000 units at a proposed offering price of $6.00 per unit (plus up to an additional 165,000 units solely to cover overallotments, if any). Each unit consists of one ordinary share in the Company and two Redeemable Ordinary Share Purchase Warrants (“Warrants”). The two Warrants shall consist of one Class A Warrant (“Class A Warrant”) and one Class B Warrant (“Class B Warrant”). Each Class A Warrant entitles the holder to purchase one ordinary share at a price of $6.00. Each Class A Warrant will become exercisable on the later of the completion of a Business Combination or one year from the effective date of the prospectus relating to the Proposed Offering, and will expire five years from the effective date, or earlier upon liquidation. The Class B Warrants are identical to the Class A Warrants except: (i) the Class B Warrants will not trade separately, and will trade as a subunit with the ordinary shares until after the consummation of the Business Combination, and (ii) each Class B Warrant entitles the holder to purchase one ordinary share at a price of $6.00. If the Company consummates a Business Combination, the subunits will automatically separate and each Class B Warrant will become exercisable on the 10th business day following the Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $9.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In addition, the Company may not redeem the Warrants unless such Warrants and the ordinary shares underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

The Class A warrants and Class B warrants, the private placement warrants, the Incentive warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in any instance, including the event we are unable to maintain an effective Securities Act registration statement. These warrants can expire unexercised and unredeemed, regardless of whether there is an effective registration statement.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 3% of the gross proceeds of the Proposed Offering. The Company has also agreed to pay a fee of $300,000 to Maxim Group LLC (“Maxim”) upon the close of the Business Combination. The Company will also issue a unit purchase option, for $100, to Maxim to purchase 110,000 units at an exercise price of $7.00 per unit at the closing of the proposed offering. The units issuable upon exercise of this option are identical to the units being offered in the Proposed Offeringexcept that the warrants included in the option have an exercise price of $6.60 (110% of the exercise price of the redeemable warrants included in the units sold in the offering). The option will be exercisable at any time, in whole or in part, commencing on the later of (i) one year from the effective date of the registration statement and (ii) the consummation of a Business Combination, and terminating on the five-year anniversary of the effective date of the registration statement relating to the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 3 — Proposed Public Offering  – (continued)

shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $295,900 ($2.69 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 54.1%, (2) risk-free interest rate of 2.625% and (3) expected life of 5 years. The expected volatility of approximately 54.1% was estimated by the Company based on evaluation of the average historical volatilities of ten prior blank check companies that focused on the geographic region of Asia. Because it does not have a trading history, the Company needed to estimate the potential volatility of the unit price, which will depend on a number of factors that cannot be ascertained at this time. The Company used these companies because it believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for its units. The unit purchase option may be exercised on a cash or “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Notes Payable to Shareholders

The Company issued, in aggregate, $150,000 principal amount of unsecured promissory notes to certain officers and initial shareholders on August 15, 2010. The notes will not pay interest and do not have a stated interest rate. The notes are payable on the earlier of August 14, 2011 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

Note 6 — Commitments

The Company presently occupies office space provided by an affiliate of the Company’s vice chairman, executive vice president and director. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $5,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements to be entered into with the Company and the underwriter, the initial shareholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation. All of the initial shareholders and the underwriters of the Company have committed to purchase an aggregate of 1,585,714 Warrants (“Insider Warrants”) at $0.35 per warrant (for an aggregate purchase price of $555,000) privately from the Company. These purchases will take place prior to the effective date of the Proposed Offering. Based on the observable market prices, the Company believes that the purchase price of $0.35 per warrant for such warrants will exceed the fair value of such warrants on the date

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 6 — Commitments  – (continued)

of the purchase. The valuation is based on comparable initial public offerings by blank check companies in 2009 and 2010. All of the proceeds received from these purchases will be held outside the trust account and used for working capital purposes. The Insider Warrants to be purchased by such purchasers will be identical to the Class A Warrants included in the Units being offered in the Proposed Offering except that: (i) the Insider Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933 and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the effective date of the Proposed Offering, (ii) the Insider Warrants will be non-redeemable and (iii) the Insider Warrants are exercisable on a “cashless” basis, in each case, if: (a) held by the initial holders or permitted assigns and (b) in the absence of an effective registration statement covering the ordinary shares underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.

Subsequent to the consummation of a Business Combination, the existing shareholders, pro rata according to their respective ownership interests in the Company prior to the Proposed Offering (the “Insiders”) will be eligible to receive additional warrants (the “Incentive warrants”) if certain pre-determined price targets of the ordinary shares are achieved (the “Price Targets”). The Incentive warrants may be issued in two separate tranches, which shall collectively equal 20% of the total public warrants included in the units outstanding following the Proposed Offering (440,000 warrants or 506,000 warrants if the underwriter’s over-allotment is exercised in full). The Price Targets and exercise price of the Incentive warrants shall be as follows: (i) the first tranche of Incentive warrants shall equal 10% of the warrants outstanding following the Proposed Offering (220,000 warrants or 253,000 if the underwriter’s over-allotment is exercised in full) and will be delivered if the price of the ordinary shares has been $7.00 or greater for any 20 trading days within any 30 trading day period. The exercise price of the first tranche of Incentive warrants is $7.00; (ii) the second tranche of Incentive warrants which will be equal to 10% of the warrants outstanding following the Proposed Offering (220,000 warrants or 253,000 is the underwriter’s over-allotment is exercised in full) will be delivered if the price of the ordinary shares has been $9.00 or greater for any 20 trading days within any 30 trading day period ending. The exercise price of the second tranche of Incentive warrants is $9.00. Each tranche of Incentive warrants will be exercisable for a period of five years from their respective issue dates. All Incentive warrants may be exercisable on a cashless basis and shall not be subject to redemption, so long as they are held by the Insiders, or their permitted assigns.

The Initial Shareholders and the holders of the Insider Warrants (or underlying ordinary shares) will be entitled to registration rights with respect to their founding shares, Insider Warrants and (or underlying ordinary shares) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time after the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Insider Warrants (or underlying ordinary shares) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

S.E. Asia Emerging Market Co., Ltd
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from May 21, 2010 (Inception) to August 31, 2010

Note 7 — Preferred Shares

The Company is authorized to issue 5,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred shares which participate in the proceeds of the Trust Account or which vote as a class with the ordinary shares on a Business Combination.

Note 8 — Footnote Disclosure Amendments

The notes to financial statements have been amended from previously filed financial statements to reflect certain structural changes to the Proposed Offering including the inclusion of redemption rights provided to the Public Shareholders as described in Note 1. Additionally, as a result, the following amendments have been reflected:

•	The amount per unit sold in the Proposed Offering to be held in Trust Account has been revised to $6.00 per unit from $5.48 per unit previously reported (Note1).
•	The exercise price for each Class B warrant for one ordinary share was revised from $3.00 to $6.00 (Note 3).
•	The underwriter’s discount was revised from 6% to 3% and the exercise price per Class B warrant pursuant to the underwriter’s purchase option was revised from $3.30 to $6.60 per warrant (Note 3).
•	The number of warrants and per warrant price to be purchased by the Initial Shareholders and underwriters was increased from 1,380,000 at $0.25 per warrant to 1,585,714 at $0.35 per warrant (Note 6).
•	The evaluation of subsequent events was updated through the issuance date of these financial statements (Note 1).

Until           , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

$6,600,000

S.E. ASIA EMERGING MARKET CO., LTD

1,100,000 Units

PROSPECTUS

Maxim Group LLC

        , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Shareholders	Number of Shares
Eugene Cho Park	63,250
Pranata Hajadi	50,600
Ivan Hajadi	61,669
Eugene Hin Sun Wong	63,250
James Preissler	31,625
Andrew Sing Tak So	1,581
William B. Heyn	31,625
Boon How Lee	12,650
TOTAL:	316,250

Such ordinary shares were issued on May 21, 2010 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to our existing shareholders, each an “accredited investor” as defined in Rule 501(a) of the Securities Act. Such shareholders paid an aggregate of $25,000 for a total of 316,250 shares (up to 41,250 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full). No commissions were paid.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Item 512(a)(4) of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(e)	The undersigned registrant hereby undertakes that:
(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Singapore, on the 3rd day of March, 2011.

S.E. ASIA EMERGING MARKET CO., LTD
By: /s/ Ivan Hajadi Name: Ivan Hajadi Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Eugene Cho Park* Eugene Cho Park	Chairman of the Board of Directors	March 3, 2011
/s/ Pranata Hajadi* Pranata Hajadi	Co-Vice Chairman of the Board of Directors and Executive Vice President	March 3, 2011
/s/ Eugene Hin Sun Wong* Eugene Hin Sun Wong	Co-Vice Chairman of the Board of Directors and Executive Vice President	March 3, 2011
/s/ Ivan Hajadi Ivan Hajadi	Chief Executive Officer and Director (principal executive officer)	March 3, 2011
/s/ James Preissler* James Preissler	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	March 3, 2011
/s/ Boon How Lee* Boon How Lee	Senior Vice President and Director	March 3, 2011

*By: /s/ Ivan Hajadi Ivan Hajadi Attorney-in-fact Authorized Representative in the United States:
By: /s/ Ivan Hajadi Name: Ivan Hajadi Title: Chief Executive Officer and Director Date: March 3, 2011

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Subunit Certificate.*
4.3	Specimen Ordinary Shares Certificate.*
4.4	Specimen Class A Warrant Certificate.*
4.5	Specimen Class B Warrant Certificate.*
4.6	Form of Unit Purchase Option to be granted to the underwriters.*
4.7	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant.*
5.1	Opinion of Forbes Hare.
5.2	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration Rights Agreement among the Registrant and the Existing Shareholders.*
10.3	Form of Letter Agreement by and between the Registrant and the Existing Shareholders.*
10.4	Form of Subscription Agreement between the Registrant and private placement warrantholders.*
10.5	Promissory Note, dated August 15, 2010, issued by the Registrant to Pranata Hajadi in the amount of $30,000.*
10.6	Promissory Note, dated August 15, 2010, issued by the Registrant to Parallax Venture Partners XX Ltd. in the amount of $30,000.*
10.7	Promissory Note, dated August 15, 2010, issued by the Registrant to Ivan Hajadi in the amount of $30,000.*
10.8	Promissory Note, dated August 15, 2010, issued by the Registrant to James Preissler in the amount of $30,000.*
10.9	Promissory Note, dated August 15, 2010, issued by the Registrant to Sirius Investment Inc. in the amount of $30,000.*
10.10	Form of Right of First Refusal and Corporate Opportunities Agreement among the Registrant, Parallax Capital Management, H&A Advisory Pte., Ltd., Sirius Venture Consulting Pte. Ltd., Persekutuan Hajadi & Associates and Panthera Capital Group.*
10.11	Amendment No. l to Securities Subscription Agreement dated September 9, 2010 between the Registrant and the Existing Shareholders.
10.12	Amended and Restated Subscription Agreement between the Registrant and the private placement warrantholders.*
10.13	Amended and Restated Subscription Agreement between the Registrant and the Existing Shareholders.*
14.1	Code of Business Conduct and Ethics.*
23.1	Consent of EFP Rotenberg LLP.
23.2	Consent of Forbes Hare (included in Exhibit 5.1).
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2).*
24	Power of Attorney (Included on Signature Page of this registration statement).*

*	Previously filed